Filed pursuant to Rule
424(b)(3)

Registration No. 333-291197
PROSPECTUS
May 28, 2026
RBC BLUEBAY ENHANCED INCOME FUND
SHARES OF BENEFICIAL INTEREST
Class I Shares
Class A Shares
Class T Shares
The RBC BlueBay Enhanced Income Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company.
Investment Objective
. The Fund seeks to provide total return primarily consisting of income.
Interval Fund.
The Fund operates as an “interval fund” (defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding common shares of beneficial interest (“Shares”) at net asset value (“NAV”). The Fund will not be required to repurchase Shares at a shareholder’s option nor will Shares be exchangeable for units, interests or shares of any investment of the Fund. In connection with each repurchase offer, it is possible that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. It is also possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to shareholders, investors should consider the Shares to be illiquid. The Fund expects to make its initial repurchase offer no later than the second full quarter after the Fund commences operations.
Principal Investment Strategies
. The Fund seeks to achieve its investment objective by investing primarily in equity and junior debt tranches of collateralized loan obligations (“CLOs”) issued in the U.S. or European markets that are collateralized by a portfolio consisting primarily of floating rate senior secured loans with a large number of distinct underlying borrowers across various industry sectors and ratings that are typically below investment grade. CLOs are pooled investment vehicles comprised primarily of senior secured loans. The CLO securities in which the Fund primarily seeks to invest are unrated or rated below investment grade and considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and junior debt securities in which the Fund invests are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies the Fund’s risk of loss on such investments relative to senior debt tranches of CLOs. See “Types of Investments and Related Risks.”
The Fund may also invest in other related securities and instruments or other securities and investments that are consistent with its investment objectives, including loan accumulation facilities (“LAFs”), commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”), asset-backed securities (“ABS”), leveraged loans, money market instruments, and securities issued or guaranteed by the U.S. Department of the Treasury (the “U.S. Treasury”). The Fund’s investments in RMBS and ABS will span a broad segment of consumer creditworthiness segments, which will include exposure to prime, near-prime, and subprime consumers. The Fund may invest without limit in below investment grade fixed income instruments, which are commonly referred to as “junk” or “high-yield” instruments and are regarded as speculative with respect to the issuer’s ability to pay interest and repay principal. The Fund may also engage in derivative transactions from time to time to hedge against interest rate, credit, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments.
The Fund may borrow funds to make investments. As a result, the Fund would be exposed to the risk of borrowing (also known as leverage), which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested, thereby increasing the risk associated with investing in the Fund’s Shares.
Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. Before buying Shares, you should read the discussion of the principal risks of investing in the Fund, which are summarized in “Summary of Terms—Risk Factors” beginning on page 8 and in “Types of Investments and Related Risks” beginning on page 17.
Unlisted
Closed-End
Fund.
An investment in the Fund is subject to, among others, the following risks:

•	There is not expected to be any secondary trading market in the Shares.

•	Unlike an investor in many closed-end funds, a shareholder should not expect to be able to sell their Shares regardless of how the Fund performs. An investment in the Fund is considered illiquid.

•
Unlike many
closed-end
funds, the Shares are not listed on any securities exchange. The Fund intends to provide liquidity through quarterly offers to repurchase a limited amount of the Fund’s Shares (at least 5%).

•	There is no assurance that monthly distributions paid by the Fund will be maintained at a certain level or that dividends will be paid at all.

•
The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses.

•
A return of capital to shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the shareholder’s original investment.

•
An investor will pay a sales load of up to 5.75% for Class A Shares and up to 3% for Class T Shares on the amounts it invests. If you pay the maximum aggregate of 5.75% for sales load on Class A Shares and 3% on Class T Shares, you must experience a total return on your net investment of 6.10% for Class A Shares and 3.09% for Class T Shares in order to recover these expenses.

Investing in Shares involves a high degree of risk. See “Types of Investments and Related Risks” beginning on page 17 of this Prospectus.
Investment Adviser and
Sub-Adviser.
RBC Global Asset Management (U.S.) Inc. (“RBC
GAM-US”
or the “Adviser”) serves as the Fund’s investment adviser. RBC Global Asset Management (UK) Limited (“RBC
GAM-UK”
or the
“Sub-Adviser”)
serves as the Fund’s investment
sub-adviser.
The Adviser and the
Sub-Adviser
oversee the management of the Fund’s activities and are responsible for making investment decisions for the Fund’s portfolio. Both the Adviser and the
Sub-Adviser
are registered as investment advisers with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
Securities Offered.
The Fund is offering Shares on a continuous basis. The Fund intends to offer three separate classes of Shares, designated as Class A shares, Class I shares and Class T shares. The Fund may offer additional classes of shares in the future. The Fund has received an exemptive order from the SEC with respect to the Fund’s multi-class structure.
For Class A shares, the maximum sales charge is  5.75% of the amount invested. For Class T shares, the maximum sales charge is 3% of the amount invested. Class I shares are not subject to a sale charge. The minimum initial investment for Class I shares of the Fund is $100,000, and there is no minimum for subsequent  investments. The minimum initial investment for Class A Shares is $2,500, while subsequent investments may be made in any amount. The minimum initial investment for Class T shares of the Fund is $2,500, while subsequent investments may be made in any amount. The Fund reserves the right to waive the investment minimum. Shares are being offered through Quasar Distributors, LLC (the “Distributor”) at an offering price equal to the Fund’s then current NAV per Share plus any applicable sales charge.

	Per Class I Share 1	Per Class A Share 1	Per Class T Share 1	Total 1
Public Offering Price	At current NAV	At current NAV plus any applicable sales load	At current NAV plus any applicable sales	Unlimited
Sales Charge (Load) 1	None	5.75%	3%
Proceeds to the Fund (before Expenses) 2	Current NAV	Current NAV	Current NAV	Unlimited

1
The minimum initial investment for Class I shares of the Fund is $100,000. The minimum initial investment for Class A and Class T shares of the Fund is $2,500. These minimums may be waived for certain investors. Class A shares are subject to a sales charge of up to  5.75% and Class T shares are subject to a sales charge of up to 3%. Class I shares of the Fund are not subject to a sales charge. The table assumes the maximum sales charge is imposed.

2
The Fund is currently offering on a continuous basis an unlimited number of Shares. The Adviser will also bear certain ongoing offering costs associated with the Fund’s continuous offering of Shares. Such offering costs of the Fund paid by the Adviser shall be subject to reimbursement pursuant to the expense limitation agreement between the Fund and the Adviser. See “Fund Expenses.”

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information, dated May 28, 2026 (the “Statement of Additional Information”), has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. The Statement of Additional Information and the Fund’s annual and semi-annual reports (when available) and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at 250 Nicollet Mall, Suite 1550, Minneapolis, Minnesota 55401, by calling (800)
422-2766
or by visiting the Fund’s website at
www.dfinview.com/usrbcgam
. Investors may request the Statement of Additional Information, annual and semi-annual reports (when available), and other information about the Fund or make shareholder inquiries by calling (800)
422-2766
or by visiting
www.dfinview.com/usrbcgam
. In addition, the contact information provided above may be used to request additional information about the Fund and to make shareholder inquiries. The Statement of Additional Information, other material incorporated by reference into this Prospectus and other information about the Fund is also available on the SEC’s website at
http://www.sec.gov
. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.
Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

SUMMARY OF TERMS
This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this Prospectus and the Statement of Additional Information.
THE FUND
The Fund is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified,
closed-end
management investment company. The Fund is operated as an “interval fund” (as defined below).
THE ADVISER AND
SUB-ADVISER
RBC
GAM-US
serves as the Fund’s investment adviser. RBC
GAM-UK
serves as the Fund’s investment
sub-adviser.
Both the Adviser and the
Sub-Adviser
are registered as investment advisers with the SEC under the Advisers Act.
INVESTMENT OBJECTIVE
The Fund seeks to provide total return primarily consisting of income. The Fund’s investment objective is not fundamental and may be changed without shareholder approval.
INVESTMENT OPPORTUNITIES AND STRATEGIES
In pursuing its investment objective, the Fund invests primarily in equity and junior debt tranches of CLOs issued in the U.S. or European markets that are collateralized by a portfolio consisting primarily of below investment grade senior secured loans with a large number of distinct underlying borrowers across various industry sectors. The Fund may also invest in other related securities and instruments or other securities and investments that are consistent with the Fund’s investment objectives, including LAFs, CMBS, RMBS, ABS, leveraged loans, money market instruments and securities issued or guaranteed by the U.S. Treasury. The Fund’s investments in RMBS and ABS will span a broad segment of consumer creditworthiness segments, which will include exposure to prime, near-prime, and subprime consumers. The Fund may invest without limit in below investment grade fixed income instruments, which are commonly referred to as “junk” or “high-yield” instruments and are regarded as speculative with respect to the issuer’s ability to pay interest and repay principal. The Fund may also engage in derivative transactions from time to time to hedge against interest rate, credit, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments. Over the long term and under normal market conditions, it is expected that at least 70% of the Fund’s investment portfolio will comprise CLO investments and the rest, if any, will comprise other credit investments and short-term investments. Such target allocations are subject to change without prior approval of or notice to shareholders. The CLO securities in which the Fund primarily seeks to invest are rated below investment grade or, in the case of CLO equity securities, unrated, and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and debt securities in which the Fund invests are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies the Fund’s risk of loss on such investments.
The foregoing descriptions of the Fund’s investment objectives and strategies do not reflect fundamental policies of the Fund and may be changed by the Board of Trustees (the “Board”) without prior approval of the Fund’s shareholders.
The Fund seeks to make investments in the primary and secondary markets. In the primary CLO market (
i.e.
, acquiring securities at the inception of a CLO), the Fund seeks to invest in CLO securities that the Adviser or
Sub-Adviser
believes have the potential to generate attractive risk-adjusted returns and to outperform other similar CLO securities issued within the respective vintage period. In the secondary CLO market (
i.e.
, acquiring existing CLO securities), the Fund seeks to invest in CLO securities that the Adviser or
Sub-Adviser
believes have the potential to generate attractive risk-adjusted returns.
PORTFOLIO COMPOSITION
The Fund’s portfolio will consist primarily of:

•
Collateralized Loan Obligations
.
The Fund invests primarily in equity and junior debt tranches of CLOs, issued in the U.S. or European markets that are collateralized by a portfolio consisting primarily of below investment grade senior secured loans with a large number of distinct underlying borrowers across various industry sectors. CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static,
revolving structures that generally allow for reinvestment over a specific period of time (the “reinvestment period,” which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests. A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Financial Services LLC (“S&P”) and/or Fitch Ratings, Inc. (“Fitch”). The interest rate on the CLO debt tranches is the lowest at the
AAA-level
and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. CLOs have two priority-of-payment
schedules (commonly called “waterfalls”) that are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s equity and debt investors. The interest waterfall applies to interest payments received on a CLO’s underlying collateral. The principal waterfall applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales or maturities. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests. A CLO’s indenture typically requires that the maturity dates of a CLO’s assets, typically five to seven years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par.

•
Residential Mortgage-Backed Securities
. RMBS are fixed income instruments that may be secured by interests in a single residential mortgage loan or a pool of mortgage loans secured by residential property. The Fund may purchase, without limitation, RMBS that may be senior, subordinate, interest-only, principal-only, investment-grade, non-investment
grade, unrated or in default. The Fund acquires RMBS from private originators as well as from other mortgage loan investors, including savings and loan associations, mortgage bankers, commercial banks, finance companies and investment banks. The credit quality of any RMBS issue depends primarily on the credit quality of the underlying mortgage loans. The investment characteristics of RMBS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying residential mortgage loans or other assets generally may be prepaid at any time.

•
Commercial Mortgage-Backed Securities
. CMBS are fixed income instruments that are secured by mortgage loans on commercial real property. CMBS typically take the form of multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They generally are structured to provide protection to investors in senior tranches against potential losses on the underlying mortgage loans. Such protection generally is provided by causing holders of subordinated classes of securities (“Subordinated CMBS”) to take the first loss in the event of defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization. The Fund may invest in CMBS of any credit quality, including, without limitation, Subordinated CMBS, CMBS that are rated below investment grade or are unrated and CMBS that are in default.

•
Asset-Backed Securities.
ABS are a form of structured debt obligation. The securitization techniques used for ABS are similar to those used for mortgage-backed securities. ABS are bonds backed by pools of loans or other receivables. The collateral for these securities may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of ABS that may be developed in the future. ABS present certain risks that are not presented by mortgage-related securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

•
Leveraged Loans.
Leveraged loans are senior secured loans extended to companies with higher levels of debt, often used to finance acquisitions, recapitalizations, or other corporate activities. These loans generally feature floating interest rates, which adjust periodically based on a reference rate. Leveraged loans may allow the Fund to quickly reallocate capital in response to shifts in credit markets, interest rates, or issuer fundamentals. The Fund may also diversify across industries, issuers, and maturities to manage risk and enhance return potential.

•
High Yield Securities
. The Fund may invest in below investment grade bonds. These “high-yield” securities (also known as “junk bonds”) will be rated BB+ or lower by S&P or will be of equivalent quality rating from another Nationally Recognized Statistical Ratings Organization (“NRSRO”), or if unrated, considered by the Adviser or
Sub-Adviser
to be of comparable

quality. There is no minimum credit quality for securities in which the Fund may invest. The Fund will not acquire defaulted bonds but may hold such securities in the event that an issuer defaults.

•
Derivatives.
Derivatives, which are instruments that have a value based on another instrument, exchange rate or index, may be used as substitutes for securities in which the Fund can invest. The Fund uses derivatives to gain or adjust exposure to markets, sectors, securities and currencies and to manage exposure to risks relating to creditworthiness, interest rate spreads, volatility and changes in yield curves. In certain market environments, the Fund may use interest rate swaps and futures contracts to help protect its portfolio from interest rate risk. The Fund may also utilize foreign currency transactions, including currency options and forward currency contracts, to hedge
non-U.S.
Dollar investments or to establish or adjust exposure to particular foreign securities, markets or currencies.

•
Money Market Instruments.
Money market instruments are high quality short-term debt securities. Money market instruments in which the Fund may invest may include obligations of governments, government agencies, banks, corporations and special purpose entities including time deposits and certificates of deposit and repurchase agreements relating to these obligations.

•
U.S. Government Securities.
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the NAV of the Fund’s Shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero-coupon
securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

LEVERAGE
The Fund may use leverage as and to the extent permitted by the 1940 Act. The Fund expects to obtain leverage primarily through reverse repurchase agreements but may also use any other form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred shares and leverage attributable to reverse repurchase agreements or similar transactions. Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, the Fund is required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness. With respect to senior securities that are equity (i.e., preferred shares), the Fund is required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares.
The Fund expects that it will, or that it may need to, raise additional capital in the future to fund its continued growth, and the Fund may do so by borrowing under credit facilities, issuing additional preferred shares or issuing debt securities, or through other leveraging instruments. Subject to the limitations under the 1940 Act, the Fund may incur additional leverage opportunistically or not at all and may choose to increase or decrease its leverage. The Fund may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred shares, debt securities and/or credit facilities. In addition, the Fund may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would generally not be subject to the asset coverage requirements described above. By leveraging the Fund’s investment portfolio, the Fund may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the Fund’s shareholders, and the Fund’s leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in the NAV per share of the Fund’s Shares.
Since the Management Fee (as defined below) is calculated based on the Fund’s average daily net assets, any leverage employed by the Fund will be offset by a corresponding liability in the calculation of the Management Fee. Accordingly, to the extent the Fund employs leverage, the Adviser will not be paid on Fund assets attributable to leverage. The Fund may use leverage opportunistically and may use different types or amounts of leverage over time based on the Adviser’s views concerning market conditions and investment opportunities. The Fund’s strategies relating to its use of leverage may not be successful, and the Fund’s use of leverage will cause the Fund’s NAV to be more volatile than it would otherwise be. There can be no guarantee that the Fund will leverage its assets or, to the extent the Fund uses leverage, what percentage of its assets such leverage will represent. See “Investment Objective and Strategies—Leverage.”

INVESTMENT ADVISER MANAGEMENT FEE AND INCENTIVE FEE
Pursuant to the investment advisory agreement, dated as of March 20, 2026 (the “Investment Advisory Agreement”), by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components – a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”).
The Management Fee is calculated and payable monthly in arrears at the annual rate of 1.35% of the average daily value of the Net Assets. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities.
The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s
“pre-incentive
fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.875% per quarter (or an annualized hurdle rate of 7.50%), subject to a
“catch-up”
feature. For this purpose,
“pre-incentive
fee net investment income” means interest income, dividend income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or Incentive Fee) for the quarter. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.
The
“catch-up”
provision is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s pre-incentive
fee net investment income when the Fund’s
pre-incentive
fee net investment income reaches 2.206% of Net Assets in any calendar quarter.
Thus, each calendar quarter the Fund will compare its
pre-incentive
fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, to a hurdle rate of 1.875%. If the Fund’s pre-incentive
fee net investment income is less than the hurdle rate, then the Adviser will not be paid the Incentive Fee in respect of that quarter. If the Fund’s pre-incentive
fee net investment income is between 1.875% and 2.206% (the
“Catch-up
Range”), then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to 100% of the Fund’s pre-incentive
fee net investment income within the
Catch-up
Range (the
“Catch-up
Amount”). If the Fund’s
pre-incentive
fee net investment income exceeds 2.206%, then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to the
Catch-up
Amount plus 15% of
pre-incentive
fee net investment income above 2.206%.
The Adviser is obligated to pay expenses associated with providing the investment services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.
The Board will periodically review the Investment Advisory Agreement to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided. A discussion of the factors that the Board considered in approving the Fund’s Investment Advisory Agreement will be set forth in the Fund’s first annual or semi-annual report following the commencement of operations.
INVESTMENT
SUB-ADVISER
Pursuant to the investment
sub-advisory
agreement, dated as of March 20, 2026 (the
“Sub-Advisory
Agreement”), by and between the Adviser and the
Sub-Adviser,
and in consideration of the
sub-advisory
services provided by the
Sub-Adviser,
the
Sub-Adviser
is entitled to a
sub-advisory
fee of 20% of the total advisory fee (consisting of the management fee and any incentive fee) paid to the Adviser by the Fund after deducting the amounts of any fees waived or Fund expenses paid by the Adviser for the Fund pursuant to the expense limitation agreement then in place. The sub-advisory
fee is paid by the Adviser. A discussion of the factors that the Board considered in approving the
Sub-Advisory
Agreement will be set forth in the Fund’s first annual or semi-annual report following the commencement of operations.
ADMINISTRATOR, TRANSFER AGENT, FUND ACCOUNTANT
The Bank of New York Mellon (“BNY”) acts as administrator and fund accountant to the Fund. Pursuant to the Fund’s agreements with BNY, BNY receives fees from the Fund for services performed as administrator and fund accountant.
RBC
GAM-US
acts as management services provider to the Fund. Pursuant to the Fund’s agreement with RBC
GAM-US,
RBC
GAM-US
does not receive fees from the Fund for services performed as management services provider.
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as transfer agent to the Fund. Pursuant to the Fund’s agreements with Fund Services, Fund Services receives fees from the Fund for services performed as transfer agent.

INVESTING THROUGH AN INTERMEDIARY
If you invest in the Fund through an investment adviser, bank, broker-dealer, 401(k) plan, trust company or other financial intermediary, the policies and fees for transacting business may be different than those described in this Prospectus. Some financial intermediaries may charge transaction fees and may set different minimum investments or limitations on buying or selling shares. Some financial intermediaries do not charge a direct transaction fee, but instead charge a fee for services such as sub-transfer
agency, accounting and/or shareholder services that the financial intermediary provides on the Fund’s behalf. This fee may be based on the number of accounts or may be a percentage of the average value of the Fund’s shareholder accounts for which the financial intermediary provides services. The Fund may pay a portion of this fee, which is intended to compensate the financial intermediary for providing the same services that would otherwise be provided by the Fund’s transfer agent (the “Transfer Agent”) or other service providers if the Shares were purchased directly from the Fund. To the extent that these fees are not paid by the Fund, the Adviser may pay a fee to financial intermediaries for such services.
DISTRIBUTIONS
The Fund intends to distribute to its shareholders as dividends all or substantially all of its net investment income and any realized net capital gains. Distributions from the Fund’s net investment income are declared and typically paid monthly. See “Distributions.”
The Board reserves the right to change the distribution policy from time to time.
DIVIDEND REINVESTMENT PLAN
Unless a shareholder indicates another option on the account application, any dividends and capital gain distributions paid to the shareholder by the Fund (net of applicable withholding tax) will be automatically invested in additional Shares. Alternatively, a shareholder may choose one of the following options: (1) receive dividends in cash and reinvest capital gain distributions (net of applicable withholding tax) in additional Shares; (2) reinvest dividends (net of applicable withholding tax) in additional Shares and receive capital gains in cash; or (3) receive all distributions in cash. Dividends are taxable whether reinvested in additional Shares or received in cash.
BOARD OF TRUSTEES
The Board has overall responsibility for monitoring and overseeing the Fund’s management and operations. A majority of the Trustees are Independent Trustees. See “Management of the Fund.”
PURCHASES OF SHARES
The Fund’s Shares are offered on a daily basis. Please see “Plan of Distribution” on page 65 for purchase instructions and additional information.
The minimum initial investment for Class I shares of the Fund is $100,000. The minimum initial investment for Class A shares and Class T shares of the Fund is $2,500. The Fund reserves the right to waive the investment minimum. See “Distributions—Dividend Reinvestment Plan.”
EXCHANGE OF SHARES
Subject to certain restrictions, you may convert your Shares in the Fund for shares of another class of the Fund if you meet the minimum investment requirements for the class into which you would like to convert or exchange. See “How to Buy Shares—Exchange Privilege” on page 66 for additional information.
SHARE REPURCHASE PROGRAM
The Shares have no history of public trading, nor is it intended that the Shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s Shares.
The Fund is an “interval fund,” which is designed to provide some liquidity to shareholders by making quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule
23c-3
under the 1940 Act, unless such offer is suspended or postponed in accordance with relevant regulatory requirements (as discussed below). If shareholders tender for repurchase more than the amount of Shares that the Fund has offered to repurchase (the “Repurchase Offer Amount”) for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2.00% of the outstanding Shares. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding Shares, the Fund will repurchase Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered. In connection with any given repurchase offer, it is possible that the Fund may offer to repurchase only the minimum allowable amount of 5% of its outstanding Shares. Quarterly repurchases will occur in the months of February, May, August and November. The Fund expects to make its initial repurchase offer no later than the second full quarter after the Fund commences operations. The Fund’s offer to purchase Shares is a fundamental policy that may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notifications of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to shareholders at least 21 calendar days and no more than 42 calendar days before the repurchase request deadline (
i.e.
, the date by which shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”), which is ordinarily on the third Friday of the month in which the repurchase occurs. The NAV will be calculated no later than the 14 th
calendar day (or the next business day if the 14
th
calendar day is not a business day) after the Repurchase Request Deadline (such calculation date, the “Repurchase Pricing Date”). The Fund will distribute payment to shareholders no later than seven calendar days after such Repurchase Pricing Date. The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Types of Investments and Related Risks.”
PLAN OF DISTRIBUTION
Quasar Distributors, LLC, (the “Distributor” or “Quasar”), a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) at 190 Middle Street, Suite 301, Portland ME 04101, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV plus any applicable sales charge. The Distributor also may enter into broker-dealer selling agreements with other broker-dealers for the sale and distribution of the Fund’s Shares.
The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares.
ERISA PLANS AND OTHER
TAX-EXEMPT
ENTITIES
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt
entities, including employee benefit plans, 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a shareholder solely as a result of the ERISA plan’s investment in the Fund.
UNLISTED
CLOSED-END
INTERVAL FUND STRUCTURE
The Fund has been organized as a continuously offered,
non-diversified
closed-end
management investment company.
Closed-end
funds differ from
open-end
funds (commonly known as mutual funds) in that
closed-end
fund shareholders do not have the right to redeem their shares on a daily basis. Unlike many closed-end
funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not anticipate any secondary market to develop for the Shares in the foreseeable future. Accordingly, an investment in the Fund, unlike an investment in a typical closed-end
fund, should not be considered to be a liquid investment. In order to provide some liquidity to shareholders, the Fund is structured as an “interval fund” and will conduct quarterly repurchase offers for a limited amount of the Fund’s Shares (at least 5%).
The Fund believes that an unlisted
closed-end
structure is most appropriate in light of the long-term nature of the Fund’s strategy and the characteristics of its portfolio. This is because, among other things, certain features of open-end
funds (such as daily redemptions, which can necessitate the premature sale of investments) could diminish the Fund’s ability to execute its investment strategy. Accordingly, an unlisted closed-end
structure may help the Fund achieve its investment objective. The Fund’s NAV per Share may be volatile. As the Shares are not traded, investors will not be able to dispose of their investment in the Fund no matter how poorly the Fund performs.

VALUATIONS
The price you pay for your Shares is based on the Fund’s NAV plus any applicable sales charge. The Fund’s NAV is calculated at the close of trading (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for business (the NYSE is closed on weekends, most federal holidays and Good Friday). The Fund’s NAV is calculated by dividing the value of the Fund’s total assets (including interest and dividends accrued but not yet received) minus liabilities (including accrued expenses) by the total number of Shares outstanding. Requests to purchase Shares are processed at the NAV next calculated after the Fund receives your order in proper form plus any applicable sales charge. If the NYSE is closed due to inclement weather, technology problems or any other reason on a day it would normally be open for business, or if the NYSE has an unscheduled early closing on a day it has opened for business, the Fund reserves the right to treat such day as a business day and accept purchase orders until, and calculate the Fund’s NAV as of, the normally scheduled close of regular trading on the NYSE for that day.
In the event the Fund holds portfolio securities that trade in foreign markets or that are primarily listed on foreign exchanges that trade on weekends or other days when the Fund does not price its shares, the NAV of the Fund’s shares may change on days when shareholders will not be able to purchase the Fund’s shares.
In calculating the Fund’s NAV, portfolio investments for which market quotations are readily available are valued at market value, which is ordinarily determined based on official closing prices or the last reported sale prices of an instrument. Where no such closing price or sale price is reported, market value is determined based on quotes obtained from market makers or prices supplied by one or more third-party pricing source (“Pricing Services”), which may include evaluated prices. The types of investments in which the Fund typically invests are generally valued on the basis of evaluated prices provided by Pricing Services. Such prices may be based on a number of factors, including, among other things, information obtained from market makers and estimates based on recent market prices for investments with similar characteristics. If market or evaluated prices are not readily available (including when they are not reliable), or if an event occurs after the close of the trading market but before the calculation of the applicable NAV that materially affects the values, assets may be valued at a fair value, pursuant to procedures established by the Adviser as the Fund’s valuation designee and approved by the Board. For example, the Fund may be obligated to fair value a foreign security because many foreign markets operate at times that do not coincide with those of the major U.S. markets. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. When pricing securities using the fair value procedures, the Adviser (with the assistance of Fund’s Pricing Services and other service providers) seeks to assign the value that represents the amount that the Fund might reasonably expect to receive upon a current sale of the securities. The Fund’s fair value procedures include the consideration of pricing information from one or more Pricing Services, which information is monitored by the Adviser on each business day. The Board oversees the Adviser’s implementation of the fair value procedures.
In valuing the Fund’s investments in CLO equity, CLO debt and loan LAFs, the Adviser may consider a variety of relevant factors, including price indications from a third-party pricing service, recent trading prices for specific investments, and recent purchases and sales known to the Adviser in similar securities.
Specifically, the Fund utilizes a third-party pricing service in connection with the valuation of the Fund’s investments in CLO debt. However, if pricing from such third-party pricing service is determined to be stale or otherwise not reflective of current market conditions, the Fund may use an average of independent broker quotes to determine fair value or a fair value determined pursuant to procedures established by the Adviser and approved by the Board.
Notwithstanding the foregoing, given the subjectivity inherent in fair valuation and the fact that events could occur after NAV calculation, the actual market prices for a security may differ from the fair value of that security as determined by the Adviser at the time of NAV calculation. Thus, discrepancies between fair values and actual market prices may occur on a regular and recurring basis. These discrepancies do not necessarily indicate that the Fund’s fair value methodology is inappropriate. The Adviser will adjust the fair values assigned to securities in the Fund’s portfolio, to the extent necessary, as soon as market prices become available. The Adviser (and the Fund’s service providers) monitor and evaluate the appropriateness of their fair value methodologies through systematic comparisons of fair values to the actual next available market prices of securities contained in the Fund’s portfolio. To the extent the Fund invests in mutual funds, the Fund’s NAV is calculated based, in part, upon the NAVs of such mutual funds; the prospectuses for those mutual funds in which the Fund invests describe the circumstances under which those mutual funds use fair value pricing, which, in turn, affects their NAVs.
Because the Fund relies on various sources to calculate its NAVs, the Fund is subject to certain operational risks associated with reliance on the Pricing Services and other service providers and data sources. The Fund’s NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Fund’s NAV and/or the inability to calculate NAV over extended time periods. The Fund may be unable to recover any losses associated with such failures.

SUMMARY OF TAXATION
It is expected that the Fund will elect to be treated for U.S. federal income tax purposes, and it intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that are currently distributed as dividends for U.S. federal income tax purposes to shareholders, as applicable. To qualify and maintain its qualification as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income
and asset diversification requirements, and to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to shareholders, as applicable. See “Distributions” and “Tax Aspects.”
FISCAL YEAR
For accounting purposes, the Fund’s fiscal year is the
12-month
period ending on September 30.
REPORTS TO SHAREHOLDERS
As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to shareholders for tax purposes will be furnished to shareholders subject to Internal Revenue Service (“IRS”) reporting. In addition, the Fund will prepare and transmit to shareholders an unaudited semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
RISK FACTORS
The principal risks of investing in the Fund are summarized below. There may be circumstances that could prevent the Fund from achieving its investment objective and you may lose money by investing in the Fund. You should carefully consider the Fund’s investment risks before deciding whether to invest in the Fund. An investment in the Fund is not a deposit at a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
For a more complete discussion of the risks of investing in the Fund, see “Types of Investments and Related Risks.” Shareholders should consider carefully the following principal risks before investing in the Fund.

•
Risks of Investing in CLOs and Other Structured Debt Securities.
CLOs and other structured finance securities are generally backed by a pool of credit-related assets that serve as collateral. Accordingly, CLO and structured finance securities present risks similar to those of other types of credit investments, including default (credit), interest rate and prepayment risks. Adverse credit events impacting a CLO’s or structured finance security’s underlying collateral would be expected to reduce cash flows payable to the Fund as a CLO equity investor. In addition, there is a risk that majority lenders to an underlying loan held by a CLO could amend or otherwise modify the loan to the detriment of the CLO (including, for example, by transferring collateral or otherwise reducing the priority of the CLO’s investment within the borrower’s capital structure). Such actions would impair the value of the CLO’s investment and, ultimately, the Fund. CLO and structured finance securities also present risks related to the capability of the servicer of the securitized assets. In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments. There is also a risk that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. CLOs are also inherently leveraged vehicles and are subject to leverage risk.

•
Subordinated Securities Risk.
CLO equity and junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the face amount of the CLO debt and CLO equity of a CLO at inception exceeds its total assets. The Fund will typically be in a first loss or subordinated position with respect to realized losses on the underlying assets held by the CLOs in which the Fund is invested.

•
High Yield Investment Risk.
The CLO equity and junior debt securities that the Fund acquires may be rated below investment grade, or in the case of CLO equity securities, unrated, and therefore considered “higher yield” or “junk” securities and speculative with respect to timely payment of interest and repayment of principal. The senior secured loans and other credit-related assets underlying CLOs may also be higher yield investments. Investing in CLO equity and junior debt securities and other high yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact the Fund’s performance.

•
Leverage Risk.
The use of leverage, whether directly or indirectly through investments such as CLO equity or junior debt securities that inherently involve leverage, may magnify the Fund’s risk of loss. CLO equity or junior debt securities are very highly leveraged (with CLO equity securities typically being leveraged ten times), and therefore the CLO securities in which the Fund invests are subject to a higher degree of loss since the use of leverage magnifies losses.

•
Credit Risk.
If (1) a CLO in which the Fund invests, (2) an underlying asset of any such CLO or (3) any other type of credit investment in the Fund’s portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, the Fund’s income and/or NAV would be adversely impacted. Additionally, interest on a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

•
Limited Operating History.
The Fund is a
non-diversified,
closed-end
management investment company with limited operating history as such. Prospective investors have a limited track record and history on which to base their investment decision in this Fund. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve the Fund’s investment objective, achieve the Fund’s desired portfolio composition or raise sufficient capital.

•
Prepayment Risk.
The assets underlying the CLO securities in which the Fund invests are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments in which the Fund invests are subject to prepayment risk. If the Fund or a CLO collateral manager is unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, the Fund’s investment performance will be adversely impacted.

•
Liquidity Risk.
Generally, there is no public market for the CLO investments the Fund targets. As such, the Fund may not be able to sell such investments quickly, or at all. If the Fund is able to sell such investments, the prices the Fund receives may not reflect the Adviser’s assessment of their fair value or the amount paid for such investments by the Fund.

•
Incentive Fee Risk.
The Fund’s
incentive fee structure and the formula for calculating the fee payable to the Adviser may incentivize the Adviser to pursue speculative investments and use leverage in a manner that adversely impacts the Fund’s performance.

•
Fair Valuation of the Fund’s Portfolio Investments.
Generally, there is no public market for the CLO investments the Fund targets. As a result, the Adviser values these securities at fair value in accordance with the requirements of the 1940 Act. The Adviser’s determinations of the fair value of the Fund’s investments have a material impact on the Fund’s net earnings through the recording of unrealized appreciation or depreciation of investments and may cause the Fund’s NAV on a given date to understate or overstate, possibly materially, the value that the Fund ultimately realizes on one or more of the Fund’s investments.

•
Limited Investment Opportunities Risk.
The market for CLO securities is more limited than the market for other credit-related investments. The Fund can offer no assurances that sufficient investment opportunities for the Fund’s capital will be available.

•
Market Risk.
Political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market can affect the value of the Fund’s investments. A disruption or downturn in the capital markets and the credit markets could impair the Fund’s ability to raise capital, reduce the availability of suitable investment opportunities for the Fund or adversely and materially affect the value of the Fund’s investments, any of which would negatively affect the Fund’s business. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

•
Foreign Securities Risk.
Investing in foreign securities involves certain risks not typically associated with investing in U.S. securities, including less publicly available information about foreign issuers, the absence of uniform accounting and financial reporting standards, less government supervision of foreign exchanges and listed companies, and the risk that interest, dividends or sale proceeds may be subject to foreign withholding taxes. The Fund’s CLO investments may be affected by the policies and actions of the European Union (“EU”), the European Economic and Monetary Union (“EMU”) and the European Central Bank; currency risks (including fluctuations in the euro exchange rate); and geopolitical risks, including Russia’s invasion of Ukraine in February 2022 and ongoing instability in Eastern Europe. European financial markets have also experienced uncertainty due to rising government debt levels, increased budget deficits and the use of austerity measures, which have limited economic growth and could cause certain European issuers to default or restructure their debt obligations. Additionally, the underlying collateral of the CLOs in which the Fund invests may include loans to borrowers located in, or with significant exposure to, less developed or emerging market countries, which involve heightened risks compared to developed markets. These risks include greater political and economic instability, less developed legal and regulatory systems, restrictions on foreign ownership and the repatriation of capital, currency devaluation, confiscatory taxation, and greater price volatility. The less developed the country, the greater the potential effect of these risks on the Fund.

•
Banking Risk.
The possibility of future bank failures poses risks of reduced financial market liquidity at clearing, cash management and other custodial financial institutions. The failure of banks that hold cash on behalf of the Fund, the Fund’s underlying obligors, the sponsors or managers of the issuers in which the Fund invests, or the Fund’s service providers could adversely affect the Fund’s ability to pursue its investment strategies and objectives. For example, if an underlying obligor has a commercial relationship with a bank that has failed or is otherwise distressed, such company may experience delays or other disruptions in meeting its obligations and consummating business transactions. Additionally, if an issuer’s manager or sponsor has a commercial relationship with a distressed bank, the manager may experience issues conducting its operations or consummating transactions on behalf of the issuer it manages, which could negatively affect the performance of such issuers (and, therefore, the performance of the Fund).

•
Loan Accumulation Facilities Risk.
The Fund may invest in LAFs, which are short- to medium-term facilities that typically operate over a period of six to twelve months, often provided by the bank that will serve as placement agent or arranger on a CLO transaction and which acquire loans on an interim basis that are expected to form part of the portfolio of a future CLO. Subsequent CLOs that LAFs are designed to facilitate are primary issuance CLOs. When evaluating a potential investment in a LAF, the Adviser or
Sub-Adviser
analyzes four core factors: (i) structural protections, (ii) collateral quality, (iii) offering document terms and restrictions, and (iv) collateral manager trading liquidity. Decisions are informed by third-party and proprietary analytics and require approval by at least two portfolio managers. The Adviser or
Sub-Adviser
also monitors CLO managers and CLO investments for material changes and ongoing performance. Because LAFs typically begin ramping up their underlying loan portfolios after the Fund’s investment commitment is made, the Adviser or
Sub-Adviser
places particular emphasis on the quality and expertise of the collateral manager when evaluating a LAF investment. The Fund will not invest in LAFs where the underlying CLOs do not fit the Fund’s investment strategy, objectives, risk management framework, or other limitations under the 1940 Act. The Fund does not expect to invest in LAFs that impose industry, sector, or other concentration parameters on the underlying loans, and the Adviser and
Sub-Adviser
do not have any particularized relationships with LAF providers or CLO managers, as all such transactions are expected to be conducted on an arms-length basis. The Fund is not subject to any tranche-specific or term-specific capital commitment terms in connection with its LAF investments. Investments in LAFs have risks similar to those applicable to investments in CLOs. Leverage is typically used in such a facility and, as such, the potential risk of loss will be increased for such facilities employing leverage. The Fund likely will have no consent rights in respect of the loans to be acquired in such a facility and, in the event the Fund does have any consent rights, they will be limited. In the event a planned CLO is not consummated or the loans are not eligible for purchase by the CLO, the Fund may be responsible for either holding or disposing of the loans. This could expose the Fund primarily to credit and/or mark-to-market
losses, and other risks.

•
Currency Risk.
Although the Fund primarily makes investments denominated in U.S. dollars, the Fund may make investments denominated in other currencies. The Fund’s investments denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar. The Fund intends to hedge currency risk.

•
Hedging Risk.
Hedging transactions seeking to reduce risks may result in poorer overall performance than if the Fund had not engaged in such hedging transactions. The use of hedging may not be successful, and certain of the Fund’s hedging transactions may not perform as expected, which may prevent the Fund from realizing the intended benefits, and could result in a loss to the Fund. Additionally, such transactions may not fully hedge the relevant risks.

•
Reinvestment Risk.
CLOs will typically generate cash from asset repayments and sales that may be reinvested in substitute assets, subject to compliance with applicable investment tests. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or as may be required to satisfy a CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow, thereby having a negative effect on the fair value of the Fund’s assets and the market value of the Fund’s securities, and potentially limiting the Fund’s ability to make distributions to the Fund’s common shareholders or payments on the Fund’s preferred shares or debt securities (if any). In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. There can be no assurance that the Fund will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

•
Interest Rate Risk
.
The price of certain of the Fund’s investments may be significantly affected by changes in interest rates, including increases and decreases in interest rates caused by governmental actions and/or other factors. In general, rising interest rates will negatively affect the price of a fixed-rate instrument and falling interest rates will have a positive effect on the price of a fixed-rate instrument. If general interest rates rise, there is a risk that the Fund’s floating rate investments (or an issuer’s underlying obligors) will be unable to pay escalating interest amounts, which could result in a default under their loan documents and credit losses to the Fund. Rising interest rates could also cause issuers to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. If interest rates fall, the Fund’s floating rate investments would generally be expected to generate a lower rate of income.

•
Tax Risk.
If the Fund fails to qualify for tax treatment as a RIC under Subchapter M of the Code for any reason or otherwise becomes subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to shareholders, including holders of the Fund’s preferred shares (if any), and the amount of income available for payment of the Fund’s other liabilities.

•
Derivatives Risk.
Derivative instruments in which the Fund may invest may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by other instruments. The primary risks related to derivative transactions include counterparty, correlation, liquidity, leverage, volatility, over-the-counter
(“OTC”) trading, operational and legal risks. In addition, a small investment in derivatives could have a large potential impact on the Fund’s performance, effecting a form of investment leverage on the Fund’s portfolio. In certain types of derivative transactions, the Fund could lose the entire amount of the Fund’s investment; in other types of derivative transactions, the potential loss is theoretically unlimited.

•
Counterparty Risk.
The Fund may be exposed to counterparty risk, which could make it difficult for the Fund or the CLOs in which the Fund invests to collect on obligations, thereby resulting in potentially significant losses.

•
Shares Not Listed; No Market for Shares
.
Shares are not traded on any national securities exchange or other market. No market currently exists for the Shares, and the Fund contemplates that one will not develop. The Shares are, therefore, not readily marketable.

•
Closed-end
Fund; Liquidity Risks
.
The Fund is a
non-diversified
closed-end
management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies (commonly known as mutual funds) in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV.

•
Repurchase Offers Risk.
Although the Fund intends to implement a quarterly share repurchase program, there is no guarantee that investors will be able to sell all of the Shares they desire to sell. Accordingly, the Fund should be considered an illiquid investment.

•
Non-Diversified
Status.
The Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, which means that it is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. In addition, while the Fund is a
“non-diversified”
fund for purposes of the 1940 Act, the Fund intends to maintain its qualification to be treated as a regulated investment company (“RIC”) under the Code. To qualify as a RIC under the Code, the Fund must, among other things, diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.”

Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.
SUMMARY OF FEES AND EXPENSES
The following table illustrates the fees and expenses that you may pay if you buy, hold and sell Shares. You may qualify for sales charge discounts or waivers if you and your family invest, or agree to invest in the future, at least $100,000 in Class A Shares or Class T Shares. More information about these and other discounts or waivers is available from your financial professional, in the section “Sales Charges—Class A Shares and Class T shares” on page 64 of the Prospectus. You may pay other fees
, such as brokerage commissions and other fees to financial intermediaries, that are not reflected in the table and examples below.

SHAREHOLDER TRANSACTION EXPENSES	Class I	Class A	Class T
Maximum Sales Charge (Load) Imposed on Purchases 1	None	5.75%	3.00%
Maximum Contingent Deferred Sales Charge (Load)	None	None	None
ANNUAL FUND EXPENSES (as a percentage of average net assets attributable to Shares ( i.e. , common shares))
Management Fee	1.35%	1.35%		1.35%
Incentive Fee 2	- %	- %		- %
Other Expenses 3
Distribution and Service (12b-1) Fee 4	None	None		0.50%
Shareholder Servicing Fee	None	0.25%		0.25%
Other Operating Expenses 5	0.99%	4.95%		4.95%

Total Annual Fund Operating Expenses	2.34%	6.55%		7.05%

Fee Waiver and/or Expense Reimbursement 6	None	(3.95%	)	(3.95%	)

Total Annual Fund Operating Expenses	2.34%	2.60%		3.10%

1
Investors purchasing Class A and Class T Shares may be subject to a sales load of up to 5.75% and 3.00%, respectively, of the purchase amount. The table assumes the maximum sales load is charged. The Fund may waive all or a portion of the sales load for certain investors as disclosed herein. While Class I Shares are not subject to a front-end
sales charge, if an investor purchases Class I Shares through certain financial firms, such firms may directly charge the investor transaction or other fees in such amount as they may determine. Investors should consult their financial firm for additional information.

2
The Fund anticipates that it may have interest income that could result in the payment of an Incentive Fee to the Adviser during certain periods. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the Incentive Fee the Fund pays to increase to the extent the Fund earns greater interest income through its investments. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s
“pre-incentive
fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets, equal to 1.875% per quarter, or an annualized hurdle rate of 7.50%, subject to a
“catch-up”
feature. See “Management and Incentive Fees” for a full explanation of how the Incentive Fee is calculated.

3	“Other Expenses” are based on estimated amounts for the current fiscal year.

4
The Fund may charge a distribution and service fee totaling up to 0.50% per year on Class T Shares, which may include up to 0.25% of the average daily net assets of the Fund’s Class T shares for shareholder services.

5
“Other Operating Expenses” include estimated amounts for all other expenses (other than management fees and distribution fees) related to the Fund’s operations, including amounts payable to the Fund’s service providers (e.g., accounting, custody and transfer agency), audit fees, legal fees and printing and mailing costs for shareholder documents. “Other Operating Expenses” differ by share class due to the differences in estimated expenses to be incurred by each share class, including, most notably, transfer agency related expenses, which are based on the estimated number and size of shareholder accounts in a share class.

6
The Adviser has contractually agreed to waive fees and/or pay operating expenses in order to limit the Fund’s total expenses (excluding brokerage and other investment-related costs, interest, taxes, dues, fees and other charges of governments and their agencies, extraordinary expenses such as litigation and indemnification, other expenses not incurred in the ordinary course of the Fund’s business and acquired fund fees and expenses) to 2.60% of the Fund’s average daily net assets for Class A shares, 2.35% for Class I shares and 3.10% for Class T shares. The expense limitation agreement is in place until January 31, 2027 and may not be terminated by the Adviser prior to that date. The expense limitation agreement may be revised or terminated by the Fund’s board of trustees if the board consents to a revision or termination as being in the best interests of the Fund. The Adviser is entitled to recoup from the Fund or class the fees and/or operating expenses. Any fees waived and expenses borne by the Adviser may be reimbursed by the Fund within 36 months from the date on which the fee was waived or the expense was borne, provided that no reimbursement payment will be made on any day the reimbursement is sought unless the Fund’s annualized operating expenses for that day are below the applicable expense limitation, and then only to the extent that the Fund’s annualized operating expenses plus the amount reimbursed would equal, but not exceed, the applicable expense limitations. In addition, fees waived or expenses borne previously cannot be recouped solely because of a subsequent increase in the Fund’s operating expense limit.

Example:
The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in the Fund. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above.
An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:
If your shares are repurchased at the end of each period:

Share Class	1 Year	3 Years	5 Years	10 Years
Class I	$24	$73	$125	$267
Class A	$586	$642	$696	$825
Class T	$322	$421	$516	$736
If your shares are not repurchased at the end of each period:

Share Class	1 Year	3 Years	5 Years	10 Years
Class I	$24	$73	$125	$267
Class A	$586	$642	$696	$825
Class T	$322	$421	$516	$736
The example and the expenses in the tables above should not be considered a represe nta
tion of the Fund’s future expenses, and actual expenses may be greater or less than those shown
. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management Fee and Incentive Fee.”

FINANCIAL HIGHLIGHTS
Because the Fund has not yet commenced operations, no financial highlights are shown.

THE FUND
The Fund is a
non-diversified,
closed-end
management investment company that is registered under the 1940 Act. The Fund is structured as an “interval fund” and continuously offers its Shares. The Fund was organized as a Delaware statutory trust on September 23, 2025. The principal office of the Fund is located at 250 Nicollet Mall, Suite 1550, Minneapolis, Minnesota 55401, and its telephone number is
612-376-7000.
THE ADVISER AND SUB-ADVISER
RBC Global Asset Management (U.S.) Inc., 250 Nicollet Mall, Suite 1550, Minneapolis, MN 55401, United States of America, an investment adviser registered with the SEC under the Advisers Act, serves as the investment adviser to the Fund. RBC Global Asset Management (UK) Limited, 100 Bishopsgate, London EC2N 4AA, United Kingdom, an investment adviser registered with the SEC under the Advisers Act, serves as the investment sub-adviser
to the Fund. The Adviser and the
Sub-Adviser
have
day-to-day
management responsibility for the management and investment of the Fund’s portfolio. The Adviser was formed in 1983 and provides advisory services to registered investment companies, unregistered funds, institutions, and other investors. As of December 31, 2025, the Adviser had assets under management of approximately $ 71.6 billion. The Adviser is a wholly owned subsidiary of Royal Bank of Canada (“RBC”)
The
Sub-Adviser
was formed in 1998 and provides advisory services to registered investment companies, unregistered funds, institutions, and other investors. As of December 31, 2025, the
Sub-Adviser
had assets under management of approximately $ 181.3 billion. The
Sub-Adviser
is a wholly owned subsidiary of RBC.
USE OF PROCEEDS
The proceeds from the sale of Shares are invested by the Fund to pursue its investment program and strategies. The Fund currently intends to fully invest substantially all of the net proceeds of its continuous offering in accordance with its investment objectives and policies within three months after receipt thereof. However, certain investments may be delayed up to an additional three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments.
INVESTMENT OBJECTIVE AND STRATEGIES
Investment Objective
The Fund seeks to provide total return primarily consisting of income. The Fund’s investment objective is not fundamental and may be changed without shareholder approval.
Investment Opportunities and Strategies
In pursuing its investment objective, the Fund invests primarily in equity and junior debt tranches of CLOs, issued in the U.S. or European markets that are collateralized by a portfolio consisting primarily of below investment grade senior secured loans with a large number of distinct underlying borrowers across various industry sectors. The Fund may also invest in other related securities and instruments or other securities and investments that are consistent with the Fund’s investment objectives, including LAFs, CMBS, RMBS, ABS, leveraged loans, money market instruments and securities issued or guaranteed by the U.S. Treasury. The Fund’s investments in RMBS and ABS will span a broad segment of consumer creditworthiness segments, which will include exposure to prime, near-prime, and subprime consumers. The Fund may invest without limit in below investment grade fixed income instruments, which are commonly referred to as “junk” or “high-yield” instruments and are regarded as speculative with respect to the issuer’s ability to pay interest and repay principal. The Fund may also engage in derivative transactions from time to time to hedge against interest rate, credit, currency and/or other risks, or for other risk management or investment purposes, including to accommodate additional investments. Over the long term and under normal market conditions, management expects at least 70% of the Fund’s investment portfolio to comprise CLO investments and the rest, if any, to comprise other credit investments and short-term investments. Such target allocations are subject to change without prior approval of or notice to shareholders. The CLO securities in which the Fund primarily seeks to invest are rated below investment grade or, in the case of CLO equity securities, unrated, and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and debt securities in which the Fund invests are highly leveraged (with CLO equity securities typically being leveraged approximately ten times), which significantly magnifies the Fund’s risk of loss on such investments.
The foregoing descriptions of the Fund’s investment objectives and strategies do not reflect fundamental policies of the Fund and may be changed by the Board without prior approval of the Fund’s shareholders.

The Fund seeks to make investments in the primary and secondary markets. In the primary CLO market (i.e., acquiring securities at the inception of a CLO), the Fund seeks to invest in CLO securities that the Adviser or
Sub-Adviser
believes have the potential to generate attractive risk-adjusted returns and to outperform other similar CLO securities issued within the respective vintage period. In the secondary CLO market (i.e., acquiring existing CLO securities), the Fund seeks to invest in CLO securities that the Adviser or
Sub-Adviser
believes have the potential to generate attractive risk-adjusted returns.
The Adviser and
Sub-Adviser
incorporate material environmental, social and governance (“ESG”) factors as part of the investment process for applicable types of investments. The ESG factors deemed material to the Fund are at the discretion of the Adviser and
Sub-Adviser.
The Adviser and
Sub-Adviser
will not knowingly invest in companies involved in the production, sales/trade, testing, research and development, system integration, maintenance, or maintenance/service management of anti-personnel land mines, cluster munitions, biological weapons, chemical weapons, or depleted uranium.
Portfolio Composition
The Fund’s portfolio will consist primarily of:
Collateralized Loan Obligations
.
The Fund invests primarily in equity and junior debt tranches of CLOs, issued in the U.S. or European markets that are collateralized by a portfolio consisting primarily of below investment grade senior secured loans with a large number of distinct underlying borrowers across various industry sectors. CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static,
revolving structures that generally allow for reinvestment over a specific period of time (the “reinvestment period,” which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price or fair value) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests. A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s, S&P and/or Fitch. The interest rate on the CLO debt tranches is the lowest at the
AAA-level
and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. CLOs have two priority-of-payment
schedules (commonly called “waterfalls”) that are detailed in a CLO’s indenture and govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s equity and debt investors. The interest waterfall applies to interest payments received on a CLO’s underlying collateral. The principal waterfall applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales or maturities. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests. A CLO’s indenture typically requires that the maturity dates of a CLO’s assets, typically five to seven years from the date of issuance of a senior secured loan, be shorter than the maturity date of the CLO’s liabilities, typically 12 to 13 years from the date of issuance. However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par.
Residential Mortgage-Backed Securities
. RMBS are fixed income instruments that may be secured by interests in a single residential mortgage loan or a pool of mortgage loans secured by residential property. The Fund may purchase, without limitation, RMBS that may be senior, subordinate, interest-only, principal-only, investment-grade, non-investment
grade, unrated or in default. The Fund acquires RMBS from private originators as well as from other mortgage loan investors, including savings and loan associations, mortgage bankers, commercial banks, finance companies and investment banks. The credit quality of any RMBS issue depends primarily on the credit quality of the underlying mortgage loans. The investment characteristics of RMBS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying residential mortgage loans or other assets generally may be prepaid at any time.
Commercial Mortgage-Backed Securities
. CMBS are fixed income instruments that are secured by mortgage loans on commercial real property. CMBS typically take the form of multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They generally are structured to provide protection to investors in senior tranches against potential losses on the underlying mortgage loans. Such protection generally is provided by causing holders of Subordinated CMBS to take the first loss in the event of defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization. The Fund may invest in CMBS of any credit quality, including, without limitation, Subordinated CMBS, CMBS that are rated below investment grade or unrated, and CMBS that are in default.

Asset-Backed Securities.
ABS are a form of structured debt obligation. The securitization techniques used for ABS are similar to those used for mortgage-backed securities. ABS are bonds backed by pools of loans or other receivables. The collateral for these securities may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of ABS that may be developed in the future. ABS present certain risks that are not presented by mortgage-related securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.
Leveraged Loans.
Leveraged loans are senior secured loans extended to companies with higher levels of debt, often used to finance acquisitions, recapitalizations, or other corporate activities. These loans generally feature floating interest rates, which adjust periodically based on a reference rate. Leveraged loans may allow the Fund to quickly reallocate capital in response to shifts in credit markets, interest rates, or issuer fundamentals. The Fund may also diversify across industries, issuers, and maturities to manage risk and enhance return potential.
High Yield Securities
. The Fund may invest in below investment grade bonds of corporate issuers. These “high-yield” securities (also known as “junk bonds”) will be rated BB+ or lower by S&P or will be of equivalent quality rating from another NRSRO, or if unrated, considered by the Adviser to be of comparable quality. There is no minimum credit quality for securities in which the Fund may invest. The Fund will not acquire defaulted bonds of corporate issuers but may hold such securities in the event that an issuer defaults.
Derivatives.
Derivatives, which are instruments that have a value based on another instrument, exchange rate or index, may be used as substitutes for securities in which the Fund can invest. The Fund uses derivatives to gain or adjust exposure to markets, sectors, securities and currencies and to manage exposure to risks relating to creditworthiness, interest rate spreads, volatility and changes in yield curves. In certain market environments, the Fund may use interest rate swaps and futures contracts to help protect its portfolio from interest rate risk. The Fund may also utilize foreign currency transactions, including currency options and forward currency contracts, to hedge
non-U.S.
Dollar investments or to establish or adjust exposure to particular foreign securities, markets or currencies.
Money Market Instruments.
Money market instruments are high quality short-term debt securities. Money market instruments in which the Fund may invest may include obligations of governments, government agencies, banks, corporations and special purpose entities including time deposits and certificates of deposit and repurchase agreements relating to these obligations.
U.S. Government Securities.
U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the NAV of the Fund’s Shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero-coupon
securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.
Leverage
.
The Fund may use leverage as and to the extent permitted by the 1940 Act. The Fund expects to obtain leverage primarily through reverse repurchase agreements but may also use any other form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred shares and leverage attributable to reverse repurchase agreements or similar transactions. Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (
i.e.
, borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, the Fund is required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness. With respect to senior securities that are equity (
i.e.
, preferred shares), the Fund is required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such preferred shares and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares.
The Fund expects that it will, or that it may need to, raise additional capital in the future to fund its continued growth, and the Fund may do so by borrowing under credit facilities, issuing additional preferred shares or issuing debt securities, or through other leveraging instruments. Subject to the limitations under the 1940 Act, the Fund may incur additional leverage opportunistically or not at all and may choose to increase or decrease its leverage. The Fund may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred shares, debt securities and/or credit facilities. In addition, the Fund may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would generally not be subject to the asset coverage requirements described above.

By leveraging the Fund’s investment portfolio, the Fund may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the Fund’s shareholders, and the Fund’s leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in the NAV per share of the Fund’s Shares.
Since the Management Fee and Incentive Fee are calculated based on the Fund’s average daily net assets, any leverage employed by the Fund will be offset by a corresponding liability in the calculation of the Management Fee and Incentive Fee. Accordingly, to the extent the Fund employs leverage, the Adviser will not be paid on Fund assets attributable to leverage. The Fund may use leverage opportunistically and may use different types, combinations or amounts of leverage over time, based on the Adviser’s views concerning market conditions and investment opportunities. The Fund’s strategies relating to its use of leverage may not be successful, and the Fund’s use of leverage will cause the Fund’s NAV to be more volatile than it would otherwise be. There can be no guarantee that the Fund will leverage its assets or, to the extent the Fund uses leverage, what percentage of its assets such leverage will represent.
TYPES OF INVESTMENTS AND RELATED RISKS
Investing in the Fund’s securities involves a number of significant risks. In addition to the other information contained in this Prospectus, you should consider carefully the following information before making an investment in the Fund’s securities. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not presently known to the Fund or not presently deemed material by the Fund might also impair the Fund’s operations and performance and the value of the Fund’s securities. If any of the events associated with the following risks occur, the Fund’s business, financial condition and results of operations could be materially adversely affected and the value of the Fund’s securities may be impaired. In such case, the price of the Fund’s securities could decline, and you may lose all or part of your investment.
Risks Related to the Fund’s Investments
Limited Operating History Risk.
The Fund is a
non-diversified,
closed-end
management investment company with limited operating history. As a result, the Fund does not have significant financial information on which you can evaluate an investment in the Fund or its prior performance. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve the Fund’s investment objectives, achieve its desired portfolio composition, or raise sufficient capital and that the value of your investment could decline substantially or become worthless. The Fund currently anticipates investing proceeds from the sale of its Shares within three to six months of the receipt of such proceeds, depending on the availability of appropriate investment opportunities consistent with the Fund’s investment objectives and market conditions. During this period, the Fund will invest in temporary investments, such as cash, cash equivalents, U.S. Government securities and other high-quality debt investments that mature in one year or less. The Fund expects returns on such temporary investments to be substantially lower than the returns that the Fund anticipates earning from investments in CLO securities and related investments.
Non-Diversified
Status.
The Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, which means that it is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. In addition, while the Fund is a
“non-diversified”
fund for purposes of the 1940 Act, the Fund intends to maintain its qualification to be treated as a regulated investment company (“RIC”) under the Code. To qualify as a RIC under the Code, the Fund must, among other things, diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.”
Failure to Raise Sufficient Capital Risk.
The amount of proceeds the Fund raises in the offering may be substantially less than the amount the Fund would need to create its desired portfolio of investments, and the Fund may not achieve the economies of scale necessary to operate in a cost effective manner. If the Fund is unable to raise substantial funds, the Fund will make fewer investments resulting in less diversification in terms of the type, number and size of investments that it makes. As a result, the value of a shareholder’s investment may be reduced in the event the

Fund’s assets underperform. Moreover, the potential impact of any single asset’s performance on the overall performance of the portfolio increases. In addition, the Fund’s ability to achieve its investment objective could be hindered, which could result in a lower return on the investments. Further, the Fund has certain fixed operating expenses, including certain expenses as a closed-end
management investment company, regardless of whether the Fund is able to raise substantial funds in this offering. The Fund’s inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, causing shareholders to incur higher fees, reducing the Fund’s net income and limiting the Fund’s ability to make distributions.
Senior Secured Loans Risk.
The Fund obtains exposure to underlying senior secured loans through the Fund’s investments in CLOs but also may obtain such exposure directly or indirectly through other means from time to time. Such loans may become nonperforming or impaired for a variety of reasons. Nonperforming or impaired loans may require substantial workout negotiations or restructuring that may entail a substantial reduction in the interest rate and/or a substantial write-down of the principal of the loan. In addition, because of the unique and customized nature of a loan agreement and the private syndication of a loan, certain loans may not be purchased or sold as easily as publicly traded securities, and, historically, the trading volume in the loan market has been small relative to other markets. Loans may encounter trading delays due to their unique and customized nature, and transfers may require the consent of an agent bank and/or borrower. Risks associated with senior secured loans include the fact that prepayments generally may occur at any time without premium or penalty.
In addition, the portfolios of certain CLOs in which the Fund invests may contain middle-market loans. Loans to middle-market companies may carry more inherent risks than loans to larger, publicly traded entities. These companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Middle-market companies typically have narrower product lines and smaller market shares than large companies. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies may also experience substantial variations in operating results. The success of a middle-market business may also depend on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on the obligor. Accordingly, loans made to middle-market companies may involve higher risks than loans made to companies that have greater financial resources or are otherwise able to access traditional credit sources. Middle-market loans are less liquid and have a smaller trading market than the market for broadly syndicated loans and may have default rates or recovery rates that differ (and may be better or worse) than has been the case for broadly syndicated loans or investment grade securities. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced with respect to middle-market loans in any CLO in which the Fund may invest. As a consequence of the forgoing factors, the securities issued by CLOs that primarily invest in middle-market loans (or hold significant portions thereof) are generally considered to be a riskier investment than securities issued by CLOs that primarily invest in broadly syndicated loans.
Covenant-lite loans may comprise a significant portion of the senior secured loans underlying the CLOs in which the Fund invests. Over the past decade, the senior secured loan market has evolved from one in which covenant-lite loans represented a minority of the market to one in which such loans represent a significant majority of the market. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent that the CLOs in which the Fund invests hold covenant-lite loans, the Fund’s CLOs may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
Collateralized Loan Obligations and Other Structured Products Risk.
The Fund’s investments consist primarily of CLO securities, and the Fund may invest in other related structured finance securities. CLOs and structured finance securities are generally backed by an asset or a pool of assets (typically senior secured loans and other credit-related assets in the case of a CLO) that serve as collateral. The Fund and other investors in CLO and related structured finance securities ultimately bear the credit risk of the underlying collateral. In most CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of the junior tranches that are the focus of the Fund’s investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches.
CLO and other structured finance securities may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLO and other structured finance securities. For example, investments in structured vehicles, including collateralized bond obligations (“CBOs”) and equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations. A CBO is a trust that is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities, such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. The pool of high yield securities underlying CBOs is typically separated into tranches representing different degrees of credit quality. The higher quality tranches have greater degrees of protection and pay lower interest rates, whereas the lower tranches, with greater risk, pay higher interest rates.
In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) the Fund’s investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Changes in the collateral held by a CLO may cause payments on the instruments the Fund holds to be reduced, either temporarily or permanently. Structured investments, particularly the subordinated interests in which the Fund invests, are less liquid than many other types of securities and may be more volatile than the assets underlying the CLOs the Fund may target. In addition, CLO and other structured finance securities may be subject to prepayment risk. Further, the performance of a CLO or other structured finance security may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility. Investments in structured finance securities may also be subject to liquidity risk.
The Fund’s investments in the primary CLO market involve certain additional risks.
Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities, and could result in early redemptions which may cause CLO equity and debt investors to receive less than the face value of their investment.
Failure by a CLO in which the Fund is invested to satisfy certain tests will harm the Fund’s operating results.
The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, would lead to a reduction in its payments to the Fund. If a CLO fails certain tests, holders of CLO senior debt would be entitled to additional payments that would, in turn, reduce the payments the Fund, as a holder of junior debt or equity tranches, would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could materially and adversely affect the Fund’s operating results and cash flows.
Negative loan ratings migration may also place pressure on the performance of certain of the Fund’s investments
.
Per the terms of a CLO’s indenture, assets rated “CCC+” or lower or their equivalent in excess of applicable limits typically do not receive full par credit for purposes of calculation of the CLO’s overcollateralization tests. As a result, negative rating migration could cause a CLO to be out of compliance with its overcollateralization tests. This could cause a diversion of cash flows away from the CLO equity and junior debt tranches in favor of the more senior CLO debt tranches until the relevant overcollateralization test breaches are cured. This could have a negative impact on the Fund’s NAV and cash flows.
The Fund’s investments in CLOs and other investment vehicles result in additional expenses to the Fund.
The Fund invests in CLO securities and may invest, to the extent permitted by law, in the securities and other instruments of other investment companies, including private funds, and, to the extent the Fund so invests, it will bear the Fund’s ratable share of a CLO’s or any such investment vehicle’s expenses, including management and performance fees. In addition to the management and performance fees borne by the Fund’s investments in CLOs, the Fund also remains obligated to pay management and incentive fees to the Adviser with respect to the assets invested in the securities and other instruments of other investment vehicles, including CLOs. With respect to each of these investments, shareholders bear their respective shares of the management and incentive fee of the Adviser as well as indirectly, the management and performance fees charged by the underlying adviser and other expenses of any investment vehicles in which the Fund invests.
In the course of the Fund’s investing activities, the Fund pays management and incentive fees to the Adviser and reimburses the Adviser for certain expenses it incurs. As a result, shareholders invest on a “gross” basis and receive distributions on a “net” basis after expenses, potentially resulting in a lower rate of return than an investor might achieve through direct investments.
The Fund’s investments in CLO securities may be less transparent to the Fund and its shareholders than direct investments in the collateral.
The Fund invests primarily in equity and junior debt tranches of CLOs and other related investments. Generally, there may be less information available to the Fund regarding the collateral held by such CLOs than if the Fund had invested directly in the debt of the underlying obligors. As a result, the Fund’s shareholders do not know the details of the collateral of the CLOs in which the Fund invests or receive the reports issued with respect to such CLO. In addition, no independent public accountant audits, reports or expresses an opinion on any of the information contained in certain monthly reports or any other financial information furnished to the Fund as a noteholder in a CLO. The Fund’s CLO investments are also subject to the risk of leverage associated with the debt issued by such CLOs and the repayment priority of senior debt holders in such CLOs.
CLO investments involve complex documentation and accounting considerations.
CLOs and other structured finance securities in which the Fund invests are often governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher relative to other types of investments.
The accounting and tax implications of the CLO investments that the Fund makes are complicated. In particular, reported earnings from CLO equity securities are recorded under U.S. generally accepted accounting principles, (“GAAP”) based upon an effective yield calculation. Current taxable earnings on certain of these investments, however, will generally not be determinable until after the end of the fiscal year of each individual CLO that ends within the Fund’s fiscal year, even though the investments are generating cash flow throughout the fiscal year. The tax treatment of certain of these investments may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cash flows is reflected in a constant yield to maturity.
The Fund is dependent on the collateral managers of the CLOs in which it invests, and those CLOs are generally not registered under the 1940 Act.
The Fund relies on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on the Fund’s investments; however, the Fund, as an investor of the CLO, typically does not have any direct contractual relationship with the collateral managers of the CLOs in which it invests. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on the Fund’s investments, as the Fund may not be provided with information on a timely basis in order to take appropriate measures to manage the Fund’s risks. The Fund will also rely on CLO collateral managers to act in the best interests of a CLO it manages; however, such CLO collateral managers are subject to fiduciary duties owed to other classes of notes besides those in which the Fund invests. Therefore, there can be no assurance that the collateral managers will always act in the best interest of the class or classes of notes in which the Fund is invested. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (
e.g.
, with gross negligence or reckless disregard, or in bad faith), this could adversely impact the overall performance of the Fund’s investments. Furthermore, since the underlying CLO issuer often provides an indemnity to its CLO collateral manager, the Fund may not be incentivized to pursue actions against the collateral manager since any such action, if successful, may ultimately be borne by the underlying CLO issuer and payable from its assets, which could create losses to the Fund as an investor in the CLO. In addition, to the extent the Fund invests in CLO equity, liabilities incurred by the CLO manger to third parties may be borne by the Fund to the extent the CLO is required to indemnify its collateral manager for such liabilities.
In addition, the CLOs in which the Fund invests are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, the Fund is not afforded the protections that shareholders in an investment company registered under the 1940 Act would have.
The collateral managers of the CLOs in which the Fund invests may not continue to manage such CLOs.
Given that the Fund invests in CLO securities issued by CLOs that are managed by unaffiliated collateral managers, the Fund is dependent on the skill and expertise of such managers. The Fund believes its Adviser’s and
Sub-Adviser’s
ability to analyze and perform due diligence on potential CLO managers differentiates the Fund’s approach to investing in CLO securities. When analyzing and performing due diligence on potential or current CLO managers, the Adviser or
Sub-Adviser
considers factors including, but not limited

to, the CLO manager’s track record, team size and experience, internal and external equity support, and market perception and liquidity. When evaluating CLO securities, the Adviser and
Sub-Adviser
analyze four core factors: (i) structural protections, (ii) collateral quality, (iii) offering document terms and restrictions, and (iv) collateral manager trading liquidity. Decisions are informed by third-party and proprietary analytics and require approval by at least two portfolio managers. The Adviser and
Sub-Adviser
also monitor CLO managers and CLO investments for material changes and ongoing performance. However, the Fund cannot assure you that, for any CLO the Fund invests in, the collateral manager in place when the Fund invests in such CLO securities will continue to manage such CLO through the life of the Fund’s investment. Collateral managers are subject to removal or replacement by other holders of CLO securities without the Fund’s consent, and may also voluntarily resign as collateral manager or assign their role as collateral manager to another entity. There can be no assurance that any removal, replacement, resignation or assignment of any particular CLO manager’s role will not adversely affect the returns on the CLO securities in which the Fund invests.
The Fund’s investments in CLO securities may be subject to special anti-deferral provisions that could result in the Fund incurring tax or recognizing income prior to receiving cash distributions related to such income.
Some of the CLOs in which the Fund invests may constitute “passive foreign investment companies” (“PFICs”). If the Fund acquires interests in PFICs treated as equity for U.S. federal income tax purposes (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), the Fund may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) generally require the Fund to recognize the Fund’s share of the PFIC’s income for each tax year regardless of whether the Fund receives any distributions from such PFIC. The Fund must nonetheless distribute such income to maintain the Fund’s status as a RIC. Treasury regulations generally treat the Fund’s income inclusion with respect to a PFIC for which the Fund has made a qualified electing fund (“QEF”) election as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies. As such, the Fund may be restricted in its ability to make QEF elections for the Fund’s holdings in issuers that could be treated as PFICs to ensure the Fund’s continued qualification as a RIC and/or maximize the Fund’s after-tax
return from these investments.
If the Fund holds more than 10% of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to the Fund’s pro rata
share of the foreign corporation’s earnings for such tax year (including both ordinary earnings and capital gains). If the Fund is required to include such deemed distributions from a CFC in the Fund’s income, the Fund will be required to distribute such income to maintain the Fund’s RIC status regardless of whether the CFC makes an actual distribution during such tax year. Treasury regulations generally treat the Fund’s income inclusion with respect to a CFC as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC either if (i) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies. As such, the Fund may limit and/or manage its holdings in issuers that could be treated as CFCs to ensure the Fund’s continued qualification as a RIC and/or maximize the Fund’s after-tax
return from these investments.
If the Fund is required to include amounts from CLO securities in income prior to receiving the cash distributions representing such income, the Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
If a CLO in which the Fund invests is treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, such CLO could be subject to U.S. federal income tax on a net basis, which could affect the Fund’s operating results and cash flows.
Each CLO in which the Fund invests will generally operate pursuant to investment guidelines intended to ensure the CLO is not treated as engaged in a U.S. trade or business for U.S. federal income tax purposes. Each CLO will generally receive an opinion of counsel, subject to certain assumptions (including compliance with the investment guidelines) and limitations, that the CLO will not be engaged in a U.S. trade or business for U.S. federal income tax purposes. If a CLO fails to comply with the investment guidelines or the Internal Revenue Service (“IRS”) otherwise successfully asserts that the CLO should be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, such CLO could be subject to U.S. federal income tax on a net basis, which could reduce the amount available to distribute to junior debt and equity holders in such CLO, including the Fund.
If a CLO in which the Fund invests fails to comply with certain U.S. tax disclosure requirements, such CLO may be subject to withholding requirements that could materially and adversely affect the Fund’s operating results and cash flows.

The Foreign Account Tax Compliance Act provisions of the Code (“FATCA”) impose a withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain
non-U.S.
entities, including certain
non-U.S.
financial institutions and investment funds, unless such
non-U.S.
entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which the Fund invests will be treated as
non-U.S.
financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which the Fund invests fails to properly comply with these reporting requirements, it could reduce the amount available to distribute to equity and junior debt holders in such CLO, which could materially and adversely affect the fair value of the CLO’s securities, and the Fund’s operating results and cash flows.
Increased competition in the market or a decrease in new CLO issuances may result in increased price volatility or a shortage of investment opportunities.
In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established to pursue investments in CLO securities whereas the size of this market is relatively limited. While the Fund cannot determine the precise effect of such competition, such increase may result in greater competition for investment opportunities, which may result in an increase in the price of such investments relative to the risk taken on by holders of such investments. Such competition may also result, under certain circumstances, in increased price volatility or decreased liquidity with respect to certain positions.
In addition, the volume of new CLO issuances and CLO refinancings varies over time as a result of a variety of factors including new regulations, changes in interest rates and other market forces. As a result of increased competition and uncertainty regarding the volume of new CLO issuances and CLO refinancings, the Fund can offer no assurances that the Fund will deploy all of its capital in a timely manner or at all. Prospective investors should understand that the Fund may compete with other investment vehicles as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staffs than may be available to the Fund.
Investors will bear indirectly the fees and expenses of the CLO equity securities in which the Fund invests.
Shareholders will bear indirectly the fees and expenses (including management fees and other operating expenses) of the CLO equity securities in which the Fund invests. CLO collateral manager fees are charged on the total assets of a CLO but are assumed to be paid from the residual cash flows after interest payments to the CLO senior debt tranches. Therefore, these CLO collateral manager fees (which generally range from 0.35% to 0.50% of a CLO’s total assets) are effectively much higher when allocated only to the CLO equity tranche. CLO collateral manager fees do not include any other operating expense ratios of the CLOs, as these amounts are not routinely reported to shareholders on a basis consistent with CLO collateral manager fees; however, it is estimated that additional operating expenses of 0.30% to 0.70% could be incurred. In addition, CLO collateral managers may earn fees based on a percentage of the CLO’s equity cash flows after the CLO equity has earned a cash-on-cash
return of its capital and achieved a specified “hurdle” rate.
Interest Rate Risk.
Interest rates may increase or decrease due to governmental actions, among other factors. In a rising interest rate environment, any additional leverage that the Fund incurs may bear a higher interest rate than the Fund’s current leverage. There may not, however, be a corresponding increase in the Fund’s investment income. Any reduction in the level of rate of return on new investments relative to the rate of return on the Fund’s current investments, and any reduction in the rate of return on the Fund’s current investments, could adversely impact the Fund’s net investment income, reducing the Fund’s ability to service the interest obligations on, and to repay the principal of, the Fund’s indebtedness, as well as its capacity to pay distributions to the Fund’s shareholders. See “-
Benchmark Floor Risk
.”
The fair value of certain of the Fund’s investments may be significantly affected by changes in interest rates, including increases and decreases in interest rates caused by governmental actions and/or other factors. In general, rising interest rates will negatively affect the price of a fixed-rate instrument and falling interest rates will have a positive effect on the price of a fixed-rate instrument. In the event of a significantly rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect the cash flows from investments held in the Fund and/or such investments’ fair value.
Although senior secured loans are generally floating rate instruments, the Fund’s investments in senior secured loans through investments in equity and junior debt tranches of CLOs are sensitive to interest rate levels and volatility. For example, because CLO debt securities are floating rate securities, a reduction in interest rates would generally result in a reduction in the coupon payment and cash flow the Fund receives on the Fund’s CLO debt investments. Further, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect the Fund’s cash flow, fair value of its assets and its operating results. If the Fund’s interest expense were to increase relative to income, or sufficient financing became unavailable, the Fund’s return on investments and cash available for distribution to shareholders or to make other payments on the Fund’s securities would be reduced. In addition, future investments in different types of instruments may carry a greater exposure to interest rate risk.
Benchmark Floor Risk
. Because CLOs generally issue debt on a floating rate basis, an increase in the relevant benchmark will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have benchmark floors such that, when the relevant benchmark is below the stated benchmark floor, the stated benchmark floor (rather than the benchmark itself) is used to determine the interest payable under the loans. Therefore, if the relevant benchmark increases but stays below the average benchmark floor rate of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs. The combination of increased financing costs without a corresponding increase in investment income in such a scenario could result in the CLO not having adequate cash to make interest or other payments on the securities which the Fund holds.
Secured Overnight Financing Rate (“SOFR”) Risk.
Since the discontinuation of the London Interbank Offered Rate (“LIBOR”), CLOs (and the collateral they hold) have generally issued debt based on Term SOFR. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is published by the Federal Reserve Bank of New York and calculated based on transaction-level data collected from various sources. Term SOFR is a forward-looking term rate determined with reference to certain SOFR derivatives. Changes in the levels of Term SOFR will affect the amount of interest payable on the CLO debt securities, the distributions on the CLO equity and the trading price of the CLO securities.
Both SOFR and Term SOFR are fundamentally different from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR or related derivatives markets, like Term SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR or such SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR and SOFR-based reference rates like Term SOFR cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR or Term SOFR in the future, including following the discontinuation of synthetic LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.
Risks of Replacement Rates.
If the applicable rate of interest on any CLO security is calculated with reference to a tenor which is discontinued, such rate of interest will then be determined by the provisions of the affected CLO security, which may include determination by the relevant calculation agent in its discretion. The administrator of a reference rate will not have any involvement in the affected CLOs or loans and may take any actions in respect of such rate without regard to the effect of such actions on the CLOs or loans.
Base Rate Mismatch
. Many underlying corporate borrowers can elect to pay interest based on a
1-month,
3-month
and/or other term base rates in respect of the loans held by CLOs in which the Fund is invested, in each case plus an applicable spread, whereas CLOs generally pay interest to holders of the CLO’s debt tranches based today on
3-month
term plus a spread. The
3-month
term rate may fluctuate in excess of other potential term rates, which may result in many underlying corporate borrowers electing to pay interest based on a shorter, but in any event lower, base rate. This mismatch in the rate at which CLOs earn interest and the rate at which they pay interest on their debt tranches negatively impacts the cash flows on a CLO’s equity tranche, which may in turn adversely affect the Fund’s cash flows and results of operations. Unless spreads are adjusted to account for such increases, these negative impacts may worsen as the amount by which the
3-month
term rate exceeds such other chosen term base rate.
Interest Rate Environment.
The senior secured loans underlying the CLOs in which the Fund invests typically have floating interest rates. A sustained high interest rate environment may increase loan defaults, resulting in losses for the CLOs in which the Fund invests. In addition, increasing interest rates may lead to higher prepayment rates, as corporate borrowers look to avoid escalating interest payments or refinance floating rate loans. See “- Risks Related to the Fund’s Investments

-

Prepayment Risk.
”
For detailed discussions of the risks associated with a high interest rate environment, see “- Risks Related to the Fund’s Investments

-

Interest Rate Risk
”
and
“
- High Yield Securities Risk.
”
Asset-Backed Securities Risk.
The Fund may invest in ABS, which are securities backed primarily by the cash flows of a discrete pool of fixed or revolving receivables or other financial assets that by their terms convert into cash within a finite period. These could include assets such as unsecured consumer or other receivables, credit card receivables, auto loans, consumer loans, trade receivables, equipment leases, and other assets that produce streams of payments. Asset-backed exposures are generally not insured or guaranteed by the related sponsor or any other entity and therefore, if the assets or sources of funds available to the issuer are insufficient to pay those outstanding liabilities, the Fund will incur losses. In addition, asset-backed exposures entail prepayment risk that may vary depending on the type of asset but is generally less than the prepayment risk associated with mortgage-backed securities. Asset-backed investments present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than would mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these investments. Additionally, there is the risk in certain states that it may be difficult to perfect the liens securing the collateral backing certain ABS. Further, certain ABS are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.
The investment characteristics of ABS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal can generally be prepaid at any time because the underlying loans or other assets generally can be prepaid at any time.
The collateral supporting ABS is generally of shorter maturity than certain other types of loans and is less likely to experience substantial prepayments. ABS are often backed by pools of any variety of assets, including, for example, leases, financial obligations (including equipment finance, floorplan finance, fund finance, lease finance, litigation finance, intellectual property finance, insurance premium finance, project finance, supply chain finance, and trade and shipping finance), agricultural assets, auto leases and loans, datacenter assets or leases, debt consolidation loans, fleet leases, home loans, aircraft leases, railcar leases, small business loans, timeshare receivables, franchise rights, student loans and consumer loans, which may represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The market value of an ABS is affected by changes in the market’s perception of the asset backing the ABS and the creditworthiness of the servicer for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.
The value of ABS, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. The price paid by the Fund for, the yield the Fund expects to receive from and the average life of such securities are based on a number of unpredictable factors, including the anticipated rate of prepayment of the underlying assets, and are therefore subject to the risk that the ABS will lose value. ABS are also subject to the general risks associated with investing in physical assets such as real estate, that is, they could lose value if the value of the underlying asset declines.
Holders of ABS bear various other risks, including credit, liquidity, interest rate, market, operations, structural and legal risks.
Credit risk arises from (i) losses due to defaults by obligors under the underlying collateral and (ii) the issuing vehicle’s or servicer’s failure to perform their respective obligations under the transaction documents governing the ABS. These two risks can be related, as, for example, in the case of a servicer that does not provide adequate credit review scrutiny to the underlying collateral, leading to a higher incidence of defaults.
Market risk arises from the cash flow characteristics of the ABS, which, for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the investor in the event that credit losses in the portfolio rise well above expected levels.
Interest rate risk arises for the issuer from (i) the pricing terms on the underlying collateral, (ii) the terms of the interest rate paid to holders of the ABS and (iii) the need to mark to market the excess servicing or spread account proceeds carried on the issuing vehicle’s balance sheet. For the holder of the security, interest rate risk depends on the expected life of the ABS, which can depend on prepayments on the underlying assets or the occurrence of wind-down or termination events. If the servicer becomes subject to financial difficulty or otherwise ceases to be able to carry out its functions, it could be difficult to find other acceptable substitute servicers and cash flow disruptions or losses can occur, particularly with underlying collateral comprising non-standard
receivables or receivables originated by private retailers who collect many of the payments at their stores.
Structural and legal risks include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), a court having jurisdiction over the proceeding could determine that, because of the degree to which cash flows on the assets of the issuing vehicle potentially have been commingled with cash flows on the originator’s other assets (or similar reasons), (i) the assets of the issuing vehicle could be treated as never having been truly sold by the originator to the issuing vehicle and could be substantively consolidated with those of the originator or (ii) the transfer of such assets to the issuer could be voided as a fraudulent transfer. The time and expense related to a challenge of such a determination also could result in losses and/or delayed cash flows.
In addition, investments in subordinated ABS involve greater credit risk of default than investments in the senior classes of the issue or series. Default risks can be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities in an ABS issue generally absorb all losses from default before any other class of securities in such issue is at risk, particularly if such securities have been issued with little or no credit enhancement equity. Such securities, therefore, possess some of the attributes typically associated with equity investments.
Another risk associated with ABS is that the collateral that secures an ABS, such as credit card receivables, could be unsecured. In the case of credit card receivables, debtors are additionally entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. ABS that are backed by automobile receivables pose a risk because most issuers of such ABS permit the servicers to retain possession of the underlying obligations. Because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the ABS potentially will not have a proper security interest in all of the obligations backing such ABS. Therefore, there is a possibility that recoveries on repossessed collateral will not, in some cases, be available to support payments on these securities. As the foregoing shows, an underlying risk of investing in ABS is the dependence on debtors to pay their consumer loans timely.
In the case of ABS structured using special purpose securitization vehicles, securitized assets are typically actively managed by an investment manager, which may be the Adviser or its affiliates, and as a result, such assets will be traded, subject to rating agency and other constraints, by such investment manager. The aggregate return on these equity securities will depend in part upon the ability of each such investment manager to actively manage the related portfolio of assets.
The Fund’s investment strategies with respect to certain types of investments may be based, in part, upon the premise that certain investments (either held directly or through an asset backed security) that are otherwise performing may from time to time be available for purchase by the Fund at “undervalued” prices. Purchasing interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund or will not be subject to further reductions in value. No assurance can be given that investments can be acquired at favorable prices or that the market for such interests will continue to improve since this depends, in part, upon events and factors outside the control of the Adviser.
Mortgage-Backed Securities Risk.
The Fund may invest in mortgage-backed securities (“MBS”). MBS represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. MBS can be backed by either fixed- or adjustable-rate mortgage loans, and may be issued by either a governmental or non-governmental
entity. The value of some MBS may be particularly sensitive to changes in prevailing interest rates and may become more volatile in certain interest rate environments.
The value of these securities may also fluctuate in response to the market’s perception of the creditworthiness of the issuers. Early repayment of principal on MBS or ABS may expose the Fund to the risk of earning a lower rate of return upon reinvestment of principal.
The Fund may invest in privately-issued mortgage pass-through securities that represent interests in pools of mortgage loans that are issued by trusts formed by originators of and institutional investors in mortgage loans (or represent interests in custodial arrangements administered by such institutions). These originators and institutions include commercial banks, savings and loans associations, credit unions, savings banks, mortgage bankers, insurance companies, investment banks or special purpose subsidiaries of the foregoing. The pools underlying privately-issued mortgage pass-through securities consist of mortgage loans secured by mortgages or deeds of trust creating a first lien on commercial, residential, residential multi-family and mixed residential/commercial properties. These MBS typically do not have the same credit standing as U.S. Government-guaranteed MBS.
Privately-issued mortgage pass-through securities generally offer a higher yield than similar securities issued by a government entity because of the absence of any direct or indirect government or agency payment guarantees. However, timely payment of interest and principal on mortgage loans in these pools may be supported by various other forms of insurance or guarantees, including individual loan, pool and hazard insurance, subordination and letters of credit. Such insurance and guarantees may be issued by private insurers, banks and mortgage poolers. There is no guarantee that private guarantors or insurers, if any, will meet their obligations. MBS without insurance or guarantees may also be purchased by the Fund if they have the required rating from an NRSRO. Some MBS issued by private organizations may not be readily marketable, may be more difficult to value accurately and may be more volatile than similar securities issued by a government entity. MBS may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other MBS. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.
Sometimes, however, CMO classes are “parallel pay,” (
i.e.
, payments of principal are made to two or more classes concurrently). In some cases, CMOs may have the characteristics of a stripped mortgage-backed security (“SMBS”) whose price can be highly volatile.

CMOs may exhibit more or less price volatility and interest rate risk than other types of mortgage-related obligations, and under certain interest rate and payment scenarios, the Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.
MBS also include SMBS, which are derivative multiple class MBS. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other MBS because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped. Throughout 2008, the market for MBS began experiencing substantially, often dramatically, lower valuations and greatly reduced liquidity. Markets for other ABS have also been affected. These instruments are increasingly subject to liquidity constraints, price volatility, rising interest rates, credit downgrades and unexpected increases in default rates and, therefore, may be more difficult to value and more difficult to dispose of than previously.
Credit Risk.
If a CLO in which the Fund invests, an underlying asset of any such CLO or any other type of credit investment in the Fund’s portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, either or both the Fund’s income and NAV may be adversely impacted. Additionally, interest on a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
Non-payment
would result in a reduction of the Fund’s income, a reduction in the value of the applicable CLO security or other credit investment experiencing non-payment
and, potentially, a decrease in the Fund’s NAV. With respect to the Fund’s investments in CLO securities and credit investments that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of non-payment
of scheduled dividend, interest or principal or that such collateral could be readily liquidated. In the event of bankruptcy of an issuer, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a CLO security or credit investment. To the extent that the credit rating assigned to a security in the Fund’s portfolio is downgraded, the market price and liquidity of such security may be adversely affected. In addition, if a CLO in which the Fund invests triggers an event of default as a result of failing to make payments when due or for other reasons, the CLO would be subject to the possibility of liquidation, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances. Heightened inflationary pressures could increase the risk of default by the Fund’s underlying obligors.
Prepayment Risk.
Although the Adviser’s and
Sub-Adviser’s
valuations and projections take into account certain expected levels of prepayments, the collateral of a CLO may be prepaid more quickly than expected. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond the Fund’s control and consequently cannot be accurately predicted. Early prepayments give rise to increased reinvestment risk, as a CLO collateral manager might realize excess cash from prepayments earlier than expected. If a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce the Fund’s net income and the fair value of that asset.
In addition, in most CLO transactions, CLO debt investors such as the Fund are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause such CLO’s outstanding CLO debt securities to be repaid at par. Such prepayments of CLO debt securities held by the Fund also give rise to reinvestment risk if the Fund is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid.
Leverage Risk.
The Fund may incur leverage through the issuance of preferred shares and borrowing under a credit facility. The Fund may incur additional leverage, directly or indirectly, through one or more special purpose vehicles and indebtedness for borrowed money, as well as leverage in the form of derivative transactions, additional preferred shares, debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and the Board deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of the Fund’s investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the CLO structures in which the Fund invests or in derivative instruments in which the Fund may invest. Accordingly, there is a layering of leverage in the Fund’s overall structure.
The more leverage the Fund employs, the more likely the Fund’s NAV will change substantially in response to any event that adversely affects the value of an investment. For instance, any decrease in the Fund’s income would cause net income to decline more sharply than it would have had the Fund not borrowed. Such a decline could also negatively affect the Fund’s ability to make distributions and other payments to its shareholders. Leverage is generally considered a speculative investment technique. The Fund’s ability to service any debt that the Fund incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if the Fund’s investments were not leveraged.
As a registered
closed-end
management investment company, the Fund is required to meet certain asset coverage requirements with respect to any senior securities as defined under the 1940 Act. With respect to senior securities representing indebtedness (
i.e.
, borrowings or deemed borrowings), other than temporary borrowings as defined under the 1940 Act, the Fund is required under current law to have an asset coverage of at least 300% as measured at the time of borrowing and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (
i.e.
, preferred shares), the Fund is required under current law to have an asset coverage of at least 200% as measured at the time of the issuance of any such preferred shares and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding preferred shares. If legislation that modifies this section of the 1940 Act and increases the amount of senior securities that the Fund may incur were passed, the Fund may increase its leverage to the extent then permitted by the 1940 Act and the risks associated with an investment in the Fund may increase.
If the Fund’s asset coverage declines below 300% (or 200%, as applicable), the Fund would not be able to incur additional debt or issue additional preferred shares, and could be required by law to sell a portion of the Fund’s investments to repay some debt or redeem preferred shares when it is disadvantageous to do so. This could have a material adverse effect on the Fund’s operations, and the Fund may not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC. The amount of leverage that the Fund employs will depend on the Adviser’s and
Sub-Adviser’s
assessment of market and other factors at the time of any proposed borrowing. The Fund cannot assure you that the Fund will be able to obtain credit at all or on terms acceptable to the Fund. For so long as the Fund incurs leverage through the issuance of preferred shares and borrowing under a credit facility, the rights of the Fund’s shareholders are subordinated to the rights of such senior security holders. In particular, dividends, distributions and other payments to shareholders are subject to prior payments due to such senior security holders. In addition, the 1940 Act provides preferred shareholders and, in certain cases, debt holders, with voting rights that are equal or superior to the voting rights of the Fund’s shareholders.
In addition, any debt facility into which the Fund may enter would likely impose financial and operating covenants that restrict the Fund’s business activities, including limitations that could hinder the Fund’s ability to finance additional loans and investments or to make the distributions required to maintain the Fund’s ability to be subject to tax as a RIC under Subchapter M of the Code.
Leveraged Securities Risk.
The Fund’s portfolio includes equity and junior debt investments in CLOs, which involve a number of significant risks. CLOs are typically very highly levered (with CLO equity securities being leveraged approximately ten times), and therefore the junior equity and debt tranches in which the Fund invests will be subject to a higher degree of risk of total loss. In particular, investors in CLO securities indirectly bear risks of the collateral held by such CLOs. The Fund generally has the right to receive payments only from the CLOs, and generally does not have direct rights against the underlying borrowers or the entity that sponsored the CLO. While the CLOs the Fund targets generally enable an equity investor therein to acquire interests in a pool of senior secured loans without the expenses associated with directly holding the same investments, the Fund generally pays a proportionate share of the CLOs’ administrative, management and other expenses if the Fund makes a CLO equity investment. In addition, the Fund may have the option in certain CLOs to contribute additional amounts to the CLO issuer for purposes of acquiring additional assets or curing coverage tests, thereby increasing the Fund’s overall exposure and capital at risk to such CLO. Although it is difficult to predict whether the prices of assets underlying CLOs will rise or fall, these prices (and, therefore, the prices of the CLOs’ securities) are influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. The interests the Fund acquires in CLOs generally are thinly traded or have only a limited trading market. CLO securities are typically privately offered and sold, even in the secondary market. As a result, investments in CLO securities are illiquid.
High Yield Securities Risk.
The Fund invests primarily in securities that are rated below investment grade or, in the case of CLO equity securities, not rated by an NRSRO. The primary assets underlying the Fund’s CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans, high yield bonds, emerging market loans or bonds and structured finance securities with underlying exposure to CBO and collateralized debt obligation (“CDO”) tranches, RMBS, CMBS, trust preferred securities and other types of securitizations. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, the Fund may obtain direct exposure to such financial assets/instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as

“high yield” or “junk.” High-yield debt securities have greater credit and liquidity risk than investment grade obligations. High-yield debt securities are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer thereof to make payments of principal or interest.
Risks of high-yield debt securities may include (among others):

(1)	limited liquidity and secondary market support;

(2)	substantial marketplace volatility resulting from changes in prevailing interest rates;

(3)	subordination to the prior claims of banks and other senior lenders;

(4)
the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the CLO issuer (or the Fund, as applicable) to reinvest premature redemption proceeds in lower-yielding debt obligations;

(5)	the possibility that earnings of the high-yield debt security issuer may be insufficient to meet its debt service;

(6)	the declining creditworthiness and potential for insolvency of the issuer of such high-yield debt securities during periods of rising interest rates and/or economic downturn; and

(7)	greater susceptibility to losses and real or perceived adverse economic and competitive industry conditions than higher grade securities.
An economic downturn or an increase in interest rates could severely disrupt the market for high-yield debt securities and adversely affect the value of outstanding high-yield debt securities and the ability of the issuers thereof to repay principal and interest.
Issuers of high-yield debt securities may be highly leveraged and may not have more traditional methods of financing available to them. The risk associated with acquiring (directly or indirectly) the securities of such issuers generally is greater than is the case with highly rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high-yield debt securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, timely service of debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high-yield debt securities because such securities may be unsecured and may be subordinated to obligations owed to other creditors of the issuer of such securities. In addition, the CLO issuer (or the Fund, as applicable) may incur additional expenses to the extent it (or the Fund) is required to seek recovery upon a default on a high yield bond (or any other debt obligation) or participate in the restructuring of such obligation.
A portion of the loans held by CLOs in which the Fund invests may consist of second lien loans. Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor, and thus the ability of the CLO issuer to exercise remedies after a second lien loan becomes a defaulted obligation is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the CLO issuer may be prevented from foreclosing on the collateral securing a second lien loan until the related first lien loan is paid in full. Moreover, any amounts that might be realized as a result of collection efforts or in connection with a bankruptcy or insolvency proceeding involving a second lien loan must generally be turned over to the first lien secured lender until the first lien secured lender has realized the full value of its own claims. In addition, certain of the second lien loans contain provisions requiring the CLO issuer’s interest in the collateral to be released in certain circumstances. These lien and payment obligation subordination provisions may materially and adversely affect the ability of the CLO issuer to realize value from second lien loans and adversely affect the fair value of and income from the Fund’s investment in the CLO’s securities.
Loan Assignments and Participations Risk.
The Fund, or the CLOs in which the Fund invests, may acquire interests in loans either directly (by way of assignment, or “Assignments”) or indirectly (by way of participation, or “Participations”). The purchaser by an Assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the debt obligation. In contrast, Participations acquired by the Fund, or the CLOs in which the Fund invests, in a portion of a debt obligation held by a selling institution (the “Selling Institution”) typically result in a contractual relationship only with such Selling Institution, not with the obligor. The Fund or the CLOs in which the Fund invests would have the right to receive payments of principal, interest and any fees to which the Fund (or the CLOs in which the Fund invests) is entitled under the Participation only from the Selling Institution and only upon receipt by the Selling Institution of such payments from the obligor. In purchasing a Participation, the Fund or the CLOs in which the Fund invests generally will have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such debt obligation, nor any rights of setoff against the obligor, and the Fund or the CLOs in which the Fund invests may not directly benefit from the collateral supporting the debt obligation in which it has purchased the Participation. As a result, the Fund or the CLOs in which the Fund invests would assume the credit risk of both the obligor and the Selling Institution. In the event of the insolvency of the Selling Institution, the Fund or the CLOs in which the Fund invests will be treated as a general creditor of the Selling Institution in respect of the Participation and may not benefit from any setoff between the Selling Institution and the obligor.
The holder of a Participation in a debt obligation may not have the right to vote to waive enforcement of any default by an obligor. Selling Institutions commonly reserve the right to administer the debt obligations sold by them as they see fit and to amend the documentation evidencing such debt obligations in all respects. However, most participation agreements with respect to senior secured loans provide that the Selling Institution may not vote in favor of any amendment, modification or waiver that (1) forgives principal, interest or fees, (2) reduces principal, interest or fees that are payable, (3) postpones any payment of principal (whether scheduled or mandatory), interest or fees or (4) releases any material guarantee or security without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver).
A Selling Institution voting in connection with a potential waiver of a default by an obligor may have interests different from the Fund’s, and the Selling Institution might not consider the Fund’s interests in connection with its vote. In addition, many participation agreements with respect to senior secured loans that provide voting rights to the participant further provide that, if the participant does not vote in favor of amendments, modifications or waivers, the Selling Institution may repurchase such Participation at par. An investment by the Fund in a synthetic security related to a loan involves many of the same considerations relevant to Participations.
Liquidity Risk.
High-yield investments, including subordinated CLO securities and collateral held by CLOs in which the Fund invests, generally have limited liquidity. As a result, prices of high-yield investments have at times experienced significant and rapid decline when a substantial number of holders (or a few holders of a significantly large “block” of the securities) decided to sell. In addition, the Fund (or the CLOs in which the Fund invests) may have difficulty disposing of certain high-yield investments because there may be a thin trading market for such securities. To the extent that a secondary trading market for non-investment
grade high-yield investments exists, it would not be as liquid as the secondary market for highly rated investments. Reduced secondary market liquidity would have an adverse impact on the fair value of the securities and on the Fund’s direct or indirect ability to dispose of particular securities in response to a specific economic event such as deterioration in the creditworthiness of the issuer of such securities.
As secondary market trading volumes increase, new loans frequently contain standardized documentation to facilitate loan trading that may improve market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue. Because holders of such loans are offered confidential information relating to the borrower, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not purchased or sold as easily as publicly traded securities. Although a secondary market may exist, risks similar to those described above in connection with an investment in high-yield debt investments are also applicable to investments in lower rated loans.
The securities issued by CLOs generally offer less liquidity than other investment grade or high-yield corporate debt, and are subject to certain transfer restrictions that impose certain financial and other eligibility requirements on prospective transferees. Other investments that the Fund may purchase in privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer. As a result of this illiquidity, the Fund’s ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent the Fund from making sales to mitigate losses on such investments. In addition, CLOs are subject to the possibility of liquidation upon an event of default, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances.
Counterparty Risk.
The Fund may be exposed to counterparty risk, which could make it difficult for the Fund or the CLOs in which the Fund invests to collect on the obligations represented by investments and result in significant losses.
The Fund may hold investments (including synthetic securities) that would expose the Fund to the credit risk of the Fund’s counterparties or the counterparties of the CLOs in which it invests. In the event of a bankruptcy or insolvency of such a counterparty, the Fund or a CLO in which such an investment is held could suffer significant losses, including the loss of that part of the Fund’s or the CLO’s portfolio financed through such a transaction; declines in the value of the Fund’s investment, including declines that may occur during an applicable stay period; the inability to realize any gains on the Fund’s investment during such period; and fees and expenses incurred in enforcing the Fund’s rights. If the CLO enters into or owns synthetic securities, the CLO may fall within the definition of a “commodity pool” under Commodity Futures Trading Commission (“CFTC”) rules, and the collateral manager of the CLO may be required to register as a commodity pool operator (“CPO”) with the CFTC, which could increase costs for the CLO and reduce amounts available to pay to the residual tranche.
In addition, with respect to certain swaps and synthetic securities, neither a CLO nor the Fund usually has a contractual relationship with the entities, referred to as “Reference Entities,” whose payment obligations are the subject of the relevant swap agreement or security. Therefore, neither the CLOs nor the Fund generally have a right to directly enforce compliance by the Reference Entity with the terms of this kind of underlying obligation, any rights of set-off
against the Reference Entity or any voting rights with respect to the underlying obligation. The CLOs and the Fund will not directly benefit from the collateral supporting the underlying obligation and will not have the benefit of the remedies that would normally be available to a holder of such underlying obligation.
Furthermore, the Fund may invest in unsecured notes which are linked to loans or other assets held by a bank or other financial institution on its balance sheet (so called “credit-linked notes”). Although the credit-linked notes are tied to the underlying performance of the assets held by the bank, such credit-linked notes are not secured by such assets, and the Fund has no direct or indirect ownership of the underlying assets. Thus, as a holder of such credit-linked notes, the Fund would be subject to counterparty risk of the bank that issues the credit-linked notes (in addition to the risk associated with the assets themselves). To the extent the relevant bank experiences an insolvency event or goes into receivership, the Fund may not receive payments on the credit-linked notes, or such payments may be delayed.
CLO Underlying Asset Default Risk.
A default and any resulting loss as well as other losses on an underlying asset held by a CLO may reduce the fair value of the Fund’s corresponding CLO investment. A wide range of factors could adversely affect the ability of the borrower of an underlying asset to make interest or other payments on that asset. To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which the Fund invests, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral whether due to bankruptcy or otherwise. Any defaults and losses in excess of expected default rates and loss model inputs will have a negative impact on the fair value of the Fund’s investments, will reduce the cash flows that the Fund receives from the Fund’s investments, adversely affect the fair value of the Fund’s assets and could adversely impact the Fund’s ability to pay dividends. Furthermore, the holders of the junior equity and debt tranches typically have limited rights with respect to decisions made with respect to collateral following an event of default on a CLO. In some cases, the senior most class of notes can elect to liquidate the collateral even if the expected proceeds are not expected to be able to pay in full all classes of notes. The Fund could experience a complete loss of the Fund’s investment in such a scenario.
In addition, the collateral of CLOs may require substantial workout negotiations or restructuring in the event of a default or liquidation. Any such workout or restructuring is likely to lead to a substantial reduction in the interest rate of such asset and/or a substantial write-down or write-off
of all or a portion the principal of such asset. Any such reduction in interest rates or principal will negatively affect the fair value of the Fund’s portfolio.
Loan Accumulation Facilities Risks.
The Fund may invest capital in LAFs, which are short- to medium-term facilities that typically operate over a period of six to twelve months, often provided by the bank that will serve as placement agent or arranger on a CLO transaction and which acquire loans on an interim basis that are expected to form part of the portfolio of a future CLO. Subsequent CLOs that LAFs are designed to facilitate are primary issuance CLOs. When evaluating a potential investment in a LAF, the Adviser or
Sub-Adviser
analyzes four core factors: (i) structural protections, (ii) collateral quality, (iii) offering document terms and restrictions, and (iv) collateral manager trading liquidity. Decisions are informed by third-party and proprietary analytics and require approval by at least two portfolio managers. The Adviser or
Sub-Adviser
also monitors CLO managers and LAF investments for material changes and ongoing performance. Because LAFs typically begin ramping up their underlying loan portfolios after the Fund’s investment commitment is made, the Adviser or
Sub-Adviser
places particular emphasis on the quality and expertise of the collateral manager when evaluating a LAF investment. The Fund will not invest in LAFs where the underlying CLOs do not fit the Fund’s investment strategy, objectives, risk management framework, or other limitations under the 1940 Act. The Fund does not expect to invest in LAFs that impose industry, sector, or other concentration parameters on the underlying loans, and the Adviser and
Sub-Adviser
do not have any particularized relationships with LAF providers or CLO managers, as all such transactions are expected to be conducted on an arms-length basis. The Fund is not subject to any tranche-specific or term-specific capital commitment terms in connection with its LAF investments. Investments in LAFs have risks similar to those applicable to investments in CLOs. There typically will be no assurance that the future CLO will be consummated or that the loans held in such a LAF are eligible for purchase by the CLO. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, the Fund may be responsible for either holding or disposing of the loans. This could expose the Fund primarily to credit and/or mark-to-market
losses, and other risks.
Furthermore, the Fund likely will have no consent rights in respect of the loans to be acquired in such a facility and in the event the Fund does have any consent rights, they will be limited. LAFs typically employ leverage of four to six times the Fund’s invested capital before a CLO’s closing, which increases the potential risk of loss.
Issuer Default Risk.
In the event of a bankruptcy or insolvency of an issuer or borrower of a loan that the Fund holds or of an underlying asset held by a CLO or other vehicle in which the Fund invests, a court or other governmental entity may determine that the Fund’s claims or those of the relevant CLO are not valid or not entitled to the treatment the Fund expected when making the Fund’s initial investment decision.
Various laws enacted for the protection of debtors may apply to the underlying assets in the Fund’s investment portfolio. The information in this and the following paragraph represents a brief summary of certain points only, is not intended to be an extensive summary of the relevant issues and is applicable with respect to U.S. issuers and borrowers only. The following is not intended to be a summary of all relevant risks. Similar avoidance provisions to those described below are sometimes available with respect to
non-U.S.
issuers or borrowers, but there is no assurance that this will be the case which may result in a much greater risk of partial or total loss of value in that underlying asset.
If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer or borrower of underlying assets, such as a trustee in bankruptcy, were to find that such issuer or borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such underlying assets and, after giving effect to such indebtedness, the issuer or borrower (1) was insolvent; (2) was engaged in a business for which the remaining assets of such issuer or borrower constituted unreasonably small capital; or (3) intended to incur, or believed that it would incur, debts beyond the Fund’s ability to pay such debts as they mature, such court could decide to invalidate, in whole or in part, the indebtedness constituting the underlying assets as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of the issuer or borrower, or to recover amounts previously paid by the issuer or borrower in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer or borrower of underlying assets, payments made on such underlying assets could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. federal bankruptcy law or even longer under state laws) before insolvency.
The Fund’s underlying assets may be subject to various laws for the protection of debtors in other jurisdictions, including the jurisdiction of incorporation of the issuer or borrower of such underlying assets and, if different, the jurisdiction from which it conducts business and in which it holds assets, any of which may adversely affect such issuer’s or borrower’s ability to make, or a creditor’s ability to enforce, payment in full, on a timely basis or at all. These insolvency considerations will differ depending on the jurisdiction in which an issuer or borrower or the related underlying assets are located and may differ depending on the legal status of the issuer or borrower.
Derivatives Risk.
The Fund may in the future purchase and sell a variety of derivative instruments. The Fund may use derivative transactions to hedge against credit risk, interest rate risk or for other forms of investment or risk management purposes. The Fund may also use derivative transactions for investment purposes to the extent consistent with the Fund’s investment objective if the Adviser and
Sub-Adviser
deem it appropriate to do so. Derivative transactions may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by other instruments. The primary risks related to derivative transactions include counterparty, correlation, illiquidity, leverage, volatility, OTC trading, operational and legal risks. A small investment in derivatives could have a large potential impact on the Fund’s performance, effecting a form of investment leverage on the Fund’s portfolio. In certain types of derivative transactions, the Fund could lose the entire amount of its investment. In other types of derivative transactions, the potential loss is theoretically unlimited.
The following is a more detailed discussion of primary risk considerations related to the use of derivative transactions that investors should understand before investing in the Fund’s securities.
Counterparty risk
. Counterparty risk is the risk that a counterparty in a derivative transaction will be unable to honor its financial obligation to the Fund or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If the Fund’s counterparty to a derivative transaction experiences a loss of capital or is perceived to lack adequate capital or access to capital, it may experience margin calls to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt, the Fund may experience significant delays in obtaining recovery (if any) under the derivative contract in bankruptcy or other reorganization proceeding; if the Fund’s claim is unsecured, the Fund will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearinghouse for performance of financial obligations. However, there can be no assurance that the clearinghouse, or its members, will satisfy its obligations to the Fund.
Correlation risk
. When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent the Fund from achieving the intended hedging effect or expose the Fund to the risk of loss. The imperfect correlation between the value of a derivative and the Fund’s underlying assets may result in losses on the derivative transaction that are greater than the gain in the value of the underlying assets in the Fund’s portfolio.
The Adviser and
Sub-Adviser
may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. These factors may have a significant negative effect on the fair value of the Fund’s assets and the market value of the Fund’s securities.
Liquidity risk
. Derivative transactions, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets the Fund would not be able to close out a position without incurring a loss. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized
derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses. As a result, the Fund may need to liquidate other investments to meet margin and settlement payment obligations.
Leverage risk
. Derivative transactions can result in significant leverage and risk of loss. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses the Fund experiences and could cause the Fund’s NAV to be subject to wider fluctuations than would be the case if the Fund did not use the leverage feature in derivative instruments.
Volatility risk
. The prices of many derivative instruments, including many options and swaps, are highly volatile. Price movements of options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates; changing supply and demand relationships; trade, fiscal, monetary and exchange control programs and policies of governments; and national and international political and economic events and policies. The value of options and swap agreements also depends upon the price of the securities or currencies underlying them. These factors may cause the derivatives transactions to experience adverse market movements.
OTC trading risk
. Derivative transactions may include instruments not traded on an organized market. The risk of non-performance
by the counterparty to such derivative transaction may be greater and the ease with which the Fund can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “ask” prices for certain derivative instruments that are not traded on an exchange. Such instruments are often valued subjectively and may result in mispricings or improper valuations. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value, or both. In contrast, cleared derivative transactions benefit from daily mark-to-market
pricing and settlement, and segregation and minimum capital requirements applicable to intermediaries.
Operational and legal risk
. Derivatives are also subject to operational and legal risks. Operational risk generally refers to risk related to potential operational issues, including documentation issues, settlement issues, system failures, inadequate controls, and human errors. Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract. Transactions directly between two counterparties generally do not benefit from such protections; however, certain uncleared derivative transactions are subject to minimum margin requirements that may require the Fund and its counterparties to exchange collateral based on daily marked-to-market
pricing. OTC trading generally exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties.
Investments in Investment Companies Risk.
The Fund may invest in securities of other investment companies, including closed-end
funds, business development companies (“BDCs”), mutual funds, and exchange-traded funds (“ETFs”), and may otherwise invest indirectly in securities consistent with the Fund’s investment objective subject to statutory limitations prescribed by the 1940 Act. These limitations include in certain circumstances a prohibition on the Fund’s acquiring more than 3% of the voting shares of any other investment company, and a prohibition on the Fund’s investing more than 5% of its total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. Subject to applicable law and/or pursuant to an exemptive order obtained from the SEC, or under an exemptive rule adopted by the SEC, the Fund may invest in certain other investment companies (including ETFs and money market funds) and BDCs beyond these statutory limits or otherwise provided that certain conditions are met. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies in addition to the fees and expenses that the Fund regularly bears. The Fund may only invest in other investment companies to the extent that the asset class exposure in such investment companies is consistent with the permissible asset class exposure for the Fund had it invested directly in securities, and the portfolios of such investment companies are subject to similar risks as the Fund is.
Reinvestment Risk.
As part of the ordinary management of its portfolio, a CLO will typically generate cash from asset repayments and sales and reinvest those proceeds in substitute assets, subject to compliance with its investment tests and certain other conditions. The earnings with respect to such substitute assets will depend on the quality of reinvestment opportunities available at the time. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or need to satisfy the CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow that the CLO collateral manager is able to achieve. The investment tests may incentivize a CLO collateral manager to cause the CLO to buy riskier assets than it otherwise would, which could result in additional losses. These factors could reduce the Fund’s return on investment and may have a negative effect on the fair value of the Fund’s assets and the market value of the Fund’s securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. In addition, in most CLO transactions, CLO debt investors are subject to the risk that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, causing such CLO’s outstanding CLO debt securities to be repaid at par earlier than expected. There can be no assurance that the Fund will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.
Non-U.S.
Investments Risk.
While the Fund invests primarily in CLOs that hold underlying U.S. assets, these CLOs may be organized outside the United States. The Fund may also invest in CLOs that hold collateral that are
non-U.S.
assets or otherwise invest in securities of
non-U.S.
issuers to the extent consistent with the Fund’s investment strategies and objective.
Investing in foreign entities may expose the Fund to additional risks not typically associated with investing in U.S. issuers. These risks include changes in exchange control regulations; political and social instability; restrictions on the types or amounts of investment; the imposition of sanctions, tariffs, or other governmental restrictions; expropriation; imposition of foreign taxes; less liquid markets and less available information than are generally the case in the U.S.; higher transaction costs; less government supervision of exchanges, brokers and issuers; less developed bankruptcy laws; difficulty in enforcing contractual obligations; lack of uniform accounting and auditing standards; currency fluctuations; and greater price volatility. Further, the Fund and the CLOs in which the Fund invests may have difficulty enforcing creditors’ rights in foreign jurisdictions.
In addition, international trade tensions may arise from time to time that could result in trade tariffs, embargoes or other restrictions or limitations on trade. The imposition of any actions on trade could trigger a significant reduction in international trade, supply chain disruptions, an oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies or industries, which could have a negative impact on the value of the CLO securities that the Fund holds.
Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in periods when the Fund’s assets are uninvested. The Fund’s inability to make intended investments due to settlement problems or the risk of intermediary counterparty failures could cause it to miss investment opportunities. The inability to dispose of an investment due to settlement problems could result in losses to the Fund due to subsequent declines in the value of such investment or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Transaction costs of buying and selling foreign securities also are generally higher than those involved in domestic transactions. Furthermore, foreign financial markets have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.
The economies of individual
non-U.S.
countries may also differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, volatility of currency exchange rates, depreciation, capital reinvestment, resources self-sufficiency and balance of payments position.
Global Risks.
Due to the highly interconnected global economies and financial markets, the value of the Fund’s securities and the Fund’s underlying investments may go up or down in response to governmental actions and/or general economic conditions throughout the world. Events such as war, military conflict, acts of terrorism, social unrest, natural disasters, recessions, inflation, rapid interest rate changes, supply chain disruptions, sanctions, the spread of infectious illness or other public health threats could also significantly impact the Fund and its investments.
Currency Risk
. Any of the Fund’s investments that are denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar. Although the Fund intends to hedge any
non-U.S.
dollar exposures back to U.S. dollars, an increase in the value of the U.S. dollar compared to other currencies in which the Fund makes investments would otherwise reduce the effect of increases and magnify the effect of decreases in the prices of the Fund’s
non-U.S.
dollar denominated investments in their local markets. Fluctuations in currency exchange rates will similarly affect the U.S. dollar equivalent of any interest, dividend or other payments made that are denominated in a currency other than U.S. dollars.
Unrealized Losses Risk.
As a registered
closed-end
management investment company, the Fund is required to carry its investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by the Adviser. Decreases in the market values or fair values of the Fund’s investments are recorded as unrealized depreciation. Any unrealized losses in the Fund’s portfolio could be an indication of an issuer’s inability to meet its repayment obligations to the Fund with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of the Fund’s income available for distribution or making payments on the Fund’s other obligations in future periods.
If the Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to the Fund’s shareholders. A return of capital distribution will generally not be taxable to the Fund’s shareholders. However, a return of capital distribution will reduce a shareholder’s cost basis in the Shares on which the distribution was received, thereby potentially resulting in a higher reported capital gain or lower reported capital loss when those Shares are sold or otherwise disposed of.
Qualifying Income Risk.
Some of the income and fees that the Fund may recognize will not satisfy the qualifying income requirement applicable to RICs. To ensure that such income and fees do not disqualify the Fund as a RIC for a failure to satisfy such requirement, the Fund may need to recognize such income and fees indirectly through one or more entities classified as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax on their earnings, which ultimately will reduce the Fund’s return on such income and fees.
Payment-In-Kind
and Original Issue Discount Risk.
To the extent that the Fund invests in original issue discount (“OID”) instruments, including payment-in-kind
(“PIK”) loans and
zero-coupon
bonds, investors will be exposed to the risks associated with the inclusion of such non-cash
income in taxable and accounting income prior to receipt of cash, including the following risks:

•	the interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan;

•	the interest rates on PIK loans are higher to reflect the time value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments;

•	market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash;

•	PIK instruments may have unreliable valuations because the accruals require judgments about ultimate collectability of the deferred payments and the value of the associated collateral; and

•
for U.S. federal income tax purposes, the Fund may be required to make distributions of OID income without receiving any cash and such distributions may have to be paid from offering proceeds or the sale of assets without investors being given any notice of this fact.

Risks Relating to the Fund’s Business and Structure
Valuation Risk.

Under the 1940 Act, the Fund is required to carry the Fund’s portfolio investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser in accordance with written valuation policies and procedures, subject to oversight by the Board, in accordance with Rule
2a-5
under the 1940 Act. Typically, there is no public market for the type of investments the Fund targets. The Fund expects a majority of the Fund’s investments to be categorized as Level 2 and Level 3 assets. The Fund values these securities based on relevant information compiled by the Adviser and third-party pricing services (when available), and with the oversight of the Board.
The determination of fair value and, consequently, the amount of unrealized gains and losses in the Fund’s portfolio, are to a certain degree subjective and dependent on a valuation process approved and overseen by the Board. Certain factors that may be considered in determining the fair value of the Fund’s investments include non-binding
indicative bids and the number of trades (and the size and timing of each trade) in an investment. Valuation of certain investments is also based, in part, upon third-party valuation models which take into account various market inputs. Investors should be aware that the models, information and/or underlying assumptions used by the Adviser or such models will not always correctly capture the fair value of an asset. Because such valuations, and particularly valuations of securities that are not publicly traded like those the Fund holds, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The Adviser’s determinations of fair value may differ materially from the values that would have been used if an active public market for these securities existed. The Adviser’s determinations of the fair value of the Fund’s investments have a material impact on the Fund’s net earnings through the recording of unrealized appreciation or depreciation of investments and may cause the Fund’s NAV on a given date to understate or overstate, possibly materially, the value that the Fund may ultimately realize on one or more of the Fund’s investments.
Management Risk.
The Fund’s ability to achieve the Fund’s investment objective depends on the Adviser’s and
Sub-Adviser’s
ability to effectively manage and deploy capital, which depends, in turn, on the Adviser’s and
Sub-Adviser’s
ability to identify, evaluate and monitor, and the Fund’s ability to acquire, investments that meet the Fund’s investment criteria.
Accomplishing the Fund’s investment objective on a cost-effective basis is largely a function of the Adviser’s and
Sub-Adviser’s
handling of the investment process, its ability to provide competent, attentive and efficient services, and the Fund’s access to investments offering acceptable terms, either in the primary or secondary markets. Even if the Fund is able to grow and build upon the Fund’s investment operations, any failure to manage the Fund’s growth effectively could have a material adverse effect on the Fund’s business, financial condition, results of operations and prospects. The results of the Fund’s operations will depend on many factors, including the availability of opportunities for investment, readily accessible short- and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if the Fund cannot successfully operate the Fund’s business or implement the Fund’s investment policies and strategies as described in this prospectus, it could adversely impact the Fund’s ability to pay dividends or make distributions.
The Fund’s success will depend on the ability of the Adviser
and
Sub-Adviser
to attract and retain qualified personnel in a competitive environment.
The Fund’s growth will require that the Adviser and
Sub-Adviser
attract and retain new investment and administrative personnel in a competitive market. The Adviser’s and
Sub-Adviser’s
ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including its ability to offer competitive compensation, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds, mezzanine funds and BDCs) and traditional financial services companies, with which the Adviser will compete for experienced personnel have greater resources than the Adviser and
Sub-Adviser.
The Fund’s incentive fee structure may incentivize the Adviser to pursue speculative investments, use leverage when it may be unwise to do so or refrain from de-levering
when it would otherwise be appropriate to do so.
The Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to pursue investments on the Fund’s behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. The Incentive Fee payable to the Adviser is based on the Fund’s
Pre-Incentive
Fee Net Investment Income, as calculated in accordance with the Fund’s Investment Advisory Agreement. This may encourage the Adviser to use leverage in an effort to increase the return on the Fund’s investments, even when it may not be appropriate to do so, and to refrain from de-levering
when it would otherwise be appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of the Fund’s securities. See “- Risks Related to the Fund’s Investments -
Leverage Risk
.”
The Fund may be obligated to pay the Adviser incentive compensation even if the Fund incurs a loss or with respect to investment income that the Fund has accrued but not received.

The Adviser is entitled to incentive compensation for each fiscal quarter based on the Fund’s
Pre-Incentive
Fee Net Investment Income, if any, for the immediately preceding calendar quarter above a performance threshold for that quarter. Accordingly, since the performance threshold is based on a percentage of the Fund’s NAV, decreases in its NAV make it easier to achieve the performance threshold. The Fund’s
Pre-Incentive
Fee Net Investment Income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that the Fund may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on the Fund’s statement of operations for that quarter. Thus, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or the Fund incurs a net loss for that quarter. In addition,
Pre-Incentive
Fee Net Investment Income includes accrued income that the Fund has not yet received in cash. The Adviser is not obligated to return the Incentive Fee based on accrued income that is later determined to be uncollectible in cash.
Any incentive fee payable by the Fund that relates to the Fund’s
Pre-Incentive
Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received, including OID, which may arise if the Fund receives fees in connection with the origination of a loan or possibly in other circumstances, or contractual PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. To the extent the Fund does not distribute accrued PIK interest, the deferral of PIK interest has the simultaneous effects of increasing the assets under management and increasing the base management fee at a compounding rate while generating investment income and increasing the Incentive Fee at a compounding rate. In addition, the deferral of PIK interest would also increase the loan-to-value
ratio at a compounding rate if the issuer’s assets do not increase in value, and investments with a deferred interest feature, such as PIK interest, may represent a higher credit risk than loans on which interest must be paid in full in cash on a regular basis.
For example, if an entity defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income that the Fund never received.
The Adviser’s liability is limited under the Investment Advisory Agreement, and the Fund has agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on the Fund’s behalf than it would when acting for its own account.
Under the Investment Advisory Agreement, the Adviser does not assume any responsibility to the Fund other than to render the services called for under the agreement, and it is not responsible for any action of the Board in following or declining to follow the Adviser’s advice or recommendations. The Adviser maintains a contractual and fiduciary relationship with the Fund. Under the terms of the Investment Advisory Agreement, the Adviser, its officers, managers, members, agents, employees and other affiliates are not liable to the Fund for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. In addition, the Fund has agreed to indemnify the Adviser and each of its officers, managers, members, agents, employees and other affiliates from and against all damages, liabilities, costs and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser of its obligations under the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on the Fund’s behalf than it would when acting for its own account.
Fluctuations in NAV Risk.
The Fund could experience fluctuations in the Fund’s NAV due to a number of factors, including the timing of distributions to the Fund’s shareholders, fluctuations in the value of the CLO securities that the Fund holds, the Fund’s ability or inability to make investments that meet the Fund’s investment criteria, the interest and other income earned on the Fund’s investments, the level of the Fund’s expenses (including any interest or dividend rate payable on the debt securities or preferred shares the Fund may issue), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in the markets and general economic conditions. As a result of these factors, the Fund’s NAV and results for any period should not be relied upon as being indicative of the Fund’s NAV and results in future periods.
Changes to Operating Policies and Strategies Risk.
The Board has the authority to modify or waive the Fund’s current operating policies, investment criteria and strategies, other than those that the Fund has deemed to be fundamental, without prior shareholder approval. The Fund cannot predict the effect any changes to the Fund’s current operating policies, investment criteria or strategies would have on the Fund’s business, NAV, operating results or value of the Fund’s securities. However, the effects of any such changes could adversely impact the Fund’s ability to pay dividends and cause an investor to lose all or part of their investment.

Tax Risk.
At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of the Fund or its shareholders. Therefore, changes in tax laws, regulations or administrative interpretations, or any amendments thereto, could diminish the value of an investment in the Fund’s shares or the value or the resale potential of the Fund’s investments. You are urged to consult with your tax advisor with respect to the impact of any such legislation or other regulatory or administrative developments and proposals and their potential effect on your investment in the Fund.
The Fund will be subject to corporate-level income tax if the Fund is unable to maintain the Fund’s RIC status for U.S. federal income tax purposes.
The Fund can offer no assurance that the Fund will be able to maintain RIC status. To obtain and maintain RIC tax treatment under the Code, the Fund must meet certain annual distribution, income source and asset diversification requirements.
The annual distribution requirement for a RIC will be satisfied if the Fund distributes dividends to the Fund’s shareholders each tax year of an amount generally at least equal to 90% of the sum of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because the Fund uses debt financing, the Fund is subject to certain asset coverage requirements under the 1940 Act and may be subject to financial covenants that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, the Fund could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
The income source requirement will be satisfied if the Fund obtains at least 90% of the Fund’s income for each tax year from dividends, interest, gains from the sale of the Fund’s securities or similar sources.
The asset diversification requirement will be satisfied if the Fund meets certain asset composition requirements at the end of each quarter of the Fund’s tax year. Failure to meet those requirements may result in the Fund having to dispose of certain investments quickly to prevent the loss of RIC status. Because most of the Fund’s investments are expected to be in CLO securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
If the Fund fails to qualify for RIC tax treatment for any reason and remains or becomes subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.
The Fund may have difficulty paying its required distributions if the Fund recognizes income before or without receiving cash representing such income.
For federal income tax purposes, the Fund will include in income certain amounts that the Fund has not yet received in cash, such as OID or market discount, which may arise if the Fund acquires a debt security at a significant discount to par, or PIK interest, which represents contractual interest added to the principal amount of a debt security and due at the maturity of the debt security. The Fund also may be required to include in income certain other amounts that the Fund has not yet, and may not ever, receive in cash. The Fund’s investments in PIK interest may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the issuer of the security could still default when the Fund’s actual collection is scheduled to occur upon maturity of the obligation.
Since, in certain cases, the Fund may recognize income before or without receiving cash representing such income, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. In addition, since the Fund’s Incentive Fee is payable on the Fund’s income recognized, rather than cash received, the Fund may be required to pay advisory fees on income before or without receiving cash representing such income. The use of PIK and OID securities may provide certain benefits to the Adviser, including increasing management fees and incentive fee compensation.
Accordingly, the Fund may have to sell some of the Fund’s investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities. Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash. Further, the interest rates on PIK loans may be higher to reflect the time value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
The Fund’s cash distributions to shareholders may change and a portion of the Fund’s distributions to shareholders may be a return of capital.

The amount of the Fund’s cash distributions may increase or decrease at the discretion of the Board, based upon its assessment of the amount of income generated, the amount of cash available to the Fund for this purpose and other factors. Unless the Fund is able to generate sufficient cash through the successful implementation of the Fund’s investment strategy, the Fund may not be able to sustain a given level of distributions and may need to reduce the level of the Fund’s cash distributions in the future. Further, to the extent that the portion of the cash generated from the Fund’s investments that is recorded as interest income for financial reporting purposes is less than the amount of the Fund’s distributions, all or a portion of one or more of the Fund’s future distributions, if declared, may comprise a return of capital. Accordingly, shareholders should not assume that the sole source of any of the Fund’s distributions is net investment income. See “- Risks Related to the Fund’s Investments -
Prepayment Risk
” and “-
Unrealized Losses Risk
.”
The Fund’s shareholders may receive additional Shares as distributions, which could result in adverse tax consequences to them.
To satisfy certain annual distribution requirements to maintain RIC tax treatment under Subchapter M of the Code, the Fund may, if it has the ability to, declare a large portion of a distribution in additional Shares instead of in cash even if a shareholder has opted out of participation in the any applicable dividend reinvestment plan. As per IRS guidance applicable to publicly offered RICs, as long as at least 20% of such distribution is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a shareholder generally would be subject to tax on 100% of the fair market value of the distribution on the date the distribution is received by the shareholder in the same manner as a cash distribution, even though most of the distribution was paid in Shares.
Because the Fund expects to distribute substantially all of the Fund’s ordinary income and net realized capital gains to the Fund’s shareholders, the Fund may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.
To maintain its RIC status, the Fund is required to distribute at least 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. As a result, these earnings will not be available to fund new investments, and the Fund will need additional capital to fund growth in its investment portfolio. If the Fund fails to obtain additional capital, the Fund could be forced to curtail or cease new investment activities, which could adversely affect its business, operations and results. Even if available, if the Fund is not able to obtain such capital on favorable terms, it could adversely affect its net investment income.
Market Risk.
The Fund may be materially affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including threatened or actual wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions would be expected to increase the Fund’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Fund. Unexpected volatility, illiquidity, governmental action, currency devaluation or other events in the global markets in which the Fund directly or indirectly holds positions could impair the Fund’s ability to carry out its business and could cause the Fund to incur substantial losses. These factors are outside the Fund’s control and could adversely affect the liquidity and value of its investments, and may reduce its ability to make attractive new investments. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser or
Sub-Adviser
will prove correct, and actual events and circumstances may vary significantly.
The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which the Fund interacts in the conduct of its business.
U.S. and global markets have experienced increased volatility in recent years, including as a result of the recent failures of certain U.S. and
non-U.S.
banks, which could be harmful to the Fund and issuers in which it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or an issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund or the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers’ being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.
The Fund also may be subject to risk arising from a broad sell off or other shift in the credit markets, which may adversely impact the Fund’s income and NAV. In addition, if the value of its assets declines substantially, the Fund may fail to maintain the minimum asset coverage imposed upon the Fund by the 1940 Act. See “- Risks Related to the Fund’s Investments -
Leverage Risk
.” Any such failure would affect the Fund’s ability to issue preferred shares, debt securities and other senior securities, including borrowings, and may affect the Fund’s ability to pay distributions on its Shares, which could materially impair its business operations. The Fund’s liquidity could be impaired further by an inability to access the capital markets or to obtain additional debt financing. For example, the Fund cannot be certain that the it would be able to obtain debt financing on commercially reasonable terms, if at all. See “- Risks Related to the Fund’s Investments—
If the Fund is unable to obtain, and/or refinance debt capital, the Fund’s business could be materially adversely affected
.” In previous market cycles, many lenders and institutional investors reduced or ceased lending to borrowers. In the event of such type of market turmoil and tightening of credit, increased market volatility and widespread reduction of business activity could occur, thereby limiting the Fund’s investment opportunities. Moreover, the Fund is unable to predict when economic and market conditions may be favorable in future periods. Even if market conditions are broadly favorable over the long term, adverse conditions in particular sectors of the financial markets could adversely impact the Fund’s business.
If the Fund is unable to obtain and/or refinance debt capital, the Fund’s business could be materially adversely affected.
The Fund may obtain debt financing in order to obtain funds to make additional investments and grow the Fund’s portfolio of investments. Such debt capital may take the form of a term credit facility with a fixed maturity date or other fixed-term instruments, and the Fund may be unable to extend, refinance or replace such debt financings prior to their maturity. If the Fund is unable to obtain or refinance debt capital on commercially reasonable terms, the Fund’s liquidity will be lower than it would have been with the benefit of such financings, which would limit the Fund’s ability to grow its business. In addition, holders of the Fund’s Shares would not benefit from the potential for increased returns on equity that incurring leverage creates. Any such limitations on the Fund’s ability to grow and take advantage of leverage may decrease its earnings, if any, and distributions to shareholders. In addition, in such event, the Fund may need to liquidate certain of its investments that may be difficult to sell if required, meaning that the Fund may realize significantly less than the value at which the Fund has recorded its investments.
Debt capital that is available to the Fund in the future, if any, including upon the refinancing of then-existing debt prior to its maturity, may be at a higher cost and on less favorable terms and conditions than costs and other terms and conditions at which the Fund can currently obtain debt capital. In addition, if the Fund is unable to repay amounts outstanding under any such debt financings and is declared in default or is unable to renew or refinance these debt financings, the Fund may not be able to make new investments or operate its business in the normal course. These situations may arise due to circumstances that the Fund may be unable to control, such as lack of access to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third parties or the Fund, and could materially damage the Fund’s business.
Issuance of Senior Securities Risk.
Under the provisions of the 1940 Act, the Fund is permitted, as a registered closed-end
management investment company, to issue senior securities (including debt securities, preferred shares and/or borrowings from banks or other financial institutions) provided the Fund meets certain asset coverage requirements (
i.e.
, 300% for senior securities representing indebtedness and 200% in the case of the issuance of preferred shares under current law). See “- Risks Related to the Fund’s Investments -
Leverage Risk
” for details concerning how asset coverage is calculated. If the value of the Fund’s assets declines, the Fund may be unable to satisfy this test. If that happens, the Fund may be required to sell a portion of its investments and, depending on the nature of the Fund’s leverage, repay a portion of the Fund’s indebtedness at a time when such sales may be disadvantageous. Also, any amount that the Fund uses to service or repay its indebtedness would not be available for distributions to the Fund’s shareholders.
The Fund is not generally able to issue and sell Shares at a price below the then-current NAV per share (exclusive of any distributing commission or discount). The Fund may, however, sell Shares at a price below the then-current NAV per share (1) in connection with a rights offering to the Fund’s existing shareholders, (2) with the consent of the majority of the Fund’s shareholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.
Significant Shareholders Risk.
To the extent any shareholder, individually or acting together with other shareholders, controls a significant number of the Fund’s voting securities (as defined in the 1940 Act) or any class of voting securities, they may have the ability to control the outcome of matters submitted to the Fund’s shareholders for approval, including the election of Trustees and any merger, consolidation or sale of all or substantially all of the Fund’s assets, and may cause actions to be taken that you may not agree with or that are not in your interests or those of other securityholders.
Legislative and Regulatory Risk.
Legal and regulatory changes
. Legal and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New or revised laws or regulations may be imposed by the CFTC, the SEC, the U.S. Federal Reserve, other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. Such changes, or uncertainty regarding any such changes, could adversely affect the strategies and plans set forth in this Prospectus. Thus, any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of your investment.
Derivative Instruments
. The derivative instruments in which the Fund may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) require certain standardized derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for the Fund. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in the Fund and its counterparties posting higher margin amounts for uncleared derivatives. The Adviser has claimed an exclusion from the definition of CPO under the Commodity Exchange Act (“CEA”) pursuant to CFTC Regulation 4.5 under the CEA promulgated by the CFTC with respect to the Fund, and the Fund intends to operate in a manner that would permit the Adviser to continue to claim such exclusion.
Rule
18f-4
under the 1940 Act regulates the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies and replaces guidance of the SEC and its staff regarding asset segregation and cover transactions previously applicable to the Fund’s derivatives and other transactions. A fund’s trading of derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) is now subject to a value-at-risk
(“VaR”) leverage limit and certain derivatives risk management program and reporting requirements. Generally, these requirements apply unless a fund qualifies as a “limited derivatives user,” as defined in rule
18f-4.
Under rule
18f-4,
when a fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating a fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. In addition, a fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard
settlement cycle, and the transaction will be deemed not to involve a senior security, provided that (i) the fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A fund may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, a Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may limit the ability of a Fund to use derivatives and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of a fund’s investments and cost of doing business, which could adversely affect investors.
Loan Securitizations
. Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in, a hedge fund or private equity fund (“covered funds”) (which have been broadly defined in a way that could include many CLOs). Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of any or all of the investments held by the Fund. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs will qualify for this exemption.
In June 2020, the five federal agencies responsible for implementing the Volcker Rule adopted amendments to the Volcker Rule’s implementing regulations, including changes relevant to the treatment of securitizations (the “Volcker Changes”). Among other things, the Volcker Changes ease certain aspects of the “loan securitization” exclusion, create additional exclusions from the “covered fund” definition and narrow the definition of “ownership interest” to exclude certain “senior debt interests.” Also, under the Volcker Changes, a debt interest would no longer be considered an “ownership interest” solely because the holder has the right to remove or replace the manager following a cause-related default. The Volcker Changes were effective October 1, 2020.
U.S. Risk Retention
. In October 2014, six federal agencies (the FDIC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the SEC, the U.S. Department of Housing and Urban Development and the Federal Housing Finance Agency) adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act (the “Final U.S. Risk Retention Rules”). These rules were published in the Federal Register on December 24, 2014. With respect to the regulation of CLOs, the Final U.S. Risk Retention Rules require that the “sponsor” or a “majority owned affiliate” thereof (in each case as defined in the rules), will retain an “eligible vertical interest” or an “eligible horizontal interest” (in each case as defined therein) or any combination thereof in the CLO in the manner required by the Final U.S. Risk Retention Rules.
The Final U.S. Risk Retention Rules became fully effective on December 24, 2016 (the “Final U.S. Risk Retention Effective Date”) and to the extent applicable to CLOs, the Final U.S. Risk Retention Rules contain provisions that may adversely affect the return of the Fund’s investments. On February 9, 2018, a three-judge panel of the United States Court of Appeals for the District of Columbia Circuit, (the “DC Circuit Court”) rendered a decision in
The Loan Syndications and Trading Association v. Securities and Exchange Commission and Board of Governors of the Federal Reserve System
, No.
1:16-cv-0065
in which the DC Circuit Court held that open market CLO collateral managers are not “securitizers” subject to the requirements of the Final U.S. Risk Retention Rules. Thus, collateral managers of open market CLOs are no longer required to comply with the Final U.S. Risk Retention Rules at this time. As such, it is possible that some collateral managers of open market CLOs will decide to dispose of the notes (or cause their majority owned affiliates to dispose of the notes) constituting the “eligible vertical interest” or “eligible horizontal interest” they were previously required to retain, or to take other action with respect to such notes that is not otherwise prohibited by the Final U.S. Risk Retention Rules. To the extent either the underlying collateral manager or its majority-owned affiliate divests itself of such notes, this will reduce the degree to which the relevant collateral manager’s incentives are aligned with those of the noteholders of the CLO (which may include the Fund as a CLO noteholder), and could influence the way in which the relevant collateral manager manages the CLO assets and/or makes other decisions under the transaction documents related to the CLO in a manner that is adverse to the Fund.
There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the Final U.S. Risk Retention Rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs.
EU/UK Risk Retention.
The securitization industry in both the European Union (“EU”) and the United Kingdom (“UK”) has also undergone a number of significant changes in the past few years. Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization (as amended from time to time, the “EU Securitization Regulation”) applies to certain specified EU investors, and Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitization in the form in effect on December 31, 2020 (which forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”)) (as amended from time to time, the “UK Securitization Regulation” and, together with the EU Securitization Regulation, the “Securitization Regulations”) applies to certain specified UK investors, in each case, who are investing in a “securitisation” (as such term is defined under each Securitization Regulation).
The due diligence requirements of Article 5 of the EU Securitization Regulation (the “EU Due Diligence Requirements”) apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) subject to certain conditions and exceptions, institutions for occupational retirement provision and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013 (as amended, the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of Undertakings for Collective Investment in Transferable Securities (“UCITS”) funds (or internally managed UCITS); the EU Due Diligence Requirements apply also to certain consolidated affiliates of entities that are subject to the CRR. Such institutional investors and their relevant affiliates are referred to as “EU Institutional Investors.”
The due diligence requirements of Article 5 of the UK Securitization Regulation (the “UK Due Diligence Requirements”) apply to “institutional investors” (as defined in the UK Securitization Regulation) being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) which market or manage AIFs (as defined in the AIFM Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open-ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) Financial Conduct Authority investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK CRR”); and (f) CRR firms as defined in the UK CRR; the UK Due Diligence Requirements apply also to certain consolidated affiliates of entities that are subject to the UK CRR. Such institutional investors and their relevant affiliates are referred to as “UK Institutional Investors,” and together with EU Institutional Investors, “Institutional Investors.”

The applicable EU/UK Due Diligence Requirements restrict an Institutional Investor from investing in securitizations unless:

(1)
in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent in the securitization determined in accordance with Article 6 of the applicable EU/UK Securitization Regulation, and the risk retention is disclosed to the Institutional Investor;

(2)
in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (“SSPE”) (each as defined in the EU Securitization Regulation) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(3)
in the case of a UK Institutional Investor, it has verified that the originator, sponsor or SSPE (each as defined in the UK Securitization Regulation): (i) if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and (ii) if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(4)
in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable EU/UK Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposure on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits, and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable EU/UK Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment that enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable EU/UK Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for risk management and as otherwise required by the applicable EU/UK Securitization Regulation.
Failure on the part of an Institutional Investor to comply with the applicable EU/UK Due Diligence Requirements may result in various penalties including, in the case of those Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of such securitization position. CLOs issued in Europe are generally structured in compliance with the Securitization Regulations so that prospective investors subject to the Securitization Regulations can invest in compliance with such requirements. To the extent a CLO is structured in compliance with the Securitization Regulations, the Fund’s ability to invest in the residual tranches of such CLOs could be limited, or the Fund could be required to hold its investment for the life of the CLO. If a CLO has not been structured to comply with the Securitization Regulations, it will limit the ability of Institutional Investors to purchase CLO securities, which may adversely affect the price and liquidity of the securities (including the residual tranche) in the secondary market. Additionally, the Securitization Regulations and any regulatory uncertainty in relation thereto may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of the Fund’s investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations, either of which developments could increase defaulted obligations above historic levels.
The staff of the SEC from time to time has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and leverage risk. The staff of the Division of Investment Management of the SEC has, in correspondence with registered management investment companies, previously raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact the Fund’s ability to implement its investment strategy and/or its ability to raise capital through public offerings, or could cause the Fund to take certain actions that may result in an adverse impact on the Fund’s shareholders, the Fund’s financial condition and/or its results of operations. The Fund is unable at this time to assess the likelihood or timing of any such regulatory development.
General Risk F
acto
rs
General Market Conditions Risk.
The success of any investment activity is influenced by general economic and financial conditions that may affect the level and volatility of equity prices, interest rates and the extent and timing of investor participation in the markets for both equity and interest-rate-sensitive securities. Unexpected volatility, illiquidity, governmental action, currency devaluation or other events in the global markets in which the Fund directly or indirectly holds positions could impair the Fund’s ability to carry out its business and could cause the Fund to incur substantial losses.
Terrorist acts, acts of war, natural disasters, outbreaks or pandemics may disrupt the Fund’s operations as well as the operations of the businesses in which the Fund invests. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. For example, many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, SARS and
COVID-19.
Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. The responses to viral illness outbreaks have varied as have their impact on human health, local economies and the global economy, and it is impossible, at the outset of any such outbreak, to estimate accurately what the ultimate impact of any such outbreak will be. Protective measures taken by governments and the private sector to mitigate the spread of such illness, including travel restrictions and outright bans, quarantines, and work-at-home
arrangements, and the spread of any such illness within the Fund’s offices and the offices of the Fund’s service providers could seriously impair the Fund’s operational capabilities, potentially harming the Fund’s business and its operating results.
Inflation Risk.
Inflation and rapid fluctuations in inflation rates, as has occurred in the U.S., have had in the past, and may in the future have, negative effects on economies and financial markets. Wage and price controls have been imposed at times in certain countries in an attempt to control inflation, which could significantly affect the operation of the issuers of securities or other investments in which the Fund invests. Governmental efforts to curb inflation often have negative effects on the level of economic activity. As such, inflation and rapid fluctuations in inflation rates can adversely affect the financial performance of the Fund and/or the collateral underlying the CLOs in which it invests. There can be no assurance that inflation will not continue to be a serious problem and have an adverse impact on the performance of the Fund and its investments. Were significant inflation to continue, the effect on the Adviser’s strategy could be materially adverse.
Cybersecurity Risk.
The Fund is highly dependent on the communications and information systems of the Adviser, the
Sub-Adviser,
the Administrator and their affiliates as well as the Transfer Agent and certain other third-party service providers. The Fund and its service providers are susceptible to operational and information security risks. While the Fund, the Adviser, the
Sub-Adviser,
and the Administrator have procedures in place with respect to information security, technologies may become the target of cyber attacks or information security breaches that could result in the unauthorized gathering, monitoring, release, misuse, loss or destruction of the Fund’s and/or its shareholders’ confidential and other information, or otherwise disrupt the Fund’s operations or those of its service providers. Disruptions or failures in the physical infrastructure or operating systems and cyber attacks or security breaches of the networks, systems or devices that the Fund and its service providers use to service its operations, or disruption or failures in the movement of information between service providers could disrupt and impact the service providers’ and the Fund’s operations, potentially resulting in financial losses, the inability of the Fund’s shareholders to transact business and of the Fund to process transactions, inability to calculate the Fund’s NAV, misstated or unreliable financial data, violations of applicable privacy and other laws, regulatory fines, penalties, litigation costs, increased insurance premiums, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. The Fund’s service providers’ policies and procedures with respect to information security have been established to seek to identify and mitigate the types of risk to which the Fund and its service providers are subject. As with any risk management system, there are inherent limitations to these policies and procedures as there may exist, or develop in the future, risks that have not been anticipated or identified. There can be no assurance that the Fund or its service providers will not suffer losses relating to information security breaches (including cyber attacks) or other disruptions to information systems in the future.
ESG Strategy Risk.

The Fund’s consideration of ESG factors could cause it to perform differently compared to funds that do not take ESG factors into account. The incorporation of ESG factors into the investment analysis, which can encourage a greater emphasis on long-term performance, may result in the Fund’s forgoing near-term/short-term opportunities to buy certain securities when it might otherwise be advantageous to do so or selling securities for ESG reasons when it might be otherwise disadvantageous to do so. For instance, the Fund explicitly excludes inv estm
ents in corporate issuers involved in the production of specific types of controversial weapons.
Other Risks of the Fund
Shares Not Listed; No Market for Shares
.
Shares are not traded on any national securities exchange or other market. No market currently exists for the Shares, and the Fund contemplates that one will not develop. The Shares are, therefore, not readily marketable.
Closed-end
Fund; Liquidity Risks.
The Fund is a
non-diversified
closed-end
management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies (commonly known as mutual funds) in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV.
Repurchase Offers Risks.
As described under “Share Repurchase Program,” the Fund is an “interval fund” and, in order to provide liquidity to shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule_23c-3 under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a shareholder submits a repurchase request. See “Share Repurchase Program.”
Distributions
In-Kind.
The Fund generally expects to distribute to the holder of Shares that are repurchased cash in satisfaction of such repurchase. However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. If the Fund makes such a distribution of securities, shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs to dispose of such securities.
MANAGEMENT OF THE FUND
Trustees
Pursuant to the Declaration of Trust (“Declaration of Trust”) and
By-Laws
(“By-Laws”),
the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of eight trustees, seven of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees serving on the Board were elected by the organizational shareholder of the Fund. The Statement of Additional Information provides additional information about the Trustees.
RBC Global Asset Management (U.S.) Inc. serves as the Fund’s investment adviser and RBC Global Asset Management (UK) Limited serves as the Fund’s investment sub-adviser,
pursuant to the terms of the Investment Advisory Agreement and the
Sub-Advisory
Agreement, respectively, and subject to the authority of, and any policies established by, the Board. Pursuant to the Investment Advisory Agreement and the
Sub-Advisory
Agreement, the Adviser and the
Sub-Adviser
manage the Fund’s investment portfolio, direct purchases and sales of portfolio securities, and report thereon to the Fund’s officers and Trustees regularly.
The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s investment performance. After an initial two-year
term, the Board reviews, on an annual basis, the Investment Advisory Agreement and the
Sub-Advisory
Agreement to determine, among other things, whether the fees payable thereunder are reasonable in light of the services provided.
Investment Personnel
The Fund’s investment team includes:
Sid Chhabra is Managing Director, Head of Structured Credit, CLO Management, and Euro High Yield. Sid joined RBC
GAM-UK
in June 2018 and has over 16 years of structured credit and CLO experience, having been involved in the structured credit markets from the earliest stages of issuance. Before joining RBC
GAM-UK,
he was most recently a London-based managing director responsible for structured credit and CLOs at Anchorage Capital Europe, a $15 billion alternative investment manager. Before working at Anchorage, Sid was part of the structured credit/CDO Group, EMEA, at JPMorgan, where he was involved in originating, structuring and investing in structured credit products. Sid holds a BTech from the Indian Institute of Technology, Madras (IITM) and an MS from the London School of Economics.
Mark Shohet is a Portfolio Manager on the Securitized Credit team at RBC
GAM-US.
Before joining the firm in 2021, he was responsible for evaluating CLOs and executing all parts of the investment process including sourcing, underwriting and trading for another investment firm. Before that, he worked at a professional services company providing quantitative and advisory services for structured finance transactions. Mark began his career in the investment industry in 2008.

Ajeet Atwal is a Senior Portfolio Manager on the BlueBay Fixed Income team at RBC
GAM-US
focusing on CLOs within the U.S. fixed income space. Ajeet moved to RBC
GAM-US
in 2020 from RBC Capital Markets where he was head of credit for the U.S. CLO business. Before that role, Ajeet was in the Leveraged Finance Group from 2011–2017, and gained experience across a number of capital markets desks including Global Equity Linked Products, Equity Sales, Funding & Liquidity and Corporate Banking after joining in 2009. Before joining RBC, Ajeet was with Lehman Brothers and CIBC World Markets in various origination, sales and trading roles. Ajeet began his career in the investment industry in 2004.
The Fund’s Statement of Additional Information provides additional information about the portfolio managers, including their compensation structure, other accounts managed and ownership of Shares of the Fund.
Control Persons
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. As of the date of this Prospectus, other than the initial shareholder, there were no control persons of the Fund.
Administrator and Transfer Agent
The Bank of New York Mellon, 103 Bellevue Parkway, 2
nd
Floor, Wilmington, Delaware 19809, serves as administrator and fund accountant to the Fund (the “Administrator”) and provides certain administrative and fund accounting services to the Fund pursuant to a Fund Administration and Accounting Agreement.
U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as transfer agent to the Fund (the “Transfer Agent”).
Pursuant to the Fund’s agreements with the Administrator and the Transfer Agent, the Administrator and the Transfer Agent each receive fees from the Fund for services performed as administrator and fund accountant, and transfer agent, respectively.
Custodian
U.S. Bank, N.A., 1555 N. Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212, serves as custodian for the Fund.
FUND EXPENSES
The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund, including amounts that the Fund pays the Adviser and other service providers for certain services that the Adviser and other service providers provide or arrange to be provided to the Fund.
Expenses borne directly by the Fund include:

•	the cost of calculating the NAV of Shares, including the cost of any third-party pricing or valuation services;

•	the cost of effecting sales and repurchases of Shares and other securities;

•	the Management Fee and Incentive Fee;

•
investment-related expenses (
e.g.
, expenses that, in the Adviser’s discretion, are related to the investment of the Fund’s assets, whether such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, dividends on securities sold but not yet purchased and margin fees;

•	transfer agent and custodial fees;

•	federal and any state registration or notification fees;

•	federal, state and local taxes;

•	fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Adviser;

•
the costs of preparing, printing and mailing reports and other communications, including repurchase offer correspondence or similar materials, to shareholders (except that the Adviser bears the cost of printing and distributing extra copies of the Fund’s prospectus, statement of additional information, and sales and advertising materials to prospective investors (but not to existing shareholders));

•	fidelity bond, Trustees and officers errors and omissions liability insurance, and other insurance premiums;

•	legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund);

•	external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information);

•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002; and

•
any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Fund’s organizational documents.

Organization and Offering Costs
Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs were paid by the Adviser on behalf of the Fund.
The Fund’s initial offering costs included, among other things, legal, accounting, printing and other expenses pertaining to this offering. These costs were paid by the Adviser on behalf of the Fund, and the Adviser may seek reimbursement of those costs under the terms of the expense limitation agreement. Costs associated with the initial offering, capitalized as deferred offering costs, are amortized over a twelve-month period from the date of the associated offering. Following such time after the Fund’s launch, costs associated with the offering of the Fund will be expensed as incurred.
MANAGEMENT FEE AND INCENTIVE FEE
Pursuant to the Investment Advisory Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components–the Management Fee and the Incentive Fee.
Management Fee
The Management Fee is calculated and payable monthly in arrears at the annual rate of 1.35% of the average daily value of the Fund’s Net Assets.
Incentive Fee
The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s
“pre-incentive
fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.875% per quarter (or an annualized hurdle rate of 7.50%), subject to a
“catch-up”
feature. For this purpose,
“pre-incentive
fee net investment income” means interest income, dividend income and any other income earned or accrued during the calendar quarter minus the Fund’s operating expenses (which, for this purpose shall not include the Incentive Fee) for the quarter. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month divided by the number of days in the applicable calendar quarter.
The calculation of the Incentive Fee for each calendar quarter is as follows:

•
No Incentive Fee is payable to the Adviser if the Fund’s
pre-incentive
fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 1.875%;

•
100% of the portion of the Fund’s
pre-incentive
fee net investment income that exceeds the hurdle rate but is less than or equal to 2.206% (the
“catch-up”)
is payable to the Adviser if the Fund’s
pre-incentive
fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, exceeds the hurdle rate but is less than or equal to 2.206% (8.824% annualized). The
“catch-up”
provision is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s pre-incentive
fee net investment income when the Fund’s
pre-incentive
fee net investment income reaches 2.206% of Net Assets; and

•
15% of the portion of the Fund’s
pre-incentive
fee net investment income that exceeds the
“catch-up”
is payable to the Adviser if the Fund’s
pre-incentive
fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, exceeds 2.206% (8.824% annualized). As a result, once the hurdle rate is reached and the catch-up
is achieved, 15% of all the Fund’s
pre-incentive
fee net investment income thereafter is allocated to the Adviser.

The following is a graphical representation of the calculation of the Incentive Fee:
Quarterly Incentive Fee
Fund’s
pre-incentive
fee net investment income
(expressed as a percentage of the Fund’s Net Assets)

Investment
Sub-Advisory
Fee
Pursuant to the
Sub-Advisory
Agreement, dated as of March 20, 2026, by and between the Adviser and the
Sub-Adviser,
and in consideration of the
sub-advisory
services provided by the
Sub-Adviser,
the
Sub-Adviser
is entitled to a
sub-advisory
fee of 20% of the total advisory fee (consisting of the management fee and any incentive fee) paid to the Adviser by the Fund after deducting the amounts of any fees waived or Fund expenses paid by the Adviser for the Fund pursuant to the expense limitation agreement then in place. The sub-advisory
fee is paid by the Adviser.
Approval of the Investment Advisory Agreement and
Sub-advisory
Agreement
A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement and
Sub-Advisory
Agreement will be set forth in the Fund’s first annual or semi-annual report following the commencement of operations.
DETERMINATION OF NET ASSET VALUE
The price you pay for your Shares is based on the Fund’s NAV. The Fund’s NAV is calculated at the close of trading (normally 4:00 p.m. Eastern time) on each day the NYSE is open for business (the NYSE is closed on weekends, most federal holidays and Good Friday). The Fund’s NAV is calculated by dividing the value of the Fund’s total assets (including interest and dividends accrued but not yet received) minus liabilities (including accrued expenses) by the total number of Shares outstanding. Requests to purchase Shares are processed at the NAV next calculated after the Fund receives your order in proper form. If the NYSE is closed due to inclement weather, technology problems or any other reason on a day it would normally be open for business, or if the NYSE has an unscheduled early closing on a day it has opened for business, the Fund reserves the right to treat such day as a business day and accept purchase orders until, and calculate the Fund’s NAV as of, the normally scheduled close of regular trading on the NYSE for that day, so long as Fund management believes there remains an adequate market to meet purchase orders for that day.
In the event the Fund holds portfolio securities that trade in foreign markets or that are primarily listed on foreign exchanges that trade on weekends or other days when the Fund does not price its shares, the NAV of the Fund’s shares may change on days when shareholders will not be able to purchase the Fund’s shares.

In calculating the Fund’s NAV, portfolio investments for which market quotations are readily available are valued at market value, which is ordinarily determined based on official closing prices or the last reported sale prices of an instrument. Where no such closing price or sale price is reported, market value is determined based on quotes obtained from market makers or prices supplied by one or more third-party pricing source (“Pricing Services”), which may include evaluated prices. The types of investments in which the Fund typically invests are generally valued on the basis of evaluated prices provided by Pricing Services. Such prices may be based on a number of factors, including, among other things, information obtained from market makers and estimates based on recent market prices for investments with similar characteristics. If market or evaluated prices are not readily available (including when they are not reliable), or if an event occurs after the close of the trading market but before the calculation of the applicable NAV that materially affects the values, assets may be valued at a fair value, pursuant to procedures established by the Adviser as the Fund’s valuation designee and approved by the Board. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. When pricing securities using the fair value procedures, the Adviser (with the assistance of the Fund’s Pricing Services and other service providers) seeks to assign the value that represents the amount that the Fund might reasonably expect to receive upon a current sale of the securities. The fair value procedures include the consideration of pricing information from one or more Pricing Services, which information is monitored by the Adviser on each business day. The Board oversees the Adviser’s implementation of the fair value procedures.
In valuing the Fund’s investments in CLO equity, CLO debt and LAFs, the Adviser may consider a variety of relevant factors, including price indications from a third-party pricing service, recent trading prices for specific investments, and recent purchases and sales known to the Adviser in similar securities.
Specifically, the Fund utilizes a third-party pricing service in connection with the valuation of the Fund’s investments in CLO debt. However, if pricing from such third-party pricing service is determined to be stale or otherwise not reflective of current market conditions, the Fund may use an average of independent broker quotes to determine fair value.
Notwithstanding the foregoing, given the subjectivity inherent in fair valuation and the fact that events could occur after NAV calculation, the actual market prices for a security may differ from the fair value of that security as determined by the Fund at the time of NAV calculation. Thus, discrepancies between fair values and actual market prices may occur on a regular and recurring basis. These discrepancies do not necessarily indicate that the fair value methodology is inappropriate. The Adviser will adjust the fair values assigned to securities in the Fund’s portfolio, to the extent necessary, as soon as market prices become available. The Adviser (and the Fund’s service providers) continually monitor and evaluate the appropriateness of their fair value methodologies through systematic comparisons of fair values to the actual next available market prices of securities contained in the Fund’s portfolio. To the extent the Fund invests in other mutual funds, the Fund’s NAV is calculated based, in part, upon the NAVs of such mutual funds; the prospectuses for those mutual funds in which the Fund invests describe the circumstances under which those mutual funds use fair value pricing, which, in turn, affects their NAVs.
Because the Fund relies on various sources to calculate its NAVs, the Fund is subject to certain operational risks associated with reliance on the Pricing Services and other service providers and data sources. The Fund’s NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Fund’s NAV and/or the inability to calculate NAV over extended time periods. The Fund may be unable to recover any losses associated with such failures.
CONFLICTS OF INTEREST
The Adviser,
Sub-Adviser
and/or their affiliates (together, “RBC”) provide a variety of discretionary and non-discretionary
investment advisory services and products to their clients. As a result, the following potential and actual conflicts of interest, among others, are presented to RBC in the operation of its investment advisory services:

•	RBC faces conflicts of interest when rendering investment advisory services to several clients and may provide dissimilar investment advice to different clients.

•
RBC may, in certain circumstances, have discretion when making distributions as part of repurchases in the form of securities or other assets, and in that case, the composition of such distributions. Accordingly, RBC may face conflicts of interest with respect to investors requesting repurchases and remaining investors.

•
RBC may collect greater compensation for certain funds or accounts than that received for other funds or may receive performance-based compensation. This may create a potential conflict of interest for RBC or its portfolio managers to incentivize certain accounts. Conflicts of interest may also arise when a portfolio manager has management responsibilities to more than one account or fund, such as devotion of unequal time or attention.

•
Potential conflicts of interest may arise with both the aggregation of trade orders and the allocation of securities transactions/investment opportunities/investment ideas. For allocations of aggregated trades, particularly trade orders that were only partially filled due to limited availability, RBC may have an incentive to allocate trades or investment opportunities to certain accounts or funds.

•
As a result of information barriers, personnel within RBC may trade differently from the Fund. Also, if RBC obtains material non-public
confidential information as part of its business activities for or with other clients, it may be restricted from purchasing or selling securities for the Fund.

•
If RBC pays a broker-dealer with “soft” or commission dollars to obtain access to statistical information and research, RBC faces conflicts of interest because RBC may have an incentive to trade with certain brokers or dealers in order to earn soft dollars and the information and research could benefit the Fund more than others.

•
The Fund may be subject to conflicts of interest if it engages in principal transactions with RBC, to the extent permitted by law. RBC may have a potentially conflicting division of loyalties and responsibilities to the parties in these transactions.

•
Where RBC advises both sides of a transaction (
i.e.,
in a cross-transaction) there may be potential conflicts of interest or regulatory issues relating to these transactions that could limit RBC’s decision to engage in these transactions for the Fund. RBC may have a potentially conflicting division of loyalties and responsibilities to the parties in such transactions and has developed policies and procedures in relation to such transactions and conflicts. Cross-transactions may disproportionately benefit some accounts relative to other accounts due to the relative amount of market savings obtained by the accounts. Any principal, cross- or agency cross-transactions will be effected in accordance with fiduciary requirements and applicable law.

•	RBC’s participation in certain markets or its actions for particular clients could also restrict or affect the Fund’s ability to transact in those markets.

•
Potential conflicts of interest also exist when RBC has certain overall investment limitations on positions in securities or other financial instruments due to, among other things, investment restrictions imposed upon RBC by law, regulation, contract or internal policies. They could prevent the Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s objectives.

•
RBC performs certain valuation services related to securities and assets in the Fund. RBC may value an identical asset differently than another division or unit within RBC values the asset. RBC may also value an identical asset differently in different accounts or the Fund.

•
Conflicts of interest may arise in the voting of proxies with, for instance, different teams voting proxies differently or RBC voting differently than its affiliates, or the advice given by its affiliates to their clients (more information on proxy voting is available at page 32 within the Proxy Voting section of the Fund’s Statement of Additional Information).

•
Subject to applicable law, RBC may, from time to time and without notice to investors, in-source
or outsource certain processes or functions in connection with a variety of services that it provides to the Fund in its administrative or other capacities. Such in-sourcing
or outsourcing may give rise to additional conflicts of interest.

•
RBC and the Fund maintain codes of ethics and personal account dealing policies and procedures (collectively, the “Codes”). The Codes are intended to ensure that the interests of shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from a person’s employment activities and that actual and potential conflicts of interest are avoided. The Codes are designed to detect and prevent improper personal trading. The Codes permit personnel subject to the Codes to invest in securities, including securities that may be purchased, sold or held by the Fund, subject to a number of restrictions and controls, including prohibitions against purchases of securities in an initial public offering and a pre-clearance
requirement.

•
RBC and/or its affiliates may, to the extent permitted by applicable regulations, contribute to various non-cash
and cash arrangements to promote the sale of Fund shares as well as sponsor various educational programs, sales contests and/or promotions. RBC and its affiliates may also pay for the travel expenses, meals, lodging and entertainment of intermediaries and their salespersons and guests in connection with educational, sales and promotional programs, subject to applicable regulations. Other compensation may also be offered from time to time to the extent not prohibited by applicable laws or regulations. Such arrangements may give rise to potential conflicts of interest.

•
To the extent permitted by applicable regulations, RBC may recommend that the Fund engage in securities transactions for which an affiliate of RBC serves as an underwriter, remarketing agent or liquidity provider.

•
RBC’s directors, executive officers and employees may also serve as directors, officers, employees or registered persons of one or more affiliates of RBC. RBC’s Codes and related policies are designed to mitigate the conflicts of interest that exist between the allocation of resources and time between entities and the obligations to RBC’s clients and the incentive to take actions that benefit one or more affiliates of RBC.

RBC and the Fund have adopted policies and procedures designed to identify and mitigate the types of potential conflicts of interest discussed above, although they may be ineffective in doing so.
SHARE REPURCHASE PROGRAM
The Fund does not currently intend to list the Shares on a securities exchange and does not expect a secondary market to develop in the foreseeable future. Accordingly, shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No shareholder will have the right to require the Fund to repurchase or redeem such shareholder’s Shares or any portion thereof. Shareholders are not permitted to transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and no such market is expected to develop in the foreseeable future, shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.
The Fund is an “interval fund,” which is designed to provide some liquidity to shareholders by making quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule
23c-3
under the 1940 Act, unless such offer is suspended or postponed in accordance with relevant regulatory requirements (as discussed below). In connection with any given repurchase offer, it is possible that the Fund may offer to repurchase only the minimum allowable amount of 5% of its outstanding Shares. Quarterly repurchases will occur in the months of February, May, August and November. The Fund expects to make its initial repurchase offer no later than the second full quarter after the Fund commences operations. The Fund’s offer to purchase Shares is a fundamental policy that may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Repurchase Offer Notices will be sent to shareholders at least 21 calendar days and no more than 42 calendar days before the Repurchase Request Deadline (
i.e.
, the date by which shareholders can tender their Shares in response to a repurchase offer), which is ordinarily on the third Friday of the month in which the repurchase occurs. The NAV will be calculated no later than the 14 th
calendar day (or the next business day if the 14
th
calendar day is not a business day) after the Repurchase Request Deadline (such calculation date, the “Repurchase Pricing Date”). The Fund will distribute such payment no later than seven calendar days after such Repurchase Pricing Date. The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Types of Investments and Related Risks.”
Determination of Repurchase Offer Amount
The Board, or a committee thereof, in its sole discretion, will determine the Repurchase Offer Amount in connection with any given Repurchase Request Deadline. However, the Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline.
If shareholders tender more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund is permitted to accept all Shares tendered for repurchase by shareholders who own less than one hundred Shares and who tender all of their Shares before prorating other amounts tendered.
Notice to Shareholders
No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund will send each shareholder of record and each beneficial owner of the Shares that are the subject of the repurchase offer a Repurchase Offer Notice. The Repurchase Offer Notice will contain information shareholders should consider in deciding whether to tender Shares for repurchase. It also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and set forth the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice will also indicate the NAV that has been computed no more than seven days before the date of notification, and the process through which shareholders may ascertain the NAV after the notification date.

Repurchase Price
The repurchase price of the shares will be the NAV of the share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. Investors may call
800-422-2766
to learn the NAV. The Repurchase Offer Notice also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs of the Fund, and a toll-free number for information regarding the repurchase offer.
Repurchase Amounts and Payment of Proceeds
Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record or credited directly to a predetermined bank account on the Repurchase Payment Deadline, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, the regulations thereunder and other pertinent laws.
If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2.00% of the outstanding Shares on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.
Consequences of Repurchase Offers
From the time the Fund sends the Repurchase Offer Notice until the Repurchase Pricing Date for that offer, the Fund must maintain assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, such assets will consist of investments that may be sold or otherwise disposed of in the ordinary course of business at approximately the price at which the Fund values them within the period between the Repurchase Request Deadline and the Repurchase Payment Deadline, or that mature by the Repurchase Payment Deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the 1940 Act to meet repurchase requests.
If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional Shares so as to mitigate these effects.
These and other possible risks associated with the Fund’s repurchase offers are described under “Types of Investments and Related Risks — Repurchase Offers Risks” above. In addition, the repurchase of Shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “Tax Aspects” below and in the Statement of Additional Information.
Involuntary Repurchases and Mandatory Redemptions
The Fund, consistent with the requirements of the Fund’s Declaration of Trust, the provisions of the 1940 Act and rules thereunder, including Rule
23c-2
under the 1940 Act, has the right to repurchase or redeem Shares of a shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including:

•
ownership of Shares by a shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

•
continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal consequences;

•	any of the representations and warranties made by a shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

•	it would be in the best interests of the Fund to repurchase or redeem Shares, subject to the conditions of Rule 23c-2 under the 1940 Act.
DESCRIPTION OF CAPITAL STRUCTURE

Shares of Beneficial Interest
The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of Shares of beneficial interest of each class. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit incorporated in the State of Delaware and therefore generally will not be personally liable for the Fund’s debts or obligations.
Share Classes
The Fund has received an exemptive order from the SEC that permits the Fund to issue multiple classes of shares. The Fund offers three separate classes of Shares, designated as Class A shares, Class I shares and Class T shares. The Fund may offer additional classes of Common Shares in the future.
Shares
Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to shareholders if, as and when authorized and declared by the Board. Except as otherwise provided by the Board, Shares will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata
portion of the Fund’s assets available for distribution for the applicable class, subject to any preferential rights of holders of the Fund’s outstanding preferred Shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share will be entitled to a proportionate fractional vote. However, to the extent required by the 1940 Act or otherwise determined by the Board, classes of the Fund will vote separately from each other. Shareholders shall be entitled to vote on all matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of shareholders. The Fund only expects to hold shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of shareholders.
Preferred Shares and Other Securities
The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred Shares, debt securities or other senior securities), by action of the Board without the approval of shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.
Preferred Shares could be issued with rights and preferences that would adversely affect shareholders. Preferred Shares could also be used as an anti-takeover device. Every issuance of preferred Shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred Shares, before any distribution is made with respect to the Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such preferred Shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred Shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred Shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred Shares.
OUTSTANDING SECURITIES
The following table sets forth information about the Fund’s outstanding Shares as of April 24, 2026:

Title of Class	Amount Authorized	Amount Held by the Fund for its Own Account	Amount Outstanding
Class I Shares of Beneficial Interest	Unlimited	None	None
Class A Shares of Beneficial Interest	Unlimited	None	None
Class T Shares of Beneficial Interest	Unlimited	None	None

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.
Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense of any claim, action, suit or proceeding with which such person is involved or threatened) while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.
The Fund has entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.
Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives an undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.
Number of Trustees; Appointment of Trustees; Vacancies; Removal
The Declaration of Trust provides that the number of Trustees shall be no less than one and no more than 15, as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. To the extent that the 1940 Act requires that Trustees be elected by shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of shareholders at which a quorum is present.
The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) (i) with or without cause, by the majority of the Board; or (ii) by the shareholders to the extent provided by the 1940 Act and the rules and regulations thereunder.
Action by Shareholders
The Declaration of Trust provides that shareholder action can be taken only at a meeting of shareholders or by unanimous written consent in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the shareholders with respect to any matter submitted to a vote of the shareholders.
Amendment of Declaration of Trust and
By-Laws
Subject to the provisions of the 1940 Act, and subject to certain exceptions described in the Declaration of Trust, the Board may amend the Declaration of Trust without any vote of shareholders. Pursuant to the Declaration of Trust and
By-Laws,
the Board has the exclusive power to amend or repeal the
By-Laws
or adopt new
By-Laws
at any time.
No Appraisal Rights
In certain extraordinary transactions, some jurisdictions provide the right to dissenting shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle shareholders to appraisal rights.

Derivative Actions
No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No shareholder may maintain a derivative action on behalf of the Fund unless holders of at least 10% of the outstanding shares join in the bringing of such action. However, none of these provisions regarding derivative actions applies to claims arising under federal securities laws.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit
demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board determines not to bring such action. The foregoing undertakings do not apply to any derivative or other action arising under the U.S. federal securities laws.
Conflict with Applicable Laws and Regulations
The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.
TAX ASPECTS
The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund. The discussion below provides general tax information related to an investment in the Fund but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local,
non-U.S.
or other tax consequences. It is based on the Code and U.S. Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of the particular circumstances of a shareholder of the Fund (“Shareholder”), including (but not limited to) alternative minimum tax consequences and tax consequences applicable to Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market
method of tax accounting; persons holding Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; or
tax-exempt
entities, including “individual retirement accounts” or “Roth IRAs.” As with any taxable investment, Shareholders may be subject to the federal alternative minimum tax on their income (including taxable income from the Fund), depending on their individual circumstances. Unless otherwise noted, the following discussion applies only to a Shareholder that holds Shares as a capital asset and is a U.S. Shareholder. A “U.S. Shareholder” generally is a beneficial owner of Shares who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective Shareholder that is a partner in a partnership holding Shares should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of Shares.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and Shareholders should consult their tax advisors about the U.S. federal, state, local or
non-U.S.
tax consequences of an investment in the Fund.
Taxation of the Fund
The Fund intends to elect to be treated for U.S. federal income tax purposes, and it intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to Shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both source of income and asset diversification tests. The Fund will qualify as a RIC if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such shares, securities or currencies; and net income derived from interests in “qualified publicly-traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. Government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. Government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more qualified publicly-traded partnerships (“QPTPs). The Fund’s share of income derived from a partnership other than a “QPTP will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A QPTP is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in shares or securities (or options and futures with respect to shares or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in shares and securities.
In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt
interest income, determined without regard to any deduction for dividends paid, to Shareholders (the “90% distribution requirement”).
If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to Shareholders (including amounts that are reinvested pursuant to the Dividend Reinvestment Plan). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt
interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.
If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to Shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.
As a RIC, the Fund will be, subject to a nondeductible 4% federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year
period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax. Furthermore, any distribution declared by the Fund in October, November or December of any calendar year payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared. The Fund generally intends to avoid the imposition of the 4% excise tax, but there can be no assurance in this regard.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate Shareholders and may be eligible to be qualified dividend income in the case of certain non-corporate
Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying
for taxation as a RIC. If the Fund fails to satisfy either the income test or the asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.
Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with OID, may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to Shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to borrow money, dispose of other securities or forgo new investment opportunities to make such distributions.
There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its net assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount; when and to what extent deductions may be taken for bad debts or worthless instruments; how payments received on obligations in default should be allocated between principal and income; and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify and maintain its qualification to be subject to tax as a RIC, and to minimize the risk that it becomes subject to U.S. federal income or excise tax.
Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of securities of foreign corporations, the Fund will be eligible to elect to “pass through” to Shareholders the foreign source amount of income deemed earned and the respective amount of foreign taxes paid by the Fund. If the Fund so elects, each Shareholder would be required to include in gross income, even though not actually received, each Shareholder’s pro rata
share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata
share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).
The Fund may invest in shares of foreign companies that are classified under the Code as PFICs. In general, a foreign company is considered a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax as if the tax had actually been payable in such prior tax years) even though the Fund distributes the corresponding income to Shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.
The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (
i.e.
, a “QEF” election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in the treatment of any unrealized gains at the Fund’s tax year-end
as though they were recognized and reported as ordinary income. Any mark-to-market
losses and any loss from an actual disposition of the PFIC’s shares would be deductible as ordinary losses to the extent of any net mark-to-market
gains included in income in prior tax years with respect to shares in the same PFIC.
Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Fund Shareholders, and which will be recognized by Fund Shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.
Some of the CLOs in which the Fund invests may be PFICs, which are generally subject to the tax consequences described above. Investment in certain equity interests of CLOs that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such CLOs, PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in other CLOs and other PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs. The Fund’s income inclusion with respect to a PFIC for which the Fund has made a “QEF” election is generally treated as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC if (A) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (B) such inclusion is derived with respect to the Fund’s business of investing in stock, securities or currencies.
If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata
share of the foreign corporation’s earnings for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. The Fund’s income inclusion with respect to a CFC is generally treated as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC either if (A) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (B) such inclusion is derived with respect to the Fund’s business of investing in stock, securities or currencies.
The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time the Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale or other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund Shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, the Fund would not be able to distribute amounts considered dividends for U.S. federal income tax purposes, and any distributions during a tax year made by the Fund before such losses were recognized would be re-characterized
as a return of capital to Fund Shareholders for U.S. federal income tax purposes, rather than as ordinary dividend income, and would reduce each Fund Shareholder’s tax basis in Fund Shares.
If the Fund uses leverage through the issuance of preferred Shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Fund Shares. Limits on the Fund’s ability to pay dividends on Fund Shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Fund Shares because of any applicable asset coverage requirements, the terms of preferred Shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred Shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred Shares would be entitled to receive upon repurchase or liquidation of such preferred Shares.
Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified
dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given taxable year exceed the Fund’s investment company taxable income, the Fund may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its Shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several taxable years that the Fund is required to distribute and that is taxable to Shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years. Any underwriting fees paid by the Fund are not deductible.
The remainder of this discussion assumes that the Fund has qualified and maintained its qualification as a RIC and has satisfied the distribution requirements described above.
Taxation of U.S. Shareholders
Distributions
Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time a Shareholder has owned Shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Shareholder as a return of capital that will be applied against and reduce the Shareholder’s tax basis in its Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s tax basis in its Shares, the excess will be treated as gain from a sale or exchange of Shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares. Generally, for U.S. federal income tax purposes, a Shareholder receiving Shares under the Dividend Reinvestment Plan will be treated as having received a distribution equal to the fair market value of such Shares on the date the Shares are credited to the Shareholder’s account.
A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.
It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund is characterized as ordinary income for U.S. federal income tax purposes. In addition, gain derived by the Fund from the disposition of debt instruments with “market discount” (generally, securities with a fixed maturity date of more than one year from the date of issuance acquired by the Fund at a price below the lesser of their stated redemption price at maturity or accreted value, in the case of securities with OID) will be characterized as ordinary income for U.S. federal income tax purposes to the extent of the market discount that has accrued, as determined for U.S. federal income tax purposes, at the time of such disposition, unless the Fund makes an election to accrue market discount on a current basis. In addition, certain of the Fund’s investments will be subject to other special U.S. federal income tax provisions that may affect the character, or increase the amount and/or accelerate the timing of, distributions to Shareholders.
Distributions made by the Fund to a corporate Shareholder will qualify for the dividends-received deduction only to the extent that the distributions consist of qualifying dividends received by the Fund. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Shares. Distributions of “qualified dividend income” to an individual or other non-corporate
Shareholder will be treated as “qualified dividend income” to such Shareholder and generally will be taxed at long-term capital gain rates, provided the Shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”
Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
If a person acquires Shares shortly before the record date of a distribution, the price of the Shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of his or her investment in such Shares.
Distributions paid by the Fund generally will be treated as received by a Shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the Shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any distribution declared by the Fund in October, November or December of any calendar year payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year will be treated for tax purposes as if it had been received by Shareholders on December 31 of the calendar year in which the distribution was declared.
Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the NAV of those Shares. The Fund (or if a U.S. Shareholder holds Shares through an intermediary, such intermediary) will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per Share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS, including the amount of distributions, if any, eligible for the preferential maximum rate generally applicable to long-term capital gains. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.
Sale, Exchange or Repurchase of Shares
The repurchase or transfer of Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering
Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase may be treated as a dividend (as opposed to a sale or exchange) for U.S. federal income tax purposes, and may result in deemed distributions to non-tendering
Shareholders. On the other hand, Shareholders holding Shares as capital assets who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the Shares and the Shareholder’s adjusted tax basis in the relevant Shares. Such gain or loss generally will be a long-term capital gain or loss if the Shareholder has held such Shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.
Losses realized by a Shareholder on the sale or exchange of Shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such Shares. In addition, no loss will be allowed on a sale or other disposition of Shares if the Shareholder acquires (including through reinvestment of distributions or otherwise) Shares, or enters into a contract or option to acquire Shares, within 30 days before or after any disposition of such Shares at a loss. In such a case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss. Under current law, net capital gains recognized by non-corporate
Shareholders are generally subject to U.S. federal income tax at lower rates than the rates applicable to ordinary income.
In general, U.S. Shareholders currently are subject to a maximum federal income tax rate of either 15% or 20% (depending on whether the Shareholder’s income exceeds certain threshold amounts) on their net capital gain (
i.e.
, the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income.
Non-corporate
Shareholders with net capital losses for a tax year (
i.e.
, capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate
Shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate Shareholders generally may not deduct any net capital losses for a tax year but may carry back such losses for three tax years or carry forward such losses for five tax years.
Reporting of adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to Shareholders. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.
Medicare Tax on Net Investment Income
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.
Tax Shelter Reporting Regulations
Under U.S. Treasury regulations, if a Shareholder recognizes losses with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding and Information Reporting
Information returns will be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares. A Shareholder will be subject to backup withholding on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. resident Shareholder, on an IRS Form
W-9)
and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Shareholders and certain other Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against the applicable Shareholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Taxation of
Tax-Exempt
U.S. Shareholders
A U.S. Shareholder that is a
tax-exempt
organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt
U.S. Shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt
U.S. Shareholder should not be subject to U.S. federal income taxation solely as a result of such Shareholder’s direct or indirect ownership of Shares and receipt of distributions with respect to such Shares (regardless of whether the Fund incurs indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt
U.S. Shareholder. Therefore, a
tax-exempt
U.S. Shareholder should not be treated as earning income from “debt-financed property” and distributions the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that it incurs. Certain tax-exempt
private universities are subject to an additional excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt
investors and
non-qualifying
investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt
investors could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt
U.S. Shareholder recognizing income that would be treated as UBTI.
Taxation of
Non-U.S.
Shareholders
Whether an investment in the Fund is appropriate for a
non-U.S.
Shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a
non-U.S.
Shareholder may have adverse tax consequences.
Non-U.S.
Shareholders should consult their tax advisors before investing in Shares.

The U.S. federal income taxation of a Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a
“non-U.S.
Shareholder”), depends on whether the income that the Shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.
If the income that a
non-U.S.
Shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such
non-U.S.
Shareholder, distributions of “investment company taxable income” (including any deemed distributions with respect to a repurchase offer) will generally be subject to a U.S. federal withholding tax at a rate of 30% (or a lower rate provided under an applicable treaty). Alternatively, if the income that a
non-U.S.
Shareholder derives from the Fund is effectively connected with a U.S. trade or business of the
non-U.S.
Shareholder, the Fund will not be required to withhold U.S. federal tax if the
non-U.S.
Shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to this 30% withholding tax applicable to
non-U.S.
Shareholders.
A
non-U.S.
Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of Shares. If, however, such a
non-U.S.
Shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements, such capital gains distributions, undistributed capital gains and gains from the sale or exchange of Shares will be subject to a 30% U.S. tax. In addition, a repurchase of Shares may be subject to U.S. federal income tax withholding to the extent such repurchase is treated as a taxable distribution, as described above.
Furthermore, properly reported distributions by the Fund and received by
non-U.S.
Shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (
i.e.,
the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains, and a portion of such distributions (
e.g.
, derived from interest from
non-U.S.
sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of Shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. To qualify for this exemption from withholding, a
non-U.S.
Shareholder must comply with applicable certification requirements relating to its
non-U.S.
tax residency status (including, in general, furnishing IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMY
or IRS Form
W-8EXP,
or an acceptable substitute or successor form). Thus, an investment in the Shares by a
non-U.S.
Shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund invests.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a
non-U.S.
Shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a
non-U.S.
Shareholder is a corporation, it may also be subject to the U.S. branch profits tax.
A
non-U.S.
Shareholder other than a corporation may be subject to backup withholding on net capital gains distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Shareholder does not certify its
non-U.S.
status under penalties of perjury or otherwise establish an exemption.
If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a
non-U.S.
Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. To obtain the refund, the
non-U.S.
Shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the
non-U.S.
Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return.
Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the Dividend Reinvestment Plan. A
non-U.S.
Shareholder receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares. If the distribution is subject to withholding tax as described above, only the net after-tax
amount will be reinvested in additional shares. If the distribution is “effectively connected” with a U.S. trade or business of the
non-U.S.
Shareholder (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of the
non-U.S.
Shareholder), and the
non-U.S.
Shareholder complies with the applicable certification and disclosure requirements, the full amount of the distribution generally will be reinvested in additional shares and will nevertheless be subject to U.S. federal income tax at the rates and in the manner applicable to U.S. persons generally. The additional shares received by a
non-U.S.
Shareholder pursuant to the Dividend Reinvestment Plan will have a new holding period commencing on the day following the day on which the shares were credited to the
non-U.S.
Shareholder’s account.
Under the FATCA provisions of the Code, withholding of U.S. tax (at a 30% rate) is required on payments of taxable dividends made to certain
non-U.S.
entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
The tax consequences to a
non-U.S.
Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.
Non-U.S.
Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.
Other Taxes
Shareholders may be subject to state, local and
non-U.S.
taxes applicable to their investment in the Fund. In those states or localities, entity-level tax treatment and the treatment of distributions made to Shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in Shares may have tax consequences for Shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
CHOOSING A SHARE CLASS
The Fund offers three classes of shares: Class I, Class A and Class T. Each class of shares is designed for specific types of investors and has its own fee structure, allowing you to choose the class that best meets your situation. The class that may be best for you depends on a number of factors, including the amount and the length of time that you expect to invest. Not all financial intermediaries make all classes of shares available to their clients. Third parties making Fund shares available to their clients determine which share class(es) to make available.
Class I shares are purchased at NAV and are not subject to any
12b-1
fees. Class I shares can be purchased directly from the Fund’s transfer agent or other financial institutions, which may charge transaction fees with respect to your purchase. Class I shares are intended for (i) investors who meet the investment minimum for Class I shares; (ii) institutional investors (
e.g.
, financial institutions, corporations, trusts and foundations); (iii) funds of funds; (iv) pension plans whose sponsors or administrators have entered into arrangements with the Distributor; (v) investors investing through omnibus accounts held by financial intermediaries that charge transaction fees and have entered into arrangements with the Distributor to offer Class I shares; (vi) current and former trustees of the Fund; and (vii) other investors that have been approved by the Fund or the Adviser.
Class A shares can be purchased directly from the Fund’s transfer agent and are also available through registered broker-dealers, banks, advisers and other financial institutions. Class A shares of the Fund are purchased at NAV plus an initial sales charge. There is no initial sales charge on purchases of Class A shares of $1,000,000 or more; however, a contingent deferred sales charge (“CDSC”) of up to 1.00% may be imposed if such Class A shares are repurchased within twelve (12) months of their purchase. Class A shares of the Fund received as a result of a conversion from Class T shares of the Fund will not be subject to a CDSC upon repurchase by the Fund. Class A shares are intended for (i) investors who meet the investment minimum for Class A shares, (ii) investors investing through omnibus accounts held by financial intermediaries that charge transaction fees and have entered into arrangements with the Distributor to offer Class A shares and (iii) retirement plans whose sponsors or administrators have entered into arrangements with the Distributor.
Class T shares of the Fund are available exclusively to clients of financial intermediaries with whom the Fund has a selling agreement to distribute Class T shares. Class T shares of the Fund are purchased at NAV plus an initial sales charge and are subject to
12b-1
fees. There is no initial sales charge on purchases of Class T shares of $500,000 or more; however a CDSC of up to 1.00% may be imposed if Class T shares are repurchased within twelve (12) months of their purchase.
The minimum initial investment in the Fund is $2,500 for all account types for Class A and Class T shares and $100,000 for all account types for Class I shares. The Adviser may, in its sole discretion, waive these minimums for accounts participating in an automatic investment program and in certain other circumstances. The Fund may waive or lower investment minimums for investors who invest in the Fund through an asset-based fee program made available through a financial intermediary. If your investment is aggregated into an omnibus account established by an investment adviser, broker or other financial intermediary, the account minimums apply to the omnibus account, not to your individual investment. The financial intermediary may also impose minimum requirements that are different from those set forth in this Prospectus. If you choose to purchase shares from or effect repurchase requests directly with the Fund, you will not incur charges on repurchases. However, if you purchase shares or effect repurchase requests through a broker-dealer or other financial intermediary, you may be charged a fee by that intermediary.

Information about sales charges, including applicable waivers, breakpoints and discounts to the sales charges, is fully disclosed in this Prospectus, which is available, free of charge, on the Fund’s website at
www.dfinview.com/usrbcgam
.
SALES CHARGES – CLASS A AND CLASS T SHARES
Purchase of Class A Shares
Front -end sales charges are imposed on sales of Class A shares of the Fund at the rates listed in the table below. The sales charge decreases with larger purchases. For example, if you invest more than $100,000, or if your cumulative purchases or the value on your account is more than $100,000, then the sales charge is reduced. (See “Reducing the Initial Sales Charge on Purchases of Class A and Class T Shares,” below.) This sales charge will be waived for purchases (i) in accounts invested through wrap programs in which the Fund participate, (ii) through “one -stop” mutual fund networks, (iii) through trust companies and banks acting in a fiduciary, adviser, agency, custodial or similar capacity, or (iv) through group retirement plans. The amount paid for an investment, known as the “offering price,” includes any applicable front -end sales charges. Because of rounding in the calculation of the “offering price,” the actual sales charge you pay may be more or less than that calculated using the percentages shown below.

For Purchases:	Sales Charges as a % of Offering Price	Dealer Concession as a % of Offering Price
Less than $100,000	5.75	5.00
$100,000-$249,999	4.50	3.75
$250,000 to $499,999	3.50	2.75
$500,000 to $749,999	2.50	2.00
$750,000 to $999,999	1.50	1.20
$1 million to $4,999,999 1	0.00	1.00
$5 million to $24,999,999 1	0.00	0.50
Over $25 million 1	0.00	0.25

1	A CDSC of up to 1.00% is imposed on redemptions within 12 months of purchase.
Purchase of Class T Shares
Front -end sales charges are imposed on sales of Class T shares of the Fund at the rates listed in the table below. The sales charge decreases with larger purchases. For example, if you invest more than $100,000, or if your cumulative purchases or the value on your account is more than $100,000, then the sales charge is reduced. (See “Reducing the Initial Sales Charge on Purchases of Class A and Class T Shares,” below.) This sales charge will be waived for purchases (i) in accounts invested through wrap programs in which the Fund participate, (ii) through “one -stop” mutual fund networks, (iii) through trust companies and banks acting in a fiduciary, adviser, agency, custodial or similar capacity, or (iv) through group retirement plans. The amount paid for an investment, known as the “offering price,” includes any applicable front -end sales charges. Because of rounding in the calculation of the “offering price,” the actual sales charge you pay may be more or less than that calculated using the percentages shown below.

For Purchases:	Sales Charges as a % of Offering Price	Dealer Concession as a % of Offering Price
Less than $100,000	3.00	2.50
$100,000-$249,999	2.50	2.00
$250,000 to $499,999	1.50	1.20
$500,000 to $999,999 1	0.00	1.00
$1,000,000 to $4,999,999 1	0.00	0.50
$5,000,000 and over 1	0.00	0.25

1	A CDSC of up to 1.00% is imposed on redemptions within 12 months of purchase.
Reducing the Initial Sales Charge on Purchases of Class A and Class T Shares
Combining Accounts of Family Members.
 You may combine accounts in Class A and Class T shares of the Fund in order to qualify for a reduced sales charge (load). The following types of accounts may be aggregated for purposes of reducing the initial sales charge.

•	Accounts owned by you and your immediate family (your spouse and your children under 21 years of age)
•	Single-participant retirement plan accounts owned by you or your immediate family
•	Trust accounts established by you or your immediate family
You need to provide your financial advisor with the information as to which of your accounts qualify as family accounts and this information should be included with your account application.

Letter of Intent
.
 By signing a Letter of Intent (LOI) you can reduce your Class A or Class T sales charge. Your individual purchases will be made at the applicable sales charge based on the amount you intend to invest over a 13-month period. The LOI will apply to all purchases of Class A or Class T shares of the Fund.
Any shares purchased within 90 days of the date you sign the LOI may be used as credit toward completion, but the reduced sales charge will only apply to new purchases made on or after that date. Purchases resulting from the reinvestment of dividends and capital gains do not apply toward fulfillment of the LOI. Shares equal to 5.75% for Class A shares and 3.00% for Class T shares of the amount of the LOI will be held in escrow during the 13-month period. If, at the end of that time the total amount of purchases made is less than the amount intended, you will be required to pay the difference between the reduced sales charge and the sales charge applicable to the individual purchases had the LOI not been in effect. This amount will be obtained from redemption of the escrow shares. Any remaining escrow shares will be released to you.
If you establish an LOI with the Fund you can aggregate your accounts as well as the accounts of your immediate family members.
 You will need to provide written instruction with respect to the other accounts whose purchases should be considered in fulfillment of the LOI.
Rights of Accumulation.
 For the purpose of qualifying for the lower sales charge rates that apply to larger purchases, you may combine your new purchase of Class A or Class T shares with shares of currently owned holdings in Class A shares or Class T shares. The applicable sales charge for the new purchase is based on the total of your current purchase and the current value based on NAV of all other Class A shares or Class T shares you own. You may need to provide your financial advisor with account statements or other information to demonstrate that you qualify for a sales charge reduction.
PLEASE BE ADVISED THAT TO RECEIVE A REDUCTION IN THE INITIAL SALES CHARGE OF YOUR PURCHASES OF CLASS A SHARES OF THE RBC FUNDS, YOU MUST NOTIFY YOUR FINANCIAL ADVISOR AT THE TIME YOU PURCHASE YOUR SHARES THAT YOU QUALIFY FOR SUCH A REDUCTION. IF YOU DO NOT NOTIFY YOUR FINANCIAL ADVISOR THAT YOU MAY BE ELIGIBLE FOR A SALES CHARGE REDUCTION, YOU MAY NOT RECEIVE A REDUCTION TO WHICH YOU ARE OTHERWISE ENTITLED.
Contingent Deferred Sales Charges.
 A 1.00% CDSC in accordance with the amount of the dealer concession paid is imposed on redemptions of Class A shares or Class T shares made within 12 months of a purchase of $500,000 or more of Class T shares or $1 million or more of Class A shares on which no front -end sales charge was paid. Shares acquired through reinvestment of dividends or capital gain distributions are not subject to a CDSC. For purposes of determining the CDSC, if you sell only some of your shares, shares that are not subject to any CDSC will be sold first, followed by shares that you have owned the longest. The CDSC is based on the initial offering price or the current sales price of the shares, whichever is less.
Waiving Contingent Deferred Sales Charges (Class A and Class
 T Shares).
 The contingent deferred sales charge on Class A and Class T shares may be waived in the following cases:

•	Redemptions due to death or disability of the shareholder
•	Redemptions due to the complete termination of a trust upon the death of the trustor/grantor or beneficiary
•	Tax-free returns of excess contributions to IRAs
•
Permitted exchanges of shares between funds (However, if shares acquired in the exchange are subsequently redeemed within the period during which a contingent deferred sales charge would have applied to the initial shares purchased, the contingent deferred sales charge will not be waived.)

The contingent deferred sales charge on Class A and Class T shares may also be waived in the following two cases, if together such transactions do not exceed 12% of the value of an account annually:

•	Redemptions through a systematic withdrawal plan
•	Redemptions due to receiving required minimum distributions from retirement accounts upon reaching RMD age
The Fund does not provide additional information on sales charges on its website because the information is contained in the Prospectus, which is available on the Fund’s website at www.dfinview.com/usrbcgam.
PLAN OF DISTRIBUTION
Quasar Distributors, LLC (“Quasar” or the “Distributor”), located at 190 Middle Street, Suite 301, Portland ME 04101, is the principal underwriter of Shares of the Fund. The Distributor acts as the distributor of Shares for the Fund on a best efforts basis, subject to various conditions, pursuant to the terms of its contract with the Fund. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Distributor will also act as agent for the Fund in connection with repurchases of Shares.

Shares of the Fund will be continuously offered through the Distributor, as the exclusive distributor. The Fund has authorized one or more intermediaries (
e.g.
, brokers, investment advisers, etc., collectively “Intermediaries”) to receive orders on its behalf. Such Intermediaries are authorized to designate other Intermediaries to receive orders on the Fund’s behalf. The Fund will be deemed to have received an order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. The Shares are offered at NAV per share (plus any applicable sales charge) calculated each regular business day.
The Fund and the Distributor will have the sole right to accept orders to purchase Shares and reserve the right to reject any order in whole or in part.
Investors may be charged a fee if they effect transactions through a financial intermediary.
The Fund has adopted a plan under Rule
12b-1
of the 1940 Act with respect to Class T shares (the “Plan”).
The Plan provides that the Fund will pay a distribution fee of 0.50% of the average daily net assets of the Class T shares of the Fund in connection with the distribution of the class’s shares, including, but not necessarily limited to, compensation to underwriters, dealers and selling personnel, the printing and mailing of prospectuses to other than current Fund shareholders and the printing and mailing of sales literature. The Class T distribution fee may include up to 0.25% of the average daily net assets of the Fund’s Class T shares for shareholder services. The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person who renders assistance in distributing or promoting the sale of the class’s shares, or who provides certain shareholder services, pursuant to a written agreement.
Over time,
12b-1
fees will increase the cost of your investment and may cost you more than paying other types of sales charges because these fees are paid out of the Fund’s assets on an ongoing basis.
No market currently exists for the Shares. The Shares are not listed, and the Fund does not currently intend to list its Shares for trading on any securities exchange and does not anticipate that a secondary market will develop for its Shares. Neither the Adviser nor the Distributor intends to make a market in the Shares.
The Distributor is not obligated to buy any of the Shares and does not intend to make a market in the Shares. The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee and former Trustee against certain liabilities under the 1933 Act and in connection with the services rendered to the Fund.
Pursuant to the Fund’s agreement with the Distributor, the Distributor receives fees from the Fund and/or the Adviser for services performed as the distributor of Shares.
The Fund has adopted a Shareholder Servicing Plan under which Class A shares and Class T shares pay to certain Financial Intermediaries a shareholder servicing fee for activities or expenses primarily intended to assist, support or service their clients who beneficially own or are record holders of Class A and Class T shares. Under the Shareholder Servicing Plan, Class A and Class T shares of the Fund pay a shareholder servicing fee that accrues at an annual rate up to 0.25%, which reduces the NAV of Class A and Class T shares. Because these fees are paid out of the Fund’s assets attributable to Class A and Class T Shares on an ongoing basis, over time, they will increase the cost of an investment in Class A and Class T shares, including causing the Class A and Class T shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I Shares. Class I Shares are not subject to any shareholder servicing fees.
HOW TO BUY SHARES
Shareholders who invest in the Fund through a financial intermediary should contact their intermediary regarding purchase procedures. All investors must complete and submit the necessary account registration forms in good order. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of Shares. Purchase through a financial intermediary does not affect these eligibility requirements.
A purchase of Shares will be made at the NAV per share (plus any applicable sales charge) next determined following receipt of a purchase order in good order by the Fund, its authorized agent, its Distributor’s authorized agent, an authorized financial intermediary or, if applicable, an intermediary’s authorized designee if received at a time when the Fund is open to new investments. A purchase order is in “good order” when the Fund, its authorized agent, its Distributor’s agent, an authorized financial intermediary or, if applicable, an intermediary’s authorized designee, receives all required information, including properly completed and signed documents. Once the Fund (or one of its authorized agents) accepts a purchase order, you may not cancel or revoke it. The Fund reserves the right to cancel any purchase order it receives if the Fund believes that it is in the best interest of the Fund’s shareholders to do so.

Clients of investment advisory organizations may also be subject to investment advisory fees under their own arrangements with such organizations.
Some Intermediaries may impose different or additional eligibility requirements. The Adviser has the discretion to further modify or waive their eligibility requirements.
The Fund reserves the right to refuse any request to purchase Shares. The Shares are subject to the investment minimums described below.
Purchase by Mail.
To purchase Fund shares by mail, simply complete and sign the Account Application and mail it, or for subsequent purchases include name, fund name and account number along with a check made payable to the Fund:

Regular Mail	Overnight or Express Mail
RBC BlueBay Enhanced Income Fund	RBC BlueBay Enhanced Income Fund
c/o U.S. Bank Global Fund Services	c/o U.S. Bank Global Fund Services
PO Box 219252	801 Pennsylvania Ave, Suite 219252
Kansas City, MO 64121-9252	Kansas City, MO 64105-1307
The Fund does not consider the U.S. Postal Service or other independent delivery services to be its agents. Therefore, deposit in the mail or with such services, or receipt at U.S. Bank Global Fund Services post office box does not constitute receipt by the Transfer Agent. Receipt is determined at the time the order is received at the Transfer Agent’s offices.
All checks must be in U.S. Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund does not accept postdated checks or any conditional order or payment. To prevent check fraud, the Fund will not accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of Shares.
The transfer agent will charge a $25 fee against a shareholder’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.
Purchase by Wire–Initial Investment.
If you are making your first investment in the Fund, before you wire funds, the Transfer Agent must have a completed account application. You may mail or overnight deliver your account application to the Transfer Agent. Upon receipt of your completed account application, the Transfer Agent will establish an account for you. The account number assigned will be required as part of the instruction that should be provided to your bank to send the wire. Your bank must include the name of the Fund you are purchasing, the account number, and your name so that monies can be correctly applied.

Instruct your bank to send the wire to:
U.S. Bank, N.A. ABA#075000022 Credit: U.S. Bank Global Fund Services, LLC Account#182380369377 Further Credit: RBC BlueBay Enhanced Income Fund (shareholder registration) (shareholder account number)
Purchase by Wire – Subsequent Investments.
Before sending your wire, please contact the Transfer Agent to advise them of your intent to wire funds. This will ensure prompt and accurate credit upon receipt of your wire.
Wired Funds Disclaimer.
Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund and U.S. Bank, N.A. are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.
Purchase by Telephone.
Investors may purchase additional shares of the Fund by calling
1-800-422-2766.
If you elected this option on your account application, and your account has been open for at least 7 business days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (“ACH”) network. You must have banking information established on your account prior to making a purchase. If your order is received prior to 4 p.m. Eastern time, your shares will be purchased at the NAV calculated on the day your order is placed.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.
Before executing an instruction received by telephone, the Transfer Agent will use reasonable procedures to confirm that the telephone instructions are genuine. The telephone call may be recorded, and the caller may be asked to verify certain personal identification information. If the Fund or its agents follow these procedures, they cannot be held liable for any loss, expense or cost arising out of any telephone repurchase request that is reasonably believed to be genuine. This includes fraudulent or unauthorized requests. If an account has more than one owner or authorized person, the Fund will accept telephone instructions from any one owner or authorized person.
Automatic Investment Plan.
Once your account has been opened with the initial minimum investment you may make additional purchases at regular intervals through the Automatic Investment Plan. This Plan provides a convenient method to have monies deducted from your bank account for investment into the Fund on a monthly or quarterly basis. To participate in the Plan, your financial institution must be a member of the ACH network. If your bank rejects your payment, the Fund’s transfer agent will charge a $25 fee to your account. To begin participating in the Plan, please complete the Automatic Investment Plan section on the account application or call the Fund’s transfer agent at
1-800-422-2766
for instructions. Any request to change or terminate your Automatic Investment Plan should be submitted to the transfer agent 5 days prior to the effective date.
Investment Minimum
The minimum initial investment for Class I shares of the Fund is $100,000. The minimum initial investment for Class A and Class T shares of the Fund is $2,500. The Adviser may, in its sole discretion, waive these minimums for accounts participating in an automatic investment program and in certain other circumstances. The Fund may waive or lower investment minimums for investors who invest in the Fund through an asset-based fee program made available through a financial intermediary. If your investment is aggregated into an omnibus account established by an investment adviser, broker or other financial intermediary, the account minimums apply to the omnibus account, not to your individual investment. The financial intermediary may also impose minimum requirements that are different from those set forth in this Prospectus. If you choose to purchase shares from or effect repurchase requests directly with the Fund, you will not incur charges on such purchases and repurchases. However, if you purchase shares or effect repurchase requests through a broker-dealer or other intermediary, you may be charged a fee by that intermediary.
Exchange Privilege
As described below, you may convert your Shares in the Fund for Shares of another class of the Fund if you meet the minimum investment requirements for the class into which you would like to convert. Exchanges will be executed on the basis of the relative NAV of the Shares exchanged. Consequently, you may receive fewer shares or more shares than originally owned, depending on that day’s NAVs. Your total value of the initially held Shares, however, will equal the total value of the converted shares. The exchange privilege may be exercised only in those states where the class of shares being acquired legally may be sold.
When you exchange or convert Shares subject to a CDSC, no CDSC will be charged at that time. However, for purposes of determining the amount of CDSC applicable to those shares acquired in the exchange or conversion, the length of time you have owned the shares will be measured from the date you acquired the original Shares subject to a CDSC, and the amount and terms of the CDSC will be those applicable to the original Shares acquired and will not be affected by a subsequent exchange or conversion.
A conversion from Shares of one class to Shares of another class within the Fund is generally not a taxable transaction for federal income tax purposes.
Signature Validation
Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program and the Securities Transfer Agents Medallion Program (“STAMP”). A notary public is not an acceptable signature guarantor.
A signature guarantee, from either a Medallion program member or a non-Medallion
program member, is required in the following situations:

•	If ownership is being changed on your account;
•	When redemption proceeds are payable or sent to any person, address or bank account not on record;
•	When a redemption request is received by the transfer agent and the account address has changed within the last 30 calendar days;

The Fund may waive any of the above requirements in certain instances. In addition to the situations described above, the Fund(s) and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.
Non-financial
transactions, including establishing or modifying certain services on an account, may require a signature guarantee, signature verification from a Signature Validation Program member, or other acceptable form of authentication from a financial institution source.
Other Policies
No Share Certificates.
The issuance of Shares is recorded electronically on the books of the Fund. You will receive a confirmation of, or account statement reflecting, each new transaction in your account, which will also show the total number of Shares of the Fund you own. You can rely on these statements in lieu of certificates. The Fund does not issue certificates representing Shares of the Fund.
Householding
In an effort to decrease costs, the Fund intends to reduce the number of duplicate prospectuses and other similar documents you receive by sending only one copy of each to those addresses shared by two or more accounts and to shareholders the Fund reasonably believes are from the same family or household. Once implemented, if you would like to discontinue householding for your accounts, please call toll-free at
1-800-422-2766
to request individual copies of these documents. Once the Fund receives notice to stop householding, the Fund will begin sending individual copies thirty days after receiving your request. This policy does not apply to account statements.
Lost Shareholders, Inactive Accounts and Unclaimed Property
It is important that the Fund maintains a correct address for each investor. An incorrect address may cause an investor’s account statements and other mailings to be returned to the Fund. Based upon statutory requirements for returned mail, the Fund will attempt to locate the investor or rightful owner of the account. If the Fund is unable to locate the investor, then they will determine whether the investor’s account can legally be considered abandoned. Fund accounts may be transferred to the state government of an investor’s state of residence if no activity occurs within the account during the “inactivity period” specified in the applicable state’s abandoned property laws, which vary by state. The Fund is legally obligated to escheat (or transfer) abandoned property to the appropriate state’s unclaimed property administrator in accordance with statutory requirements. The investor’s last known address of record determines which state has jurisdiction. Please proactively contact the Transfer Agent toll-free at
1-800-422-2766
at least annually to ensure your account remains in active status.
Fund Closings
The Fund (or a share class) may close at any time to new investments and, during such closings, only the reinvestment of dividends by existing shareholders will be permitted. The Fund may re-open
to new investment and subsequently close again to new investment at any time at the discretion of the Adviser. Any such opening and closing of the Fund will be disclosed to investors via a supplement to this Prospectus.
Liquidation or Reorganization
To the extent authorized by law, the Fund reserves the right to discontinue offering Shares at any time, to merge or reorganize itself or a class of Shares, or to cease operations and liquidate at any time. A liquidation may have adverse tax consequences to Shareholders. If the Fund were to liquidate, Shareholders would receive a liquidating distribution in cash or in-kind
equal to their proportionate interest in the Fund. A liquidating distribution would generally be a taxable event to Shareholders, resulting in a gain or loss for tax purposes, depending upon a Shareholder’s basis in his or her Shares of the Fund. A Shareholder would not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the Shareholder (such as sales loads, account fees or fund expenses), and a Shareholder may receive an amount in liquidation less than his or her original investment.
DISTRIBUTIONS
The Fund intends to distribute to its shareholders as dividends all or substantially all of its net investment income and any realized net capital gains. Distributions from the Fund’s net investment income are typically declared and are paid monthly.
In certain circumstances, a distribution by the Fund could constitute a return of capital. For example, in some instances, distributions may be made on the basis of estimates regarding the depreciation and drawdown of certain assets, and there may be a mismatch between those estimates and the income ultimately realized, which may result in a distribution payment that exceeds the Fund’s net investment income and realized net capital gains. To the extent that any portion of the Fund’s monthly distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions is not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value or, in fact, have lost value. The Fund’s final distribution for each tax year is expected to include any remaining investment company taxable income and net tax-exempt
income undistributed during the tax year, as well as any undistributed net capital gain realized during the tax year. If the total distributions made in any tax year exceed investment company taxable income, net tax-exempt
income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits and as return of capital thereafter. Some Fund distributions may include nontaxable returns of capital.
Each year, a statement on Form
1099-DIV
identifying the sources of the distributions (
i.e.
, paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions to Shareholders using offering proceeds, such distributions generally would constitute a return of investor capital and generally will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.
The dividend distributions described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and rule
19a-1
thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. The Fund’s most recent Section 19(a) notice, which will be available at  usmutualfunds.rbcgam.com, provides additional information regarding the composition of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and rule
19a-1
carefully and should not assume that the source of any distribution from the Fund is net profit.
As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt
interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year
period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.
Dividend Reinvestment Plan
All distributions (net of applicable withholding tax) will be reinvested in Shares unless a Shareholder chooses one of the following options: (1) receive dividends in cash while reinvesting capital gain distributions (net of applicable withholding tax) in additional Shares; (2) reinvest dividends (net of applicable withholding tax) in additional Shares and receive capital gains in cash; or (3) receive all distributions in cash. Dividends are taxable whether reinvested in additional Shares or received in cash. You may notify the Transfer Agent in writing to:

•	Choose to receive dividends or distributions (or both) in cash; or

•	Change the way you currently receive distributions.
Shareholders have the option of having Shares distributed in lieu of cash. The number of Shares that will be distributed in lieu of cash is determined by dividing the dollar amount of the distribution to be reinvested by the NAV as of the close of business on the day of the distribution. There is no sales or other charge for reinvestment. Shareholders can withdraw from the plan and elect to receive cash at any time by giving written notice to the Transfer Agent at least five calendar days prior to the record date of the distribution. Your distribution option will automatically be converted to having all dividends and other distributions (net of applicable withholding tax) reinvested in additional shares if any of the following occur:

•	Postal or other delivery service is unable to deliver checks to the address of record; or

•	Dividend and capital gain distribution checks are not cashed within 180 days.
Dividend and capital gain distribution checks issued by the Fund that are not cashed within 180 days will be reinvested in the Fund at the current day’s NAV. When reinvested, those amounts are subject to risk of loss like any other investment in the Fund. Your taxable income is the same regardless of which option you choose. For further information about dividend reinvestment, contact the Transfer Agent by telephone at
1-800-422-2766.
FISCAL YEAR; REPORTS
For accounting purposes, the Fund’s fiscal year and tax year end is September 30. As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
INQUIRIES
Inquiries concerning the Fund and the Shares should be directed to:
RBC BlueBay Enhanced Income Fund
c/o U.S. Bank Global Fund Services
PO Box 219252
Kansas City, MO 64121-9252

Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
RBC BLUEBAY ENHANCED INCOME FUND
Class I Shares
Class A Shares
Class T Shares

PROSPECTUS

May 28, 2026

RBC BLUEBAY ENHANCED INCOME FUND

CLASS I SHARES (RIAEX), CLASS A SHARES (RIITX), AND CLASS T SHARES (RIAAX)

OF BENEFICIAL INTEREST

STATEMENT OF ADDITIONAL INFORMATION

May 28, 2026

This Statement of Additional Information (the “SAI”) provides additional information to the Prospectus for RBC BlueBay Enhanced Income Fund (the “Fund”) dated May 28, 2026, as it may be amended from time to time. This SAI is not a prospectus and should only be read in conjunction with the Prospectus. You may obtain the Prospectus without charge by writing to the RBC BlueBay Enhanced Income Fund, c/o U.S. Bank Global Fund Services, PO Box 219252, Kansas City, MO 64121-9252, by calling (800) 422-2766 or by visiting the Fund’s website at www.dfinview.com/usrbcgam.

Investors in the Fund will be informed of the Fund’s progress through periodic reports. Financial statements certified by an independent registered public accounting firm will be submitted to shareholders at least annually. Once available, copies of the Annual Report to Shareholders may be obtained upon request, without charge, by contacting the Fund at the address or telephone number listed above.

INVESTMENT POLICIES AND RISKS

The Fund’s principal investment strategies and the risks associated with the same are described in the “Summary of Terms” and “Types of Investments and Related Risks” sections of the Prospectus. The following discussion provides additional information about those principal investment strategies and related risks, as well as information about investment strategies (and related risks) that the Fund may utilize, even though they are not considered to be “principal” investment strategies. Accordingly, an investment strategy (and related risk) that is described below, but which is not described in the Prospectus, should not be considered to be a principal strategy (or related risk) applicable to the Fund.

Borrowing. The Fund may borrow for investment purposes and for other purposes permitted by the Investment Company Act of 1940, as amended (the”1940 Act”). Under current law as interpreted by the SEC and its staff, the Fund may borrow money in the amount of up to one-third of the Fund’s total assets for any purpose and up to 5% of the Fund’s total assets from banks or other lenders for temporary purposes. The Fund’s total assets include the amounts being borrowed. Under the 1940 Act, the Fund is required to have asset coverage of 300% with respect to permitted borrowings immediately after such borrowings. Borrowing tends to amplify the effects on the Fund’s net asset value (“NAV”) of any change in the Fund’s portfolio securities. Borrowing subjects the Fund to costs in the form of interest, which the Fund may not recover through investment earnings. The Fund may also be required to maintain minimum average balances in connection with a borrowing or to pay a commitment or other fee to maintain a line of credit. These types of requirements would increase the cost of borrowing to the Fund over the stated interest rate.

Cash Investments. When RBC Global Asset Management (U.S.) Inc. (the “Adviser”) or RBC Global Asset Management (UK) Limited (“RBC GAM-UK” or the “Sub-Adviser”) believes market, economic or political conditions are unfavorable for investors, the Adviser or the Sub-Adviser may invest up to 100% of the Fund’s net assets in cash, cash equivalents or other short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets or the U.S. economy. The Adviser or the Sub-Adviser also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.

Collateralized Debt Obligations (“CDOs”). The Fund may invest in CDOs. A CDO is a security backed by a pool of bonds, loans and other debt obligations. CDOs are not limited to investing in one type of debt and accordingly, a CDO may own corporate bonds, commercial loans, asset-backed securities (“ABS”), residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and emerging market debt. The CDO’s securities are typically divided into several classes, or bond tranches, that have differing levels of investment grade or credit tolerances. Most CDO issues are structured in a way that enables the senior bond classes and mezzanine classes to receive investment-grade credit ratings. Credit risk is shifted to the most junior class of securities. If any defaults occur in the assets backing a CDO, the senior bond classes are first in line to receive principal and interest payments, followed by the mezzanine classes and finally by the lowest rated (or non-rated) class, which is known as the equity tranche. Similar in structure to a collateralized mortgage obligation (“CMO,” described below) CDOs are unique in that they represent different types of debt and credit risk.

Collateralized Loan Obligations (“CLOs”). The Fund will invest in CLOs, which are debt instruments typically backed by a pool of loans. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the CLO in which the Fund invests. Some CLOs have credit ratings but are typically issued in various classes with various priorities. Normally, CLOs are privately offered and sold (that is, they are not registered under the securities laws) and may be characterized by the Fund as illiquid securities; however, an active dealer market may exist for CLOs that qualify for Rule 144A transactions. In addition to the normal interest rate, default and other risks of fixed income securities, CLOs carry additional risks, including the possibility that distributions from collateral securities will not be adequate to make interest or other payments, the quality of the collateral may decline in value or default, the Fund may invest in CLOs that are subordinate to other classes, values may be volatile and disputes with the issuer may produce unexpected investment results.

Collateralized Mortgage Obligations. The Fund may invest in CMOs. A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. A CMO is a type of mortgage-backed security (“MBS”) that creates separate classes with varying maturities and interest rates, called tranches. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association (“GNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”) or Federal National Mortgage Association (“FNMA”), and their income streams.

CMOs are structured into multiple classes, each bearing a different fixed or floating interest rate and stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

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In a typical CMO transaction, a corporation (issuer) issues multiple series (e.g., Series A, B, C and Z) of CMO bonds (Bonds). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (Collateral). The Collateral is pledged to a third-party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the following order: Series A, B, C and Z. The Series A, B, and C Bonds all bear current interest. Interest on a Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. Only after the Series A, B, and C Bonds are paid in full does the Series Z Bond begin to receive payment. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

CMOs that are issued or guaranteed by the U.S. Government or by any of its agencies or instrumentalities will be considered U.S. Government securities by the Fund, while other CMOs, even if collateralized by U.S. Government securities, will have the same status as other privately issued securities for purposes of applying the Fund’s diversification tests.

FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Payments of principal and interest on the FHLMC CMOs are made semiannually. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of Federal Housing Administration prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the FHLMC CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the FHLMC CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the FHLMC CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date. If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC CMO’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

Classes of CMOs may also include interest only (“IOs”) and principal only (“POs”). IOs and POs are stripped MBS representing interests in a pool of mortgages the cash flow from which has been separated into interest and principal components. IOs receive the interest portion of the cash flow while POs receive the principal portion. IOs and POs can be extremely volatile in response to changes in interest rates. As interest rates rise and fall, the value of IOs tends to move in the same direction as interest rates. POs perform best when prepayments on the underlying mortgages rise since this increases the rate at which the investment is returned and the yield to maturity on the PO. When payments on mortgages underlying a PO are slow, the life of the PO is lengthened and the yield to maturity is reduced.

CMOs are generally subject to the same risks as MBS. In addition, CMOs may be subject to credit risk because the issuer or credit enhancer has defaulted on its obligations and the Fund may not receive all or part of its principal. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label MBS, issued by private institutions, is based on the financial health of those institutions. Although GNMA guarantees timely payment of GNMA certificates even if homeowners delay or default, tracking the “pass-through” payments may, at times, be difficult.

Convertible Securities. The Fund may invest in convertible securities which are preferred stocks or bonds that pay a fixed dividend or interest payment and are convertible into common stock or other equity interests at a specified price or conversion ratio during a specified period. Although convertible bonds, convertible preferred stocks and other securities convertible into equity securities may have some attributes of income securities or debt securities, the Fund generally treats such securities as equity securities. By investing in convertible securities, the Fund may seek income, and may also seek the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock or other interests into which the securities are convertible, while potentially earning a higher fixed rate of return than is ordinarily available in common stocks. While the value of convertible securities depends in part on interest rate changes and the credit quality of the issuers, the value of these securities will also change based on changes in the value of the underlying stock. Income paid by a convertible security may provide a limited cushion against a decline in the price of the security; however, convertible securities generally have less potential for gain than common stocks. Also, convertible bonds generally pay less income than non-convertible bonds.

The Fund may invest in contingent securities structured as contingent convertible securities, also known as “CoCos.” Contingent convertible securities are hybrid debt securities typically issued by non-U.S. banks and are designed to behave like bonds in times of economic health and either convert into equity at a predetermined share price or are written down in value based on the specific terms of the individual security if a pre-specified trigger event occurs. Unlike traditional convertible securities, the conversion of a contingent convertible security from debt to equity is “contingent” and will occur only in the case of a trigger event. Trigger events vary by instrument and are defined by the documents governing the contingent convertible security. Trigger events may include a decline in the issuer’s capital below a specified threshold level, increase in the issuer’s risk weighted assets, the share price of the issuer’s falling to a particular level for a certain period of time and certain regulatory events.

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Contingent convertible securities are subject to the credit, interest rate, high yield security, foreign security and markets risks associated with bonds and equities, and to the risks specific to convertible securities in general. Contingent convertible securities are also subject to additional risks specific to their structure including conversion risk. Because trigger events are not consistently defined among contingent convertible securities, this risk is greater for contingent convertible securities that are issued by banks with capital ratios close to the level specified in the trigger event.

In addition, coupon payments on contingent convertible securities are discretionary and may be cancelled by the issuer at any point, for any reason, and for any length of time. Due to the uncertainty surrounding coupon payments, contingent convertible securities may be volatile and their price may decline rapidly in the event that coupon payments are suspended.

Contingent convertible securities are a newer form of instrument and the regulatory environment for these instruments continues to evolve. Because the market for contingent convertible securities is evolving, it is uncertain how the larger market for contingent convertible securities would react to a trigger event or coupon suspension applicable to a single issuer.

Corporate Debt Securities. Corporate debt securities are long- and short-term debt obligations issued by companies (such as publicly issued and privately placed bonds, notes and commercial paper). The Adviser or the Sub-Adviser considers corporate debt securities to be of investment grade quality if they are rated BBB or higher by Standard & Poor’s Financial Services LLC (“S&P”), or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”), or if unrated, determined by the Adviser or the Sub-Adviser to be of comparable quality. Investment grade debt securities generally have adequate to strong protection of principal and interest payments. In the lower end of this category, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal than in higher rated categories.

Credit Linked Notes (“CLNs”). The Fund may invest in CLNs. A CLN is a security with an embedded credit default swap (“CDS”) allowing the issuer to transfer a specific credit risk to credit investors.

Cybersecurity Risk. As technology becomes more integrated into the Fund’s operations, the Fund will face greater operational risks through breaches in cybersecurity. A breach in cybersecurity refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption or lose operational capacity. This in turn could cause the Fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. Cybersecurity threats may result from unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, because the Fund works closely with third-party service providers (e.g., administrators, transfer agents, custodians and sub-advisers), cybersecurity breaches at such third-party service providers may subject the Fund to many of the same risks associated with direct cybersecurity breaches. The same is true for cybersecurity breaches at any of the issuers in which the Fund may invest. While the Fund has established risk management systems designed to reduce the risks associated with cybersecurity, there can be no assurance that such measures will succeed.

Derivative Instruments. The Fund’s derivatives and other similar instruments (collectively referred to in this section as “derivatives” or “derivative investments”) have risks, including leverage, market, counterparty, liquidity, operational and legal risks. They also involve risks of imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared over-the-counter (“OTC”) derivatives because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearinghouse for performance of financial obligations. However, there can be no assurance that the clearinghouse, or its members, will satisfy its obligations to the Fund.

Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

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OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges, which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The Adviser, with respect to the Fund, has filed a notice of eligibility with the National Futures Association (“NFA”) claiming an exclusion from the definition of the term Commodity Pool Operator (“CPO”) pursuant to Commodity Futures Trading Commission (“CFTC”) Regulation 4.5, as promulgated under the Commodity Exchange Act, as amended (“CEA”), with respect to the Fund’s operations. Therefore, neither the Fund nor the Adviser (with respect to the Fund) is subject to registration or regulation as a commodity pool or CPO under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategies, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

Regulation of the derivatives market presents additional risks to the Fund and may limit the ability of the Fund to use, and the availability or performance of, such instruments. Pursuant to rule 18f-4 under the 1940 Act, a fund’s derivatives exposure is limited through a value-at-risk (“VaR”) test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users (as defined in rule 18f-4) and are not subject to the full requirements of rule 18f-4. When the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. In addition, Rule 18f-4 could limit the Fund’s ability to engage in certain derivatives and other transactions and/or increase the costs of such transactions.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, will be subject to maximum position limits established by the CFTC and U.S. and foreign futures exchanges. Under the exchange rules, all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates would be combined for position limit purposes. To comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

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Swaps. The Fund may invest in CDS, total return swaps, interest rate swaps, equity swaps, currency swaps and other types of swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction (known as “counterparty risk”), regulatory risk and risk of imperfect correlation between the value of such instruments and the underlying assets, and may involve commissions or other costs.

A CDS agreement may reference one or more debt securities or obligations that are not currently held by the Fund. The Fund is permitted to enter into a CDS as either the protection buyer or seller in the discretion of the Adviser. When buying protection under a CDS, the Fund is generally obligated to pay the protection seller an upfront or periodic stream of payments over the term of the contract until a credit event occurs, such as a default of the reference obligation. If no credit event occurs, the Fund may recover nothing if the swap is held through the termination date. However, if a credit event occurs, the Fund may receive the full notional value of the swap in exchange for the face amount of the obligations underlying the swap, the value of which may have significantly decreased. When selling protection under a CDS, the Fund receives an upfront or periodic stream of payments over the term of the contract provided that a credit event does not occur. However, as the seller of protection, the Fund effectively adds leverage to its portfolio because it gains exposure to the notional amount of the swap. Entering into a CDS may subject the Fund to greater risk than if the Fund had invested in the reference obligation directly. In addition to general market risks, CDS also involve illiquidity risk, counterparty risk (for OTC swaps) and credit risk.

Swap agreements are primarily entered into by institutional investors, and the value of such agreements may be extremely volatile. Certain swap agreements are traded OTC between two parties, while other more standardized swaps must be transacted through a Futures Commission Merchant and centrally cleared and exchange traded. While central clearing and exchange trading are intended to reduce counterparty credit and liquidity risk, they do not make a swap transaction risk-free. The current regulatory environment regarding swap agreements is subject to change. The Adviser will continue to monitor these developments, particularly to the extent regulatory changes affect the Fund’s ability to enter into swap agreements.

The swap market has matured in recent years with a large number of banks and investment banking firms acting both as principals and as agents using standardized swap documentation. As a result, the swap market has become relatively liquid; however, there is no guarantee that the swap market will continue to provide liquidity, and it may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivative positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used. In a total return swap, the Fund pays the counterparty a floating short-term interest rate and receives in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities based on the notional amount of the swap and, therefore, incurs a form of leverage. The Fund would typically have to post collateral to cover this potential obligation.

Options and Futures Risk. The Fund may use options, including equity options, futures contracts and so-called “synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the OTC market. When options are purchased OTC, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities.

The Fund may purchase call and put options on specific securities in pursuing its investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option for American options or only at expiration for European options. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option.

The Fund may close out a position when writing options by purchasing an option on the same underlying security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Engaging in transactions in futures contracts and options involves risk of loss to the Fund. No assurance can be given that a liquid market will exist for any particular futures contract or option at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

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A market could become unavailable if one or more exchanges were to stop trading options or it could become unavailable with respect to options on a particular underlying security if the exchanges stopped trading options on that security. In addition, a market could become temporarily unavailable if unusual events (e.g., if volume exceeds clearing capability) were to interrupt normal exchange operations. If an options market were to become illiquid or otherwise unavailable, an option holder would be able to realize profits or limit losses only by exercising and an options seller or writer would remain obligated until it is assigned an exercise or until the option expires.

If trading is interrupted in an underlying security, the trading of options on that security is usually halted as well. Holders and writers of options will then be unable to close out their positions until options trading resumes, and they may be faced with considerable losses if the security reopens at a substantially different price. Even if options trading is halted, holders of options will generally be able to exercise them. However, if trading has also been halted in the underlying security, option holders face the risk of exercising options without knowing the security’s current market value. If exercises occur when trading of the underlying security is halted, the party required to deliver the underlying security may be unable to obtain it, which may necessitate a postponed settlement and/or the fixing of cash settlement prices.

Structured Notes. Structured notes are derivative debt securities, the interest rate and/or principal of which is determined by an unrelated indicator. The value of the principal of and/or interest on structured notes is determined by reference to changes in the return, interest rate or value at maturity of a specific asset, reference rate or index (the “reference instrument”) or the relative change in two or more reference instruments. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable reference instruments. Structured notes may be positively or negatively indexed, so that an increase in value of the reference instrument may produce an increase or a decrease in the interest rate or value of the structured note at maturity. In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference instrument; therefore, the value of such note may be very volatile. Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference instrument. Structured notes may also be more volatile, less liquid and more difficult to accurately price than less complex or more traditional debt securities.

Dollar Rolls. A dollar roll transaction involves a sale by the Fund of a security concurrently with an agreement by the Fund to repurchase a similar security at a later date at an agreed-upon price. A dollar roll may be considered a borrowing giving rise to leverage. The securities that are repurchased will bear the same interest rate and a similar maturity as those sold, but the assets collateralizing these securities may have different prepayment histories than those sold. During the period between the sale and repurchase, the Fund will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional investments, and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of dollar rolls. Dollar rolls involve the risk that the market value of the securities subject to the Fund’s forward purchase commitment may decline below, or the market value of the securities subject to the Fund’s forward sale commitment may increase above, the exercise price of the forward commitment. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the current sale portion of the transaction may be restricted.

Equity Securities.

Common and Preferred Stock. The Fund may invest in common stock. Common stock represents an equity (ownership) interest in a company, and usually possesses voting rights and earns dividends. Dividends on common stock are not fixed but are declared at the discretion of the issuer. Common stock generally represents the riskiest investment in a company. In addition, common stock generally has the greatest appreciation and depreciation potential because increases and decreases in earnings are usually reflected in a company’s stock price.

The Fund may invest in preferred stock. Preferred stock is a class of stock having a preference over common stock as to the payment of dividends and the recovery of investment should a company be liquidated, although preferred stock is usually junior to the debt securities of the issuer. Preferred stock typically does not possess voting rights and its market value may change based on changes in interest rates.

The fundamental risk of investing in common and preferred stock is the risk that the value of the stock might decrease. Stock values fluctuate in response to the activities of an individual company or in response to general market and/or economic conditions. Historically, common stocks have provided greater long-term returns and have entailed greater short-term risks than preferred stocks, fixed income and money market investments. The market value of all securities, including common and preferred stocks, is based upon the market’s perception of value and not necessarily the book value of an issuer or other objective measures of a company’s worth. If you invest in the Fund, you should be willing to accept the risks of the stock market and should consider an investment in the Fund only as a part of your overall investment portfolio.

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Warrants. The Fund may invest in warrants. Warrants are securities, typically issued with preferred stock or bonds that give the holder the right to purchase a given number of shares of common stock at a specified price and time. The price of the warrant usually represents a premium over the applicable market value of the common stock at the time of the warrant’s issuance. Warrants have no voting rights with respect to the common stock, receive no dividends and have no rights with respect to the assets of the issuer. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations due to adverse market conditions or other factors and failure of the price of the common stock to rise. If the warrant is not exercised within the specified time period, it becomes worthless.

Depositary Receipts. The Fund may invest in sponsored and unsponsored American Depositary Receipts (“ADR”), European Depositary Receipts (“EDR”), Global Depositary Receipts (“GDR”), Holding Company Depositary Receipts (“HOLDR”), New York Registered Shares (“NYR”) or American Depositary Shares (“ADS”). ADR typically are issued by a U.S. bank or trust company, evidence ownership of underlying securities issued by a foreign company, and are designed for use in U.S. securities markets. EDR are issued by European financial institutions and typically trade in Europe, and GDR are issued by European financial institutions and typically trade in both Europe and the United States. HOLDR trade on the American Stock Exchange and are fixed baskets of U.S. or foreign stocks that give an investor an ownership interest in each of the underlying stocks. NYR, also known as Guilder Shares since most of the issuing companies are Dutch, are dollar-denominated certificates issued by foreign companies specifically for the U.S. market. ADS are shares issued under a deposit agreement that represents an underlying security in the issuer’s home country. (An ADS is the actual share trading, while an ADR represents a bundle of ADS.) The Fund invests in depositary receipts to obtain exposure to foreign securities markets. For purposes of the Fund’s investment policies, the Fund’s investments in an ADR will be considered an investment in the underlying securities of the applicable foreign company.

Unsponsored depositary receipts may be created without the participation of the foreign issuer. Holders of these receipts generally bear all the costs of the depositary receipt facility, whereas foreign issuers typically bear certain costs of a sponsored depositary receipt. The bank or trust company depositary of an unsponsored depositary receipt may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. Accordingly, available information concerning the issuer may not be current and the prices of unsponsored depositary receipts may be more volatile than the prices of sponsored depositary receipts.

European Securities. European countries can be significantly affected by the actions of their own individual governments as well as the actions of other European institutions, such as the European Union (“EU”), the European Economic and Monetary Union (“EMU”) and the European Central Bank. The EU is an intergovernmental and supranational union consisting of 27 member states. One of the key responsibilities of the EU is to create and administer a unified trade policy. The member states created the EMU that established different stages and commitments that member states need to follow to achieve greater economic policy coordination and monetary cooperation. Member states relinquish their monetary control to the European Central Bank and use a single unified currency, the euro.

Investments in Europe are also subject to currency risks. Further, because many countries are dependent on foreign exports, any fluctuations in the euro exchange rate could have a negative effect on an issuer’s profitability and performance.

The EU has been extending its influence to the east as it has accepted several new Eastern European countries as members. Some of the new members remain burdened by the inherited inefficiencies of centrally planned economies. Additionally, these countries are dependent on Western Europe for trade and credit. Russia has attempted, and may attempt in the future, to assert its influence in Eastern Europe through economic or military measures. In February 2022, Russia invaded Ukraine, which amplified existing geopolitical tensions. The current and future status of the EU continues to be the subject of political and regulatory controversy, with widely differing views both within and between member countries.

The European financial markets have experienced uncertainty over the past few years, largely because of concerns about rising government debt levels and increased budget deficits. Political and regulatory responses to address structural and policy issues have created even greater instability throughout the region. The high levels of public debt increase the likelihood that certain European issuers will either default or restructure their debt obligations, which would have a negative effect on asset values. The use of austerity measures in countries such as Spain, Italy, Greece, Portugal and Ireland during times in which the Eurozone has high levels of unemployment has limited economic growth. European countries can be adversely affected by the tight fiscal and monetary controls with which the EMU requires its members to comply.

Exchange-Traded Notes. The Fund may invest in exchange-traded notes (“ETNs”). ETNs are a type of senior, unsecured, unsubordinated debt security issued by financial institutions that combines both aspects of bonds and exchange-traded funds (“ETFs”). An ETN’s returns are based on the performance of a market index minus fees and expenses. Similar to ETFs, ETNs are listed on an exchange and traded in the secondary market. However, unlike an ETF, an ETN can be held until the ETN’s maturity, at which time the issuer will pay a return linked to the performance of the market index to which the ETN is linked minus certain fees.

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Unlike regular bonds, ETNs do not make periodic interest payments and principal is not protected. ETNs are subject to credit risk, and the value of an ETN may drop due to a downgrade in the issuer’s credit rating despite the underlying market benchmark’s or strategy’s remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Fund invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the Internal Revenue Service (“IRS”) will accept, or a court will uphold, how the Fund characterizes and treats ETNs for tax purposes. Further, the IRS and Congress have considered proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Fixed Income Securities. The Fund may invest in fixed income securities. Even though interest-bearing securities are investments that promise a stable stream of income, the prices of such securities are affected by changes in interest rates. In general, fixed income security prices rise when interest rates fall and fall when interest rates rise. Securities with shorter maturities, while offering lower yields, generally provide greater price stability than longer term securities and are less affected by changes in interest rates. The values of fixed income securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security. A fund with a negative average portfolio duration may increase in value when interest rates rise, and generally incurs a loss when interest rates decline. If an issuer calls or redeems an instrument held by the Fund during a time of declining interest rates, the Fund might need to reinvest the proceeds in an investment offering a lower yield, and therefore may not benefit from any increase in value as a result of declining interest rates. A fund with a negative average portfolio duration may decline in value as interest rates decrease.

Fixed income investments bear certain risks, including credit risk, or the ability of an issuer to pay interest and principal as they become due. Generally, higher yielding bonds are subject to more credit risk than lower yielding bonds. Interest rate risk refers to the fluctuations in value of fixed income securities resulting from the inverse relationship between the market value of outstanding fixed income securities and changes in interest rates. An increase in interest rates will generally reduce the market value of fixed income investments and a decline in interest rates will tend to increase their value.

Call risk is the risk that an issuer will pay principal on an obligation earlier than scheduled or expected, which would accelerate cash flows from, and shorten the average life of, the security. Bonds are typically called when interest rates have declined. In the event of a bond’s being called, the Adviser or the Sub-Adviser may have to reinvest the proceeds in lower yielding securities to the detriment of the Fund.

Extension risk is the risk that an issuer may pay principal on an obligation slower than expected, having the effect of extending the average life and duration of the obligation. This typically happens when interest rates have increased.

A number of factors, including changes in a central bank’s monetary policies or general improvements in the economy, may cause interest rates to rise. Fixed income securities with longer durations are more sensitive to interest rate changes than securities with shorter durations, making them more volatile. This means their prices are more likely to experience a considerable reduction in response to a rise in interest rates.

General Risk. The value of the Fund’s portfolio securities may fluctuate with changes in the financial condition of an issuer or counterparty, changes in specific economic or political conditions that affect a particular security or issuer and changes in general economic or political conditions. An investor in the Fund could lose money over short or long periods of time.

There can be no guarantee that a liquid market for the securities held by the Fund will be maintained. The existence of a liquid trading market for certain securities may depend on whether dealers will make a market in such securities. There can be no assurance

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that a market will be made or maintained or that any such market will be or remain liquid. The price at which securities may be sold and the value of the Fund will be adversely affected if trading markets for the Fund’s portfolio securities are limited or absent, or if bid/ask spreads are wide.

High Yield Securities. When investing in fixed income securities, the Fund may purchase securities regardless of their rating, including fixed income securities rated below investment grade–often referred to as high yield securities or “junk bonds.” Investments in securities rated below investment grade that are eligible for purchase by the Fund are described as “speculative” by Moody’s, S&P and Fitch. Investments in lower rated corporate debt securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but also typically entail greater price volatility and principal and income risk. These high yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities.

High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high yield securities have been found to be more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield securities defaults, in addition to risking payment of all or a portion of interest and principal, the Fund by investing in such securities may incur additional expenses to obtain recovery. In the case of high yield securities structured as zero-coupon or pay-in-kind (“PIK”) securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities that pay interest periodically and in cash.

The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a high yield security, and could adversely affect the daily NAV of the Fund’s shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.

The use of credit ratings to evaluate high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Adviser or the Sub-Adviser does not rely solely on credit ratings when selecting securities for the Fund, and develops its own analysis of issuer credit quality. If a credit rating agency changes the rating of a portfolio security held by the Fund, the Fund may retain the security if the Adviser or the Sub-Adviser deems it in the best interest of shareholders.

Hybrid Securities. Preferred stock, including trust-preferred stock, has a preference in liquidation (and, generally dividends) over common stock but is subordinated in liquidation to debt. As a general rule, the market value of preferred stocks with fixed dividend rates and no conversion rights varies inversely with interest rates and perceived credit risk, with the price determined by the dividend rate. Some preferred stocks are convertible into other securities (for example, common stock) at a fixed price and ratio or upon the occurrence of certain events. The market price of convertible preferred stocks generally reflects an element of conversion value. Because many preferred stocks lack a fixed maturity date, these securities generally fluctuate substantially in value when interest rates change; such fluctuations often exceed those of long-term bonds of the same issuer. Some preferred stocks pay an adjustable dividend that may be based on an index, formula, auction procedure or other dividend rate reset mechanism. In the absence of credit deterioration, adjustable-rate preferred stocks tend to have more stable market values than fixed-rate preferred stocks. All preferred stocks are also subject to the same types of credit risks of the issuer as corporate bonds. In addition, because preferred stock is junior to debt securities and other obligations of an issuer, deterioration in the credit rating of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar yield characteristics. Preferred stocks may be rated by S&P and Moody’s, although there is no minimum rating which a preferred stock must have (and a preferred stock may not be rated) to be an eligible investment for the Fund. The Adviser or the Sub-Adviser expects, however, that generally the preferred stocks in which the Fund invests will be rated at least CCC by S&P or Caa by Moody’s or, if unrated, be of comparable quality in the opinion of the Adviser or the Sub-Adviser. Preferred stocks rated CCC by S&P are regarded as predominantly speculative with respect to the issuer’s capacity to pay preferred stock obligations and represent the highest degree of speculation among securities rated between BB and CCC; preferred stocks rated Caa by Moody’s are likely to be in arrears on dividend payments. A Moody’s rating with respect to preferred stocks does not purport to indicate the future status of payments of dividends.

Illiquid Securities. The Fund may invest in illiquid securities (i.e., securities that are not readily marketable). Illiquid securities include, but are not limited to, restricted securities (securities the disposition of which is restricted under the federal securities laws), securities that may only be resold pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) but that

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are deemed to be illiquid, and repurchase agreements with maturities in excess of seven days. The Adviser or the Sub-Adviser determines and monitors the liquidity of the portfolio securities and reports periodically on its determinations to the Fund’s Board of Trustees (“Board”). In making such determinations it takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer.

An institutional market has developed for certain restricted securities. Accordingly, contractual or legal restrictions on the resale of a security may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the Securities Act or other exemptions, the Adviser or the Sub-Adviser may determine that the securities are liquid.

Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act. Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than that which prevailed when it decided to sell. Illiquid securities will be priced at fair value as determined in good faith under procedures approved by the Board.

International Securities. The Fund may invest directly in international securities. Investing in securities of foreign companies and countries involves certain considerations and risks that are not typically associated with investing in U.S. Government securities and securities of domestic companies. There may be less publicly available information about a foreign issuer than a domestic one, and foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. There may also be less government supervision and regulation of foreign securities exchanges, brokers and listed companies than exists in the United States. Interest and dividends paid by foreign issuers as well as gains or proceeds realized from the sale or other disposition of international securities may be subject to withholding and other foreign taxes, which may decrease the net return on such investments as compared to dividends and interest paid to the Fund by domestic companies or the U.S. government. There may be the possibility of expropriations; seizure or nationalization of foreign deposits; the imposition of economic sanctions or other similar measures; confiscatory taxation; political, economic or social instability; or diplomatic developments that could affect assets of the Fund held in foreign countries. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting the settlement of securities transactions by certain investors and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could, among other things, result in a decline in the value and/or liquidity of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country, downgrades in the credit ratings of the sanctioned country’s securities or those of companies located in or economically tied to the sanctioned country, currency devaluation or volatility, and increased market volatility and disruption in the sanctioned country and throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent the Fund from buying and selling securities (in the sanctioned country and other markets), significantly delay or prevent the settlement of securities transactions and adversely impact the Fund’s liquidity and performance. The establishment of exchange controls or other foreign governmental laws or restrictions could adversely affect the payment of obligations.

Decreases in the value of currencies of the foreign countries in which the Fund will invest relative to the U.S. dollar will result in a corresponding decrease in the U.S. dollar value of the Fund’s assets denominated in those currencies (and possibly a corresponding increase in the amount of securities required to be liquidated to meet distribution requirements). Conversely, increases in the value of currencies of the foreign countries in which the Fund invests relative to the U.S. dollar will result in a corresponding increase in the U.S. dollar value of the Fund’s assets (and possibly a corresponding decrease in the amount of securities to be liquidated).

Investing in emerging markets can have more risk than investing in developed foreign markets. The risks of investing in these markets may be exacerbated relative to investments in foreign markets. Governments of developing and emerging market countries may be more unstable as compared to more developed countries. Developing and emerging market countries may have less developed securities markets or exchanges, and legal and accounting systems. It may be more difficult to sell securities at acceptable prices and security prices may be more volatile than in countries with more mature markets. Currency values may fluctuate more in developing or emerging markets. Developing or emerging market countries may be more likely to impose government restrictions, including confiscatory taxation, expropriation or nationalization of a company’s assets and restrictions on foreign ownership of local companies. In addition, emerging markets may impose restrictions on the Fund’s ability to repatriate investment income or capital and thus, may adversely affect the operations of the Fund. Certain emerging markets may impose constraints on currency exchange and some currencies in emerging markets may have been devalued significantly against the U.S. dollar. For these and other reasons, the prices of securities

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in emerging markets can fluctuate more significantly than the prices of securities of companies in developed countries. The less developed the country, the greater effect these risks may have on the Fund.

International trade tensions may arise from time to time that could result in trade tariffs, embargoes or other restrictions or limitations on trade. The imposition of any actions on trade could trigger a significant reduction in international trade, an oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies or industries, which could have a negative impact on the Fund’s performance. Events such as these are difficult to predict and may or may not occur in the future.

Investment Company Securities. The Fund may invest in the securities of other investment companies, including ETFs, closed-end funds and open-end (mutual) funds (also called underlying funds). The Fund may invest in inverse ETFs, including leveraged ETFs. Inverse ETFs seek to provide investment results that match a certain percentage of the inverse of the results of a specific index on a daily or monthly basis.

To the extent such underlying funds are index-based, these underlying funds will generally attempt to replicate the performance of a particular index. An underlying fund may not always hold all of the same securities as the index it attempts to track. An underlying fund may use statistical sampling techniques to attempt to replicate the returns of an index. Statistical sampling techniques attempt to match the investment characteristics of the index and the fund by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings (P/E) ratio, price/book (P/B) ratio and earnings growth. An underlying fund may not track the index perfectly because differences between the index and the fund’s portfolio can cause differences in performance. In addition, expenses and transaction costs, the size and frequency of cash flow into and out of the fund, and differences between how and when the fund and the index are valued can cause differences in performance.

When the Fund invests in underlying funds it will indirectly bear its proportionate share of any fees and expenses payable directly by the underlying fund. In connection with its investments in other investment companies, the Fund will incur higher expenses, many of which may be duplicative. Furthermore, because the Fund invests in shares of underlying funds, their performances are directly related to the ability of the underlying funds to meet their respective investment objectives, as well as the allocation of the Fund’s assets among the underlying funds by the Adviser or the Sub-Adviser. Accordingly, the Fund’s investment performance will be influenced by the investment strategies of and risks associated with the underlying funds in direct proportion to the amount of assets the Fund allocates to the underlying funds using such strategies.

Investments in ETFs involve certain inherent risks generally associated with investments in a broadly-based portfolio of stocks, including risks that: (1) the general level of stock prices may decline, thereby adversely affecting the value of each unit of the ETF or other instrument; (2) an ETF, to the extent such ETF is index-based, may not fully replicate the performance of its benchmark index because of the temporary unavailability of certain index securities in the secondary market or discrepancies between the ETF and the index with respect to the weightings of securities or number of stocks held; (3) an ETF may also be adversely affected by the performance of the specific index, market sector or group of industries on which it is based; and (4) an ETF, to the extent such ETF is index-based, may not track an index as well as a traditional index mutual fund because ETFs are valued by the market and, therefore, there may be a difference between the market value and the ETF’s NAV. Additionally, investments in fixed income ETFs involve certain inherent risks generally associated with investments in fixed income securities, including the risk of fluctuation in market value based on rising or declining interest rates and risks of a decrease in liquidity, such that no assurances can be made that an active trading market for underlying ETFs will be maintained.

There is also a risk that the underlying funds may terminate due to extraordinary events. For example, any of the service providers to the underlying fund, such as the trustee or sponsor, may close or otherwise fail to perform their obligations to the underlying fund, and the underlying fund may not be able to find a substitute service provider. Also, the underlying fund may be dependent upon licenses to use the various indices as a basis for determining their compositions and/or otherwise to use certain trade names. If these licenses are terminated, the respective underlying fund or ETF may also terminate. In addition, an underlying fund may terminate if its net assets fall below a certain amount. Although the Fund believes that in the event of the termination of an underlying fund, the Fund will be able to invest instead in shares of an alternate underlying fund tracking the same market index or another index covering the same general market, there can be no assurance that shares of an alternate underlying fund would be available for investment at that time.

Inverse and leveraged ETFs are subject to additional risks not generally associated with traditional ETFs. To the extent that the Fund invests in inverse ETFs, the value of the Fund’s investments will decrease when the index underlying the ETF’s benchmark rises, a result that is the opposite from traditional equity or bond funds. The NAV and market price of leveraged or inverse ETFs are usually more volatile than the value of the tracked index or of other ETFs that do not use leverage. This is because inverse and leveraged ETFs use investment techniques and financial instruments that may be considered aggressive, including the use of derivative transactions and short selling techniques. The use of these techniques may cause the inverse or leveraged ETFs to lose more money in market environments that are adverse to their investment strategies than other funds that do not use such techniques.

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Generally, under the 1940 Act, a fund may not acquire shares of another investment company (including an ETF) if, immediately after such acquisition, (i) such fund would hold more than 3% of the other investment company’s total outstanding shares, (ii) such fund’s investment in securities of the other investment company would be more than 5% of the value of the total assets of the fund, or (iii) more than 10% of such fund’s total assets would be invested in investment companies. In accordance with Section 12(d)(1)(F) of the 1940 Act, the Fund may invest in underlying funds in excess of the 5% and 10% limits described above as long as the Fund (and all of is affiliated persons, including the Adviser) do not acquire more than 3% of the total outstanding stock of such underlying fund. If the Fund seeks to redeem shares of an underlying fund purchased in reliance on Section 12(d)(1)(F), the underlying fund is not obligated to redeem an amount exceeding 1% of the underlying fund’s outstanding shares during a period of less than 30 days.

In addition, rule 12d1-4 under the 1940 Act allows a fund to acquire shares of an underlying fund in excess of the limits described above. Fund of funds arrangements relying on Rule 12d1-4 are subject to several conditions, certain of which are specific to a fund’s position in the arrangement (i.e., as an acquiring or acquired fund). Notable conditions include those relating to: (i) control and voting that prohibit an acquiring fund, its investment adviser (or a sub-adviser) and their respective affiliates from beneficially owning more than 25% of the outstanding voting securities of an unaffiliated acquired fund; (ii) certain required findings relating to complexity, fees and undue influence (among other things); (iii) fund of funds investment agreements; and (iv) general limitations on an acquired fund’s investments in other investment companies and private funds to no more than 10% of the acquired fund’s assets, except in certain circumstances. To the extent the Fund is an acquired fund in reliance on Rule 12d1-4, the limitations placed on acquired funds under rule 12d1-4 may limit or restrict the Fund’s ability to acquire certain investments.

Money Market Funds. The Fund may invest in underlying money market funds that either seek to maintain a stable $1 NAV (“stable NAV money market funds”) or that have a share price that fluctuates (“variable NAV money market funds”). Although an underlying stable NAV money market fund seeks to maintain a stable $1 NAV, it is possible for the Fund to lose money by investing in such a money market fund. Because the share price of an underlying variable NAV money market fund will fluctuate, when the Fund sells the shares it owns, they may be worth more or less than what the Fund originally paid for them. In addition, neither type of money market fund is designed to offer capital appreciation. Certain underlying money market funds may impose a fee upon the sale of shares.

Market Disruptions Risk. The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including, but not limited to, those arising from war; terrorism; market manipulation; government interventions, defaults and shutdowns; political changes or diplomatic developments; embargoes, tariffs, sanctions and other trade barriers; public health emergencies (such as the spread of infectious diseases, pandemics and epidemics); and natural/environmental disasters. Any of these events could negatively impact the securities markets and cause the Fund to lose value. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including the Adviser or the Sub-Adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.

Beginning in 2020, the global spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) caused volatility, severe market dislocations and liquidity constraints in many markets. The transmission of COVID-19 and efforts to contain its spread resulted in travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that negatively affected the economic environment. The long-term impact of COVID-19 and other infectious illness outbreaks, epidemics or pandemics that may arise in the future could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways.

U.S. and global markets have experienced increased volatility in recent years, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuers in which it invests. For example, if a bank in which the Fund or an issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer fails, the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers’ being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund. In certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Fund’s being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

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To satisfy any shareholder repurchase requests during periods of extreme volatility, it is more likely the Fund may be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value.

Mortgage-Backed and Asset-Backed Securities. The Fund may invest in MBS and ABS. MBS are mortgage-related securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities, or issued by nongovernment entities. Mortgage-related securities represent ownership in pools of mortgage loans assembled for sale to investors by various government agencies such as GNMA and government-related organizations such as FNMA and FHLMC, as well as by nongovernment issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. These securities differ from conventional bonds in that the principal is paid back to the investor as payments are made on the underlying mortgages in the pool. Accordingly, the Fund receives monthly scheduled payments of principal and interest along with any unscheduled principal prepayments on the underlying mortgages. Because these scheduled and unscheduled principal payments must be reinvested at prevailing interest rates, MBS do not provide an effective means of locking in long-term interest rates for the investor.

In addition, there are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities they issue. Mortgage-related securities issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as Ginnie Maes) which are guaranteed as to the timely payment of principal and interest. That guarantee is backed by the full faith and credit of the U.S. Treasury. GNMA is a corporation wholly owned by the U.S. Government within the Department of Housing and Urban Development. Mortgage-related securities issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as Fannie Maes) and are guaranteed as to payment of principal and interest by FNMA itself and backed by a line of credit with the U.S. Treasury. FNMA is a government-sponsored entity wholly owned by public stockholders. Mortgage-related securities issued by FHLMC include FHLMC Mortgage Participation Certificates (also known as Freddie Macs) guaranteed as to payment of principal and interest by FHLMC itself and backed by a line of credit with the U.S. Treasury. FHLMC is a government-sponsored entity wholly owned by public stockholders.

In September 2008, the Federal Housing Finance Agency (FHFA) placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement (SPA) with each of FNMA and FHLMC pursuant to which the U.S. Treasury agreed to purchase up to 1,000,000 shares of senior preferred stock with an aggregate initial liquidation preference of $1 billion and obtained warrants and options to for the purchase of common stock of each of FNMA and FHLMC. Under the SPAs as currently amended, the U.S. Treasury has pledged to provide financial support to a government-sponsored enterprise (GSE) in any quarter in which the GSE has a net worth deficit as defined in the respective SPA.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its MBS. The SPAs are intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. Under a letter agreement entered into in January 2021, the GSEs are permitted to retain earnings and raise private capital to enable them to meet the minimum capital requirements under the FHFA’s Enterprise Regulatory Capital Framework. The letter agreement also permits the GSEs to develop a plan to exit conservatorship once all litigation involving the conservatorships is resolved and the GSEs have the minimum capital required by FHFA’s rules. Should FNMA and FHLMC be taken out of conservatorship, it is unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the SPAs. It is also unclear how the capital structure of FNMA and FHLMC would be constructed post-conservatorship and what effects, if any, the privatization of FNMA and FHLMC will have on their creditworthiness and guarantees of certain MBS. Accordingly, should the FHFA take FNMA and FHLMC out of conservatorship, there could be an adverse impact on the value of their securities that could cause the Fund’s investments to lose value.

ABS are structured like MBS, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales contracts or installment loan contracts, leases of various types of real and personal property, and receivables from credit card agreements and sales of personal property. Regular payments received on ABS include both interest and principal. ABS typically have no U.S. Government backing. Additionally, the ability of an issuer of ABS to enforce its security interest in the underlying assets may be limited.

If the Fund purchases an MBS or other ABS at a premium, the premium may be lost if there is a decline in the market value of the security whether resulting from changes in interest rates or prepayments in the underlying collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. Although the value of an MBS or other ABS may decline when interest rates rise, the converse is not necessarily true, since in periods of declining interest rates the mortgages and loans underlying the securities are prone to prepayment, thereby shortening the average life of the security and shortening the period of time over which income at the higher rate is received. When interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the period of time over which income at the lower rate is received. For these and other reasons, the average maturity of an MBS or other ABS may be shortened or lengthened as a result of interest rate fluctuations and, therefore, it is not possible to predict

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accurately the security’s return. In addition, while the trading market for short-term mortgages and ABS is ordinarily quite liquid, in times of financial stress the trading market for these securities may become restricted.

General Obligation Bonds. General obligation bonds are backed by the issuer’s full faith and credit and taxing authority for the payment of principal and interest. The taxing authority of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity’s creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state’s industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on Federal or state aid, access to capital markets or other factors beyond the state’s or entity’s control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer’s maintenance of its tax base.

Revenue Bonds. Revenue bonds are issued to finance a wide variety of capital projects, including: electric, gas, water and sewer systems; port, airport, and mass transit facilities; colleges and universities; and hospitals. Revenue bonds may be repaid only from the revenues of a specific facility or source. An investment in revenue bonds is subject to greater risk of delay or non-payment if revenue does not accrue as expected or if other conditions are not met for reasons outside the control of the Fund. Conversely, if revenue accrues more quickly than anticipated, the Fund may receive payment before expected and have difficulty reinvesting the proceeds on equally favorable terms.

Private activity bonds are, in most cases, revenue bonds. Private activity bonds are issued by or on behalf of public authorities to obtain funds to provide privately operated facilities. Private activity bonds generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, the repayment of such bonds generally depends on the revenues of a private entity. Continued ability of a private entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for the entity’s products or services, competition, general economic conditions, government regulation and the entity’s dependence on revenues for the operation of the particular facility being financed.

Moral Obligation Bonds. The Fund also may invest in “moral obligation” bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.

Municipal Lease Obligations and Certificates of Participation. Municipal leases and certificates of participation involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments if the governmental issuer is prevented from maintaining occupancy of the lease premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover ownership of the assets.

Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, the Fund may be dependent upon the municipal authority issuing the certificate of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, of both the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

Operational and Reputational Risk. An investment in the Fund involves operational risk arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. Any of these errors, failures or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a materially adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there is no guarantee that the Fund will not suffer losses due to operational risk.

The Fund may be adversely affected if the reputation of the Adviser or the Sub-Adviser or its affiliates, or counterparties with whom the Fund associates, is harmed. Reputational harm could result from, among other things: real or perceived legal or regulatory violations; failure in performance, risk management, governance, technology, or operations; or claims related to employee misconduct, allegations of employee wrongful termination, conflict of interests, ethical issues, or failure to protect private information. Similarly, market rumors and actual or perceived association with counterparties whose own reputations may become under question could

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ultimately harm the Fund as well. These harms could include, for example, large repurchases of shares of the Fund, a negative effect on the Fund’s ability to conduct business with counterparties, or a hindering of the Adviser’s or the Sub-Adviser’s abilities to attract and/or retain personnel, including key personnel.

Regulation as a Bank Holding Company. The Adviser is a subsidiary of RBC USA Holdco Corporation, which is a Bank Holding Company (a “BHC”) under the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”). The activities of BHCs and their affiliates are subject to certain restrictions imposed by the BHCA and related regulations. As an affiliate of RBC USA Holdco Corporation, the Adviser is subject to these restrictions. Under certain circumstances, the Adviser may be deemed to “control” the Fund within the meaning of the BHCA and therefore certain of these restrictions could apply to the Fund as well. These restrictions may materially adversely affect the Fund, among other ways, by imposing restrictions on certain of the Fund’s investments; restricting the ability of the Adviser, or its affiliates to invest in the Fund; or affecting the ability of the Adviser to pursue certain strategies within the Fund’s investment program. Under certain circumstances, the Fund may be limited in the amount it may invest in portfolio companies to five percent of the portfolio’s company’s voting securities. In addition, if the Adviser or an affiliate provides seed capital to the Fund and the Fund cannot gain sufficient outside investment after of its initial seeding period, then the Fund may be forced to cease investment operations.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions involving the type of securities in which it is permitted to invest. Repurchase agreements are transactions by which the Fund purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed-upon price on an agreed-upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed-upon market rate of interest that is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, the Fund will seek to liquidate such collateral. The exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss. Certain repurchase agreements the Fund may enter into may or may not be subject to an automatic stay in bankruptcy proceedings. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. The Fund will not invest more than 33 1/3% of its net assets in repurchase agreements.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Fund may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the United States Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Fund and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Fund may not be able to substantiate its interest in the underlying securities. While the management of the Fund acknowledges these risks, it is expected that they can be managed through stringent security selection criteria and careful monitoring procedures.

Restricted Securities. The Fund may purchase restricted securities that generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the federal securities laws, or in a registered public offering. Where registration is required, the Fund may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Fund may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. Restricted securities that can be offered and sold to qualified institutional buyers under Rule 144A of the Securities Act (“144A Securities”) may be determined to be liquid.

Reverse Repurchase Agreements. The Fund may engage in reverse repurchase agreements. Reverse repurchase agreements are agreements that involve the sale of securities held by the Fund to financial institutions such as banks and broker-dealers with an agreement that the Fund will repurchase the securities at an agreed-upon price and date. During the reverse repurchase agreement period, the Fund continues to receive interest and principal payments on the securities sold. The Fund may employ reverse repurchase agreements (i) for temporary emergency purposes or to meet repurchase requests so as to avoid liquidating other portfolio securities during unfavorable market conditions; (ii) to cover short-term cash requirements resulting from the timing of trade settlements; or (iii) to take advantage of market situations where the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction.

Reverse repurchase agreements involve the risk that the market value of securities to be purchased by the Fund may decline below the price at which the Fund is obligated to repurchase the securities, or that the other party may default on its obligation so that the Fund is delayed or prevented from completing the transaction. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds from the sale of the securities may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligations to repurchase the securities.

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Subordinated Debt Securities. Subordinated debt securities, sometimes also called “junior debt,” are debt securities for which the issuer’s obligations to make principal and interest payment are secondary to the issuer’s payment obligations to more senior debt securities. Subordinated debt securities are subject to the same risks as other fixed income securities and are also subject to increased credit risk because the issuer, by definition, has issued other, more senior debt securities. The Fund may invest in subordinated debt securities, including those issued by banks.

U.S. Government Obligations. U.S. Government securities include direct obligations issued by the United States Treasury, such as U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years). They also include securities of U.S. Government agencies and instrumentalities that issue or guarantee securities, such as the Federal Home Loan Banks, FNMA and the Student Loan Marketing Association. Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some, such as those of the Federal Home Loan Banks, are backed by the right of the issuer to borrow from the U.S. Treasury, others by discretionary authority of the U.S. Government to purchase the agencies’ obligations, while still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assess a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008–2009 financial downturn. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt can raise concerns that the U.S. Government will not be able to make principal or interest payments when they are due. This increase has also necessitated the need for the U.S. Congress to negotiate adjustments to the statutory debt limit to increase the cap on the amount the U.S. Government is permitted to borrow to meet its existing obligations and finance current budget deficits. In August 2011, S&P lowered its long-term sovereign credit rating on the U.S. In explaining the downgrade at that time, S&P cited, among other reasons, controversy over raising the statutory debt limit and growth in public spending. Any controversy or ongoing uncertainty regarding the statutory debt limit negotiations may impact the U.S. long-term sovereign credit rating and may cause market uncertainty. As a result, market prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected.

Variable and Floating Rate Securities. The Fund may invest in variable- and floating-rate securities. Fixed income securities that have variable or floating rates of interest may, under certain limited circumstances, have varying principal amounts. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to one or more interest rate indices or market interest rates (the “underlying index”). The interest paid on these securities is a function primarily of the underlying index upon which the interest rate adjustments are based. These adjustments minimize changes in the market value of the obligation. Similar to fixed-rate debt instruments, variable- and floating-rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer’s creditworthiness. The rate of interest on securities may be tied to U.S. Government securities or indices on those securities as well as any other rate of interest or index.

Variable and floating rate demand notes of corporations are redeemable upon a specified period of notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying interest rates under direct arrangements with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay the outstanding principal amount of the obligations upon a specified number of days’ notice.

Certain securities may have an initial principal amount that varies over time based on an interest rate index, and, accordingly, the Fund might be entitled to less than the initial principal amount of the security upon the security’s maturity. The Fund intends to purchase these securities only when the Adviser or the Sub-Adviser believes the interest income from the instrument justifies any principal risks associated with the instrument. The Adviser or the Sub-Adviser may attempt to limit any potential loss of principal by purchasing similar instruments that are intended to provide an offsetting increase in principal. There can be no assurance that the Adviser or the Sub-Adviser will be able to limit the effects of principal fluctuations and, accordingly, the Fund may incur losses on those securities even if held to maturity without issuer default.

There may not be an active secondary market for any particular floating- or variable-rate instruments, which could make it difficult for the Fund to dispose of the instrument during periods that the Fund is not entitled to exercise any demand rights it may have. The Fund could, for this or other reasons, suffer a loss with respect to those instruments. The Adviser or the Sub-Adviser monitors the liquidity of the Fund’s investments in variable- and floating-rate instruments, but there can be no guarantee that an active secondary market will exist.

When-Issued Securities and Forward Commitments. The Fund may purchase securities offered on a “when-issued” and “forward commitment” basis (including a delayed delivery basis). Securities purchased on a “when-issued” or “forward commitment”

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basis are securities not available for immediate delivery despite the fact that a market exists for those securities. A purchase is made on a “delayed delivery” basis when the transaction is structured to occur sometime in the future.

When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within two months after the transaction, but delayed settlements beyond two months may be negotiated. During the period between a commitment and settlement, no payment is made for the securities purchased by the purchaser and, thus, no interest accrues to the purchaser from the transaction. At the time the Fund makes the commitment to purchase securities on a when-issued or forward commitment basis, the Fund will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its NAV.

Zero-Coupon, Delayed Interest and Capital Appreciation Securities. Zero-coupon, delayed interest, PIK and capital appreciation securities are securities that make no periodic interest payments, but are sold at a discount from their face value. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The discount varies depending on the time remaining until maturity, as well as market interest rates, liquidity of the security, and the issuer’s perceived credit quality. The discount, in the absence of financial difficulties of the issuer, typically decreases as the final maturity date approaches. If the issuer defaults, the Fund may not receive any return on its investment. Because such securities bear no interest and generally compound periodically at the rate fixed at the time of issuance, their value generally is more volatile than the value of other fixed income securities. Since such bondholders do not receive interest payments, when interest rates rise, zero-coupon, delayed interest and capital appreciation securities fall more dramatically in value than bonds paying interest on a current basis. When interest rates fall, zero-coupon, delayed interest and capital appreciation securities rise more rapidly in value because the bonds reflect a fixed rate of return. An investment in zero-coupon, delayed interest and capital appreciation securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on its investment. To generate cash to satisfy distribution requirements, the Fund may have to sell portfolio securities that it otherwise would have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

PIK securities may be debt obligations or preferred shares that provide the issuer with the option of paying interest or dividends on such obligations in cash or in the form of additional securities rather than cash. Similar to zero-coupon bonds and delayed interest securities, PIK securities are designed to give an issuer flexibility in managing cash flow. PIK securities that are debt securities can be either senior or subordinated debt and generally trade flat (i.e., without interest). The trading price of PIK debt securities generally reflects the market value of the underlying debt plus an amount representing accrued interest since the last interest payment.

INVESTMENT RESTRICTIONS

Fundamental. The investment policies described below have been adopted by the Fund and are fundamental (i.e., they may not be changed without the affirmative vote of a majority of the outstanding shares of the Fund). As used in the Prospectus and this SAI, the term “majority of the outstanding shares of the Fund” means the lesser of: (1) 67% or more of the outstanding shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented at such meeting; or (2) more than 50% of the outstanding shares of the Fund. Except for those investment policies specifically identified as fundamental in the Prospectus and this SAI, the Fund’s investment objective as described in the Prospectus and all other investment policies and practices described in the Prospectus and this SAI are non-fundamental and may be changed by the Board without the approval of shareholders.

The fundamental policies adopted with respect to the Fund are as follows:

1.  Borrowing Money. The Fund will not borrow money, except as permitted under the 1940 Act and the rules and regulations thereunder, or as may otherwise be permitted from time to time by a regulatory authority having jurisdiction.

2.  Senior Securities. The Fund will not issue any class of senior securities, except as permitted under the 1940 Act and the rules and regulations thereunder, or as may otherwise be permitted from time to time by a regulatory authority having jurisdiction.

3.  Underwriting. The Fund will not engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter under applicable laws in connection with the disposition of portfolio securities.

4.  Real Estate. The Fund will not purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest, deal or otherwise engage in transactions in real estate or interests therein.

5.  Loans. The Fund will not make loans, except as permitted under, or to the extent not prohibited by, the 1940 Act and the rules and regulations thereunder, or as may otherwise be permitted from time to time by a regulatory authority having jurisdiction.

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6.  Commodities. The Fund will not purchase or sell physical commodities or contracts relating to physical commodities, except as permitted under the 1940 Act and the rules and regulations thereunder, or as may otherwise be permitted from time to time by a regulatory authority having jurisdiction.

7.  Concentration. The Fund will not concentrate its investments in the securities of issuers primarily engaged in the same industry, as that term is used in the 1940 Act and as interpreted or modified from time to time by a regulatory authority having jurisdiction, except that this restriction will not apply to the Fund’s investments in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

8.  Short Sales, Margin, Options. The Fund will not engage in short sales, purchases on margin, or the writing of put or call options, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction.

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers pursuant to rule 23c-3 under the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (as defined in the Prospectus), or the next business day if the 14th day is not a business day.

The following are interpretations of the fundamental investment policies of the Fund and may be revised without shareholder approval, consistent with current laws and regulations as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time:

Borrowing Money. Under current law as interpreted by the SEC and its staff, the Fund may borrow money in the amount of up to one-third of the Fund’s total assets for any purpose and up to 5% of the Fund’s total assets from banks or other lenders for temporary purposes. The Fund’s total assets include the amounts being borrowed. The Fund expects to use proceeds from borrowing for investment purposes and to satisfy shareholder repurchase requests. This limitation does not preclude the Fund from entering into reverse repurchase transactions, provided that the Fund, in accordance with rule 18f-4, aggregates the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treats all such transactions as derivatives transactions.

Senior Securities. Senior securities may include any obligation or instrument issued by an investment company evidencing indebtedness, including the issuance of debt or preferred shares of beneficial interest. The Fund’s limitation with respect to issuing senior securities is not applicable to activities that may be deemed to involve the issuance or sale of a senior security by the Fund, provided that the Fund’s engagement in such activities is consistent with or permitted by the 1940 Act and the rules and regulations promulgated thereunder. The SEC adopted rule 18f-4 related to the use of derivatives and other similar transactions by an investment company. The Fund’s trading of derivatives and other similar transactions that create future payment or delivery obligations is generally subject to VaR leverage limits, a derivatives risk management program and reporting requirements unless the Fund satisfies a “limited derivatives users” exception that is included in the rule. In the case of a senior security representing indebtedness, a closed-end investment company must have asset coverage of 300% immediately after such issuance, and no dividends on the company’s stock may be made unless the indebtedness generally has an asset coverage at that time of 300%. In the case of a class of senior security representing a stock, a closed-end investment company must have asset coverage of 200% immediately after such issuance, and no dividends on the company’s stock may be made unless the preferred stock generally has an asset coverage at that time of 200%. Shareholders of preferred stock also must have the right, as a class, to elect at least two trustees at all times and to elect a majority of trustees if dividends on their stock are unpaid in certain amounts.

Underwriting. Under the 1940 Act, underwriting securities generally involves an investment company’s purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. The Fund’s limitation with respect to underwriting securities is not applicable to the extent that, in connection with the disposition of portfolio securities (including restricted securities), the Fund may be deemed an underwriter under certain federal securities laws.

Real Estate. The 1940 Act does not directly restrict an investment company’s ability to invest in real estate but requires that every investment company has a fundamental investment policy governing such investments. The Fund’s limitation with respect to investing in real estate is not applicable to investments in securities or mortgages or loans that are secured by or represent interests in real estate. This limitation does not preclude the Fund from purchasing or selling mortgage-related securities or securities of companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts). In addition, this limitation does not preclude the Fund from holding or selling real estate acquired as a result of ownership through securities or other instruments.

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Loans. Under current law as interpreted by the SEC and its staff, the Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (this restriction does not apply to purchases of debt securities or repurchase agreements). Subject to this limitation, the Fund may make loans, for example: (a) by loaning portfolio securities; (b) by engaging in repurchase agreements; (c) by making loans secured by real estate; (d) by making loans to affiliated funds as permitted by the SEC; or (e) by purchasing non-publicly offered debt securities. For purposes of this limitation, the term “loans” shall not include the purchase of a portion of an issue of publicly distributed bonds, debentures or other securities.

Commodities. The 1940 Act does not directly restrict an investment company’s ability to invest in commodities but requires that every investment company has a fundamental investment policy governing such investments. The Fund may hold commodities acquired as a result of ownership of securities or other investments. This limitation does not preclude the Fund from purchasing or selling options or futures contracts, from investing in securities or other instruments backed by commodities or from investing in companies that are engaged in a commodities business or have a significant portion of their assets in commodities.

Concentration. Under current SEC and SEC staff interpretation, the Fund would “concentrate” its investments if 25% or more of the Fund’s total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in U.S. Government securities, in repurchase agreements collateralized by U.S. Government securities, or in tax-exempt securities issued by the states, territories, or possessions of the United States (“municipal securities”), excluding private activity municipal securities whose principal and interest payments are derived principally from the assets and revenues of a non-governmental entity; or (2) investments in issuers domiciled in a single jurisdiction provided that the Fund does not invest greater than 25% in a particular industry . Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Fund may invest in one or more investment companies provided that, except to the extent the Fund invests in other investment companies pursuant to Section 12(d)(1)(A) or (F) of the 1940 Act, the Fund treats the assets of the investment companies in which it invests as its own for purposes of this policy. The Fund will consider the investments of its underlying pooled investment vehicles when determining the Fund’s compliance with its own concentration policies.

With respect to the percentages adopted by the Fund as maximum caps on its investment policies and limitations, an excess above the fixed percentage will not be a violation of the policy or limitation unless the excess results immediately and directly from the acquisition of any security or the action taken.

Non-Fundamental. The Fund is subject to restrictions and policies that are not fundamental and may, therefore, be changed by the Board without shareholder approval. These non-fundamental policies/restrictions are described below.

The Fund’s investment objective is a non-fundamental investment policy that may be changed by the Board without shareholder approval.

Notwithstanding any of the foregoing policies, any investment company, whether organized as a trust, association or corporation, or personal holding company, may be merged or consolidated with or acquired by the Fund, provided that if such merger, consolidation or acquisition results in an investment in the securities of any issuer prohibited by said paragraphs, the Fund shall, within 90 days after the consummation of such merger, consolidation or acquisition, dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

MANAGEMENT

Trustees and Officers

The Board is responsible for the overall management of the Fund, including general supervision and review of the investment activities of the Fund. The Board, in turn, elects the officers of the Fund, who are responsible for administering the day-to-day operations of the Fund. Unless otherwise indicated in the table below, the address of each Trustee and officer of the Fund is 250 Nicollet Mall, Suite 1550, Minneapolis, Minnesota 55401.

The Role of the Board

Overall responsibility for overseeing and managing the business and affairs of the Fund rests with its Board. Like most registered funds, the day-to-day management and operation of the Fund is performed by various service providers to the Fund, such as the Adviser, the Sub-Adviser, the Distributor, the Administrator, the custodian and the Transfer Agent. The Board has appointed senior employees of certain of these service providers as officers of the Fund with responsibility for supervising actively the day-to-day operations of the Fund and reporting back to the Board. The Board has also appointed a Chief Compliance Officer who administers the Fund’s compliance program and regularly reports to the Board on compliance matters. From time to time, one or more members of the Board may meet with management in less formal settings, between scheduled Board meetings, to discuss various topics. In all cases,

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however, the role of the Board and any individual Trustee is one of oversight and not of active management of the day-to-day operations or affairs of the Fund.

Board Structure and Leadership

The Board of Trustees has five standing committees: an Audit Committee, a Nominating Committee, a Corporate Governance Committee, a Valuation, Portfolio Management and Performance Committee, and a Compliance Committee. The committee structure enables the Board to manage efficiently and effectively the large volume of information relevant to the Board’s oversight of the Fund. The Board is composed of eight trustees, and seven of the eight Trustees are not “interested persons” of the Fund as that term is defined by the 1940 Act (the “Independent Trustees”). The Board believes that the number of Trustees is adequate for the number of Funds overseen by the Board and that the current size of the Board is conducive to Board interaction, debate and dialogue that results in an effective decision making body. The Independent Trustees have engaged their own independent legal counsel to advise them on matters relating to their responsibilities in connection with the Fund. The Chairman of the Board is an Independent Trustee. The Chairman participates in the preparation of the agenda for meetings of the Board and the preparation of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairman also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Fund between meetings. In developing its current structure, the Board recognized the importance of having a significant majority of Independent Trustees. The Board believes that its current leadership structure, including the composition of the Board and its Committees, is an appropriate means to provide effective oversight on behalf of shareholders.

As needed between regular meetings, the Board or a specific committee may receive and review reports relating to the Fund and engage in discussions with appropriate parties relating to the Fund’s operations and related risks.

The Audit Committee of the Fund is currently composed of the following Independent Trustees: Ms. McCaffrey and Messrs. Garner and Seward. The Audit Committee acts as a liaison between the Fund’s independent auditors and the Board. As set forth in its charter, the Audit Committee has the responsibility to, among other things, (1) approve the appointment of the independent auditors and recommend the selection of the independent auditors to the Board for ratification by the Independent Trustees; (2) review and approve the scope of the independent auditors’ audit activity; (3) review the financial statements which are the subject of the independent auditors’ certifications; and (4) review with such independent auditors the adequacy of the Fund’s accounting system and the effectiveness of the internal accounting controls of the Fund and its service providers.

The Nominating Committee of the Fund is currently composed of the following Independent Trustees: Mses. Bode and Zarkovich and Messrs. James and Perry. In the event of vacancies on, or increases in the size of, the Board, the Nominating Committee is responsible for evaluating the qualifications of and nominating all persons for appointment or election as Trustees of the Fund. Candidates may be identified by the Nominating Committee, management of the Fund or Trust shareholders. The Nominating Committee may utilize third-party services to help identify and evaluate candidates. In addition, the Nominating Committee identifies individuals qualified to serve as Independent Trustees of the Fund and recommends its nominees for consideration by the full Board. For non-Independent Trustees (management candidates), the Nominating Committee will look to the President of the Fund to produce background and other reference materials necessary for the Nominating Committee to consider non-Independent Trustee candidates. The Nominating Committee considers Independent Trustee candidates recommended by shareholders of the Fund. Recommendations, along with appropriate background material concerning the candidate that demonstrates his or her ability to serve as an Independent Trustee of the Fund, should be submitted to the Secretary of the Fund or any member of the Committee in writing at the address of the Fund. The Nominating Committee will evaluate shareholder candidates using the same criteria applied to other Independent Trustee candidates along with additional requirements as listed in the Nominating Committee charter.

The Corporate Governance Committee of the Fund is currently composed of the following Independent Trustees: Mses. Bode and Zarkovich and Messrs. James and Perry. The Board has developed a set of Principles of Corporate Governance (“Governance Principles”) to guide the Board and the Corporate Governance Committee in considering governance issues. The Corporate Governance Committee is responsible for reviewing the Governance Principles periodically and, if deemed appropriate, recommending changes to the Board. The Board will then consider whether to approve the changes. The Corporate Governance Committee is also responsible for evaluating the performance of the Board and the Fund in light of the Governance Principles, considering whether improvements or changes are warranted, and making recommendations for any necessary or appropriate changes. The Committee also coordinates the annual Board Self-Assessment required by the SEC governance rules, the annual review of Trustee independence, and an annual review of independent legal counsel for the Independent Trustees relating to independence and general performance. The Governance Principles include a commitment to ongoing Trustee education, and the Corporate Governance Committee oversees the process of identifying educational topics and facilitating quarterly Board education sessions covering industry, regulatory and governance issues relevant to the Fund.

The Valuation, Portfolio Management and Performance Committee (the “Valuation Committee”) of the Fund is currently composed of Mses. Bode and Zarkovich and Messrs. Kardok and Seward. As set forth in its charter, the primary duties of the Fund’s

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Valuation Committee are: (1) to review the actions of the Fund’s Pricing Committee and to ratify or revise such actions; (2) to review and recommend for Board approval pricing agents to be used to price Fund portfolio securities; (3) to recommend changes to the Fund’s Pricing and Valuation Procedures, as necessary or appropriate; (4) to obtain from the Fund’s portfolio managers information sufficient to permit the Valuation Committee to evaluate the Fund’s performance, use or proposed use of benchmarks and any additional indexes, and compliance with their investment objectives and policies; (5) to obtain from the Fund’s investment adviser information sufficient to permit the Committee to evaluate the quality of the adviser’s exercise of brokerage discretion when buying and selling portfolio securities for the Fund; (6) to investigate matters brought to its attention within the scope of its duties; (7) to assure that all its actions are recorded in minutes of its meetings and maintained with the Fund’s records; and (8) to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Valuation Committee may deem necessary or appropriate.

The Compliance Committee of the Fund is currently composed of the following Independent Trustees: Ms. McCaffrey and Messrs. Garner, James, Kardok, and Perry. As set forth in its charter, the Compliance Committee’s primary duties and responsibilities include: developing and maintaining a strong compliance program by providing a forum for the Independent Trustees to consider compliance matters; assisting the Board in its oversight pursuant to rule 38a-1 under the 1940 Act; formulating action to be taken with respect to the Fund’s compliance program or the Fund’s key service providers’ programs, or related matters; and participating in industry forums and/or reviews on regulatory issues as appropriate.

Risk Oversight

As part of its oversight of the management and operations of the Fund, the Board also has a risk oversight role, which includes (without limitation) the following: (i) requesting and reviewing reports on the operations of the Fund; (ii) reviewing compliance reports and approving certain compliance policies and procedures of the Fund and its service providers; (iii) working with management to consider key risk areas and to seek assurances that adequate resources are available and appropriate plans are in place to address risks; (iv) meeting with service providers, including Fund auditors, to review Fund activities; (v) meeting with the Chief Compliance Officer and other officers of the Fund and its service providers to receive information about compliance, and risk assessment and management matters; and (vi) meeting regularly with independent legal counsel. The Board has emphasized to the Adviser and the Sub-Adviser the importance of maintaining rigorous risk management programs at the Adviser, the Sub-Adviser and other service providers. The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary for the Fund to bear certain risks (such as disclosed investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. As a result of the foregoing and other factors, the oversight of risk management by the Board is subject to practical limitations. Nonetheless, the Board expects Fund service providers to implement rigorous risk management programs.

Trustee Attributes

The Board of Trustees believes that each of the Trustees has the qualifications, experiences, attributes and skills (“Trustee Attributes”) appropriate to continued service as a Trustee of the Fund in light of the Fund’s business and structure. The Board has established a Nominating Committee that evaluates potential candidates based on a variety of factors. Among those factors are the particular skills of a potential Trustee that complement skills and expertise of existing Trustees. In addition to having a demonstrated record of academic, business and/or professional accomplishment, certain of the Trustees have served on the Board of Trustees for RBC Funds Trust for a number of years. In their service to those Funds, those Trustees have gained substantial insight into the operation of the funds and have demonstrated a commitment to discharging oversight duties as trustees in the interests of shareholders. The Corporate Governance Committee annually directs a Board “self-assessment” process wherein the effectiveness of the Board, the Board’s Committees, and individual Trustees is reviewed.

In addition to the general Trustee Attributes described above, Mr. Seward has extensive board, executive and institutional investor experience from roles with public and private companies and is a Chartered Financial Analyst (CFA) charterholder; Ms. Bode has business experience as a healthcare industry consultant and real estate developer; Mr. Garner has executive and public sector experience gained in connection with his role as president and chief executive officer (“CEO”) of a metropolitan community foundation and as a college president; Mr. James, as the former president of a non-profit organization focused on corporate governance and ethical business cultures, is a national expert and college professor focused on business ethics and has experience as a senior corporate executive as well as public company board experience; Mr. Eikenberg is a seasoned financial services executive with experience overseeing sales and distribution for investment management businesses; Ms. Zarkovich is a CFA charterholder who has significant experience in leading foundation and family office investment teams and investing in traditional and alternative investment strategies as well as experience serving on the boards of multiple non-profit organizations; Mr. Kardok is a seasoned executive in the financial services and asset management space with experience in public accounting, mutual fund administration, financial reporting, regulatory/compliance matters, operations and risk management; Ms. McCaffrey has extensive experience in the audit requirements and business and financial issues of investment companies from her role as audit partner and quality review partner of a major accounting firm and is a Certified Public Accountant (Ohio) and Mr. Perry has extensive experience in financial planning, investment management, and fiduciary oversight

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through his roles as managing member and investment advisor representative of a registered investment advisory firm, as an independent director of a publicly traded community bank holding company, and as a trustee of both public-sector retirement and educational institutions, with expertise in investment oversight, regulatory compliance, strategic planning, and governance. The foregoing discussion and the Trustees and officers tables below are included in this SAI pursuant to requirements of the SEC, do not constitute holding out the Board or any Trustee as having special expertise or experience and shall not be deemed to impose any greater responsibility or liability on any Trustee by reason thereof. Additional information about Trustee Attributes is contained in the table below. The age, address, and principal occupations for the past five years of each Trustee and executive officer, and additional information relevant to his or her professional background are listed below.

Name and Age	Position, Term of Office and Length of Time Served with the Fund	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee	Other Directorships Held During the Past 5 Years
Independent Trustees of the Fund(2)
Lucy Hancock Bode (74)	Trustee since 2025	Healthcare consultant (self-employed) (1986 to present)	19	Fifth Third Advisory Board (2019 to present)
Leslie H. Garner Jr. (75)	Trustee since 2025	President and Chief Executive Officer, The Greater Cedar Rapids Community Foundation (2010 to 2023); President, Cornell College (1994 to 2010)	19	None
Ronald James (75)	Trustee since 2025	Director/President, Campbell Chapel Community Development Ministries (2024 to present); Private Investor (2017 to present); Faculty member (part time), University of St. Thomas (2004 to present); President and Chief Executive Officer, Center for Ethical Business Cultures (2000 to January 2017)	19	Best Buy Co. Inc. (2004 to 2013); Bremer Financial Corporation (2004 to 2025); Greater Twin Cities United Way (2012 to 2020)
Michael Kardok (66)	Trustee since 2025	Kardok Consulting (self-employed) (2023 to present); Treasurer and Principal Financial and Accounting Officer, Natixis and Loomis Sayles Funds and Natixis ETFs (2004 to 2022); Principal Financial and Accounting Officer - Senior Vice President, Natixis Advisors, LLC and Natixis Distribution, LLC (2004 to 2022)	19	None
Margaret McCaffrey (62)	Trustee since 2025	Independent Consultant/Financial Expert (self-employed) (2021 to present); Assurance Partner, Cohen & Company (1990 to 2021)	19	Independent Trustee/Audit Chair of Modern Capital Tactical Income Fund (2021 - present)
Dexter Perry (56)	Trustee since 2026	Investment Advisor Representative/Managing Member, One Providence Capital, LLC (2006 to Present); Insurance Agent/Managing Member, The Providence Group of North Carolina, LLC (2001 to Present)	19	Independent Director, First Bancorp, Inc. (2021 to Present); Trustee, The Asheville School (2020 to Present); Independent Director, Acting Executive Director, General Baptist Convention of North Carolina Foundation, Inc. (2018 to present); M&F Bancorp, Inc (2018-2021)
James R. Seward, CFA (73)	Chairman of the Board and Trustee since 2025	Private investor (2000 to present); CFA (1987 to present)	19	Brookdale Senior Living Inc. (2008 to 2019)
Christie Zarkovich (51)	Trustee since 2025	Chief Administrative, Financial and Investment Officer, Health Forward Foundation (2021 to present); Investment Director, Chinquapin Trust Company (2019	19	Children’s Mercy Hospital Foundation (2021 to present); Kansas City Art Institute (2024 to present); Investment Committee

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		to 2021); Head of Mission-Related Investing Research, Cambridge Associates (2018 to 2019)		Member, Ada Capital (2024 to present)
Interested Trustees of the Fund
David Eikenberg (57)	Trustee since 2025	President and Chief Executive Officer, RBC Funds (2022 to present); Head of Intermediary Sales at RBC Global Asset Management (U.S.) Inc., (March 2018 to present) Vice President, T. Rowe Price (2010 - 2018)	19	None

(1)	The Fund Complex includes the Fund as well as each series of RBC Funds Trust, an affiliated registrant not discussed in this SAI.

(2)	The Trustees of the Fund who are not “interested persons” of the Fund as defined in the 1940 Act (“Independent Trustees”).

Name and Age	Position with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Officers of the Fund
David Eikenberg (57)	Principal Executive Officer and Trustee	Since September 2025	President and Chief Executive Officer, RBC Funds (2022 to present); Head of Intermediary Sales at RBC Global Asset Management (U.S.) Inc., (March 2018 to present) Vice President, T. Rowe Price (2010 - 2018)
Kathleen A. Hegna (59)	Treasurer and Principal Financial Officer	Since September 2025	Head, U.S. Fund Operations, RBC Global Asset Management (U.S.) Inc. (2022 to present); Associate Vice President and Director, Mutual Fund Services, RBC Global Asset Management (U.S.) Inc. (2009 to 2022)
Tara Tilbury (52)	Secretary	Since September 2025	Managing Counsel, RBC Global Asset Management (U.S.) Inc. (2018 to Present), Vice President and Chief Counsel – Asset Management, Ameriprise Financial, Inc. (2015 to 2018)
Christina M. Weber (57)	Chief Compliance Officer and Assistant Secretary	Since September 2025	Chief Compliance Officer, RBC Global Asset Management (U.S.) Inc. (June 2018 to present); Chief Compliance Officer, RBC Funds (2012 to present); Assistant Secretary, RBC Funds (2013 to 2017); Senior Compliance Officer, RBC Funds (March 2012 to December 2012)
Patrick Engel (31)	Assistant Treasurer	Since September 2025	Senior Financial Analyst, RBC Global Asset Management (U.S.) Inc. (2018 to present)
Maren Fleming (43)	Assistant Secretary	Since September 2025	Associate Director, Compliance, RBC Global Asset Management (U.S.) Inc. (2018 to present)
Jennifer Teal (56)	Assistant Secretary	Since September 2025	Manager, Regulatory Administration, RBC Global Asset Management (US) Inc. (2016 to present)

Trustee Ownership of Fund Shares and Other Interests

The table below shows the aggregate dollar range of each Trustee’s holdings in the Fund and the aggregate dollar range in the RBC Funds as of December 31, 2025.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by the Trustees in Family of Investment Companies
Non-Interested Trustees
Lucy Hancock Bode	None	Over $100,000
Leslie H. Garner Jr.	None	Over $100,000
Ronald James	None	Over $100,000
Michael Kardok	None	Over $100,000
Margaret McCaffrey	None	$50,000 - $100,000
James R. Seward	None	Over $100,000
Christie Zarkovich	None	Over $100,000

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Dexter Perry	None	None
Interested Trustee
David Eikenberg	None	$10,001-$50,000

Furthermore, neither the Independent Trustees nor members of their immediate family own securities beneficially or of record in the Adviser, the Fund’s principal underwriter, or any of their affiliates.

Compensation

Independent Trustees (Trustees of the Fund who are not directors, officers or employees of the Adviser, Administrator or Distributor) receive from the Fund an annual retainer of $110,000. The Board Chairperson and Audit Committee Chairperson each receive an additional retainer of $2,500 annually, and all other Trustees serving as Chair of a Board committee each receive an additional retainer of $1,000 annually. In addition, Independent Trustees receive a quarterly meeting fee of $6,500 for each in-person Board meeting attended. Each Independent Trustee also receives a meeting fee of $1,500 for each telephonic or Special Board meeting attended, and a $1,500 fee for each Board committee meeting attended. Independent Trustees are also reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Trustees who are directors, officers or employees of the Adviser, Administrator or Distributor do not receive compensation from the Fund. The table below sets forth the compensation received by each Trustee from the Fund Complex during the twelve months ended September 30, 2025.

	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Trustee
Independent Trustees
Lucy Hancock Bode	$0	$0	$0	$141,245
Leslie H. Garner, Jr.	0	0	0	$143,122
Ronald James	0	0	0	$138,000
Michael Kardok	0	0	0	$143,331
Margaret McCaffrey	0	0	0	$140,403
James R. Seward	0	0	0	$142,813
Christie Zarkovich	0	0	0	$140,000
Dexter Perry*	0	0	0	$0

Interested Trustee
David Eikenberg	None	None	None	None

*	Mr. Perry has been a Trustee since January 1, 2026.

Investment Adviser

RBC Global Asset Management (U.S.) Inc. (the “Adviser”), located at 250 Nicollet Mall, Suite 1550, Minneapolis, Minnesota 55401, serves as investment adviser to the Fund. The Adviser is a wholly owned subsidiary of Royal Bank of Canada (“RBC”). RBC is one of North America’s leading diversified financial services companies and provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, and transaction processing services on a global basis. RBC employs approximately 97,000 people who serve 17 million personal, business, public sector and institutional clients through offices in Canada, the U.S. and 27 other countries around the world. The Adviser has been registered with the SEC as an investment adviser since 1983 and has been a portfolio manager of publicly offered mutual funds since 1986. Under the Investment Advisory Agreement, the Adviser manages the day-to-day investment of assets of the Fund in accordance with the policies and procedures established by the Trust. As of December 31, 2025, the Adviser’s investment team managed approximately $71.6 billion in assets for corporations, public and private pension plans, Taft-Hartley plans, charitable institutions, foundations, endowments, municipalities, registered mutual funds, private investment funds, trust programs, foreign funds such as UCITS funds, individuals (including high net worth individuals), wrap sponsors and other U.S. and international institutions.

For its services to the Fund, the Adviser receives from the Fund a fee, paid monthly, at an annual rate based on the Fund’s average daily net assets. Each class of shares of the Fund pays its respective pro rata portion of the total advisory fees payable by the Fund. The rate for the Fund is 1.35%.

Under the terms of the Investment Advisory Agreement between the Fund and the Adviser, the investment advisory services of the Adviser to the Fund are not exclusive. The Adviser is free to, and does, render investment advisory services to others.

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The Investment Advisory Agreement for the Fund will remain in effect after its initial term only as long as such continuance is approved for the Fund at least annually (i) by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Board and (ii) by a majority of the Trustees who are not parties to the Investment Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party.

The Investment Advisory Agreement may be terminated with respect to the Fund at any time without payment of any penalty, by a vote of a majority of the outstanding securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Board on 60 days’ written notice to the Adviser, or by the Adviser on 60 days’ written notice to the Fund. An Investment Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Adviser has contractually agreed to waive fees and/or pay operating expenses in order to limit the Fund’s total expenses (excluding brokerage and other investment-related costs, interest, taxes, dues, fees and other charges of governments and their agencies, extraordinary expenses such as litigation and indemnification, other expenses not incurred in the ordinary course of the Fund’s business and acquired fund fees and expenses) to 2.60% of the Fund’s average daily net assets for Class A shares, 2.35% for Class I shares and 3.10% for Class T shares. The expense limitation agreement is in place until January 31, 2027 and may not be terminated by the Adviser prior to that date. The expense limitation agreement may be revised or terminated by the Fund’s board of trustees if the board consents to a revision or termination as being in the best interests of the Fund. The Adviser is entitled to recoup from the Fund or class the fees and/or operating expenses.

Investment Sub-Adviser

RBC Global Asset Management (UK) Limited (the “Sub-Adviser”), located at 100 Bishopsgate, London EC2N 4AA, United Kingdom, serves as investment sub-adviser to the Fund. The Sub-Adviser is a wholly owned subsidiary of RBC, which is the parent company of the Adviser. The Sub-Adviser has been registered with the SEC as an investment adviser since September 2013 and is authorized and regulated by the UK Financial Conduct Authority. The Sub-Adviser employed 489 individuals and had $181.3 billion in assets under management as of December 31, 2025.

For the services provided by the Sub-Adviser to the Fund, the Adviser will pay the Sub-Adviser a fee, computed daily and payable monthly, equal to 20% of the total advisory fee (consisting of the management fee and any incentive fee) paid to the Adviser by the Fund after deducting the amounts of any fees waived or Fund expenses paid by the Adviser for the Fund pursuant to the expense limitation agreement then in place.

Portfolio Managers

Other Accounts Managed

The following table provides information regarding other mutual funds and accounts for which the Fund’s portfolio managers are jointly and primarily, as applicable, responsible for the day-to-day portfolio management as of February 28, 2026.

Portfolio Manager	RBC Funds Man aged	Account Type	Number of Accounts	Value of Accounts	Number of Performance Fee Accounts	Value of All Performance Fee Accounts
Sid Chhabra	RBC BlueBay Enhanced Income Fund	Pooled	22	$ 7,895,348,676	4	$ 205,919,470
		Separate Accounts	11	$ 3,975,960,320	0	$ 0
		Registered Inv. Co.	0	$ 0	0	$ 0
Mark Shohet	RBC BlueBay Enhanced Income Fund	Pooled	2	$ 992,315,054	1	$ 35,616,110
		Separate Accounts	4	$ 440,679,302	0	$ 0
		Registered Inv. Co.	0	$ 0	0	$ 0
Ajeet Atwal	RBC BlueBay Enhanced Income Fund	Pooled	4	$ 1,597,647,243	0	$ 0
		Separate Accounts	1	$ 40,895,806	0	$ 0
		Registered Inv. Co.	0	$ 0	0	$ 0

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Portfolio Manager Compensation

•	The compensation plan for the RBC GAM investment teams was designed with the following principles in mind:
•	To attract and retain individuals possessing the skills and talents essential to sustainable investing success and the growth of RBC GAM
•	To align rewards for investment professionals with the goals of our investors and shareholders
•	To promote RBC GAM’s culture and foster stability and consistent improvement within RBC GAM’s workforce

Payments are reviewed against investment results (benchmarks and/or peer groups) to ensure that rewards are consistent with achieving the desired returns/outcomes for our clients within attractive/acceptable risk metrics. Individual compensation quantums are reviewed against industry surveys to ensure compensation remains competitive, contributing to fairness, efficiency and the retention of superior investment staff.

The compensation program for investment management personnel comprises five elements:

1.	Base salary

2.	Annual discretionary bonus (short-term incentive, or “STI”)

3.	Firm profit-sharing plan (for eligible teams and investment staff)

4.	RBC GAM factor units (for eligible teams and investment staff)

5.	Team profit-sharing plan (for eligible teams and investment staff)

Base salary

•	For new hires, base salaries are set after considering internal comparables, local market industry surveys and RBC GAM’S sense of market conditions.
•	On an annual basis, all base salaries are reviewed within and across teams and locations to ensure fairness, consistency and relevance.
•

Base salaries for all roles are also compared to local industry surveys to protect RBC GAM’s ability to attract superior talent to the firm without introducing anomalies in the compensation program for new versus long-term employees.

Annual Discretionary Bonus

•

All employees who are eligible for a discretionary bonus are graded on a 200-point scale. This score is a combination of quantitative and qualitative assessments, although, in some cases and depending on the type of role, only a qualitative assessment is possible.

•	Bonus payments are reflective of the past five years of contributions and investment performance over one-, three- and five-year periods, with greater emphasis on three and five years.
•	The quantitative component is calculated using an algorithm that tracks results for specific responsibilities in investment management against agreed-upon success thresholds.
•

The qualitative component is based on a review of results produced over the year and the degree to which the individual exhibits attitudes and behaviors consistent with RBC GAM’s reputation, culture and goals, including investment success and growth.

•	Annual discretionary bonuses are impacted by the firm’s financial performance.

Firm Profit-Sharing Plan (“PSP”)

•	Senior individuals within the investment teams may be eligible to receive units linked to the financial performance of RBC GAM that serve as a proxy for ownership in the firm.
•

Membership is based on rigid qualifications that effectively limit membership to the most senior analysts and portfolio managers. Among these qualifications are investment success and service leadership over the intermediate and long term, thought leadership, ethical behavior and contribution to firm culture.

•

PSP units are reviewed annually and approved by the Chief Investment Officer and CEO at the beginning of each fiscal year. The number of units held by each individual does not normally change during the year.

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•	The value of each PSP unit is distributed to unitholders based on the number of units that they hold.
•	PSP exposure is capped to 40% of an individual’s total compensation to mitigate against high volatility.
•

At the end of each year, an incentive bonus is calculated based on the performance of certain equity and fixed income funds versus their peer groups. This calculation is based on a time-weighted performance measure which includes returns over various periods, including a 5-year calculation. The incentive bonus is paid annually and shared among all PSP members on the basis of their relative unit holdings.

RBC GAM Factor units (“GFUs”)

•	GFUs are allocated where an individual’s PSP exposure exceeds the 40% maximum.
•	GFUs have a value of CAD $1,000 and are adjusted up and down each year by the firm’s financial performance.
•	GFUs can also be allocated as part of a compensation adjustment that results from promotion or a review against internal and external comparables.

Team Profit-Sharing Plan (“TPS”)

•	Certain select investment teams have access to a TPS based on the team’s ability to grow RBC GAM’s global institutional client base.
•

TPS is based on the profit generated by an investment team. This is calculated as a share of management fees and, in some cases, performance fees, earned from the team’s products, with deductions for certain defined direct costs including compensation expenses such as salaries and the employer’s National Insurance Contributions and non-compensation costs.

Deferrals

•	Consistent with industry best practices, a portion of investment professionals’ variable compensation (annual discretionary bonus, PSP, and TPS) is subject to a mandatory 3-year deferral.
•

This deferral applies to all staff with variable compensation greater than a defined threshold that varies by region and ranges from 25% to 45% and may be as high as 60% to meet regulatory requirements in certain jurisdictions.

•

This deferral amount is payable at the end of three years, provided the employee remains in good standing with RBC GAM. The deferral amount paid is based on the success of RBC and RBC GAM over the deferral period; 30% of the deferral is mandatorily invested into RBC shares while individuals are allowed to invest the remaining 70% of deferred compensation into a combination of funds managed by RBC GAM and/or an index tracking RBC GAM’s profit growth, further aligning RBC GAM’s incentive structure with the interests of our clients.

Other

In addition, all U.S.-based team members can invest in our ultimate parent, RBC, through our 401(k) program; and all team members have signed employment agreements that include: (1) notice periods; and (2) non-solicit terms.

Annual Discretionary Bonus / Performance

•

As noted above, bonus payments are reflective of the past five years of contributions and investment performance over one-, three- and five-year periods, with greater emphasis on three and five years. Performance is based on the investment team’s relevant composite or fund returns compared to peer groups.

Potential Conflicts of Interest: The Adviser, Sub-Adviser and/or their affiliates (together, “RBC”) provide a variety of discretionary and non-discretionary investment advisory services and products to their clients. As a result, the following potential and actual conflicts of interest, among others, are presented to RBC in the operation of its investment advisory services:

•	RBC faces conflicts of interest when rendering investment advisory services to several clients and may provide dissimilar investment advice to different clients.
•

RBC may, in certain circumstances, have discretion when making distributions as part of repurchases in the form of securities or other assets, and in that case, the composition of such distributions. Accordingly, RBC may face conflicts of interest with respect to investors requesting repurchases and remaining investors.

•

RBC may collect greater compensation for certain funds or accounts than that received for other funds or may receive performance-based compensation. This may create a potential conflict of interest for RBC or its portfolio managers to incentivize certain accounts. Conflicts of interest may also arise when a portfolio manager has management responsibilities to more than one account or fund, such as devotion of unequal time or attention.

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•

Potential conflicts of interest may arise with both the aggregation of trade orders and the allocation of securities transactions/investment opportunities/investment ideas. For allocations of aggregated trades, particularly trade orders that were only partially filled due to limited availability, RBC may have an incentive to allocate trades or investment opportunities to certain accounts or funds.

•

As a result of information barriers, personnel within RBC may trade differently from the Fund. Also, if RBC obtains material non-public confidential information as part of its business activities for or with other clients, it may be restricted from purchasing or selling securities for the Fund.

•

If RBC pays a broker-dealer with “soft” or commission dollars to obtain access to statistical information and research, RBC faces conflicts of interest because RBC may have an incentive to trade with certain brokers or dealers in order to earn soft dollars and the information and research could benefit the Fund more than others.

•

The Fund may be subject to conflicts of interest if it engages in principal transactions with RBC, to the extent permitted by law. RBC may have a potentially conflicting division of loyalties and responsibilities to the parties in these transactions.

•

Where RBC advises both sides of a transaction (i.e., in a cross-transaction) there may be potential conflicts of interest or regulatory issues relating to these transactions that could limit RBC’s decision to engage in these transactions for the Fund. RBC may have a potentially conflicting division of loyalties and responsibilities to the parties in such transactions and has developed policies and procedures in relation to such transactions and conflicts. Cross-transactions may disproportionately benefit some accounts relative to other accounts due to the relative amount of market savings obtained by the accounts. Any principal, cross- or agency cross-transactions will be effected in accordance with fiduciary requirements and applicable law.

•	RBC’s participation in certain markets or its actions for particular clients could also restrict or affect the Fund’s ability to transact in those markets.
•

Potential conflicts of interest also exist when RBC has certain overall investment limitations on positions in securities or other financial instruments due to, among other things, investment restrictions imposed upon RBC by law, regulation, contract or internal policies. They could prevent the Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s objectives.

•

RBC performs certain valuation services related to securities and assets in the Fund. RBC may value an identical asset differently than another division or unit within RBC values the asset. RBC may also value an identical asset differently in different accounts or the Fund.

•

Conflicts of interest may arise in the voting of proxies with, for instance, different teams voting proxies differently or RBC voting differently than its affiliates, or the advice given by its affiliates to their clients (more information on proxy voting is available at page 32 within the Proxy Voting section).

•

Subject to applicable law, RBC may, from time to time and without notice to investors, in-source or outsource certain processes or functions in connection with a variety of services that it provides to the Fund in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

•

RBC and the Fund maintain codes of ethics and personal account dealing policies and procedures (collectively, the “Codes”). The Codes are intended to ensure that the interests of shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from a person’s employment activities and that actual and potential conflicts of interest are avoided. The Codes are designed to detect and prevent improper personal trading. The Codes permit personnel subject to the Codes to invest in securities, including securities that may be purchased, sold or held by the Fund, subject to a number of restrictions and controls, including prohibitions against purchases of securities in an initial public offering and a pre-clearance requirement.

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RBC and/or its affiliates may, to the extent permitted by applicable regulations, contribute to various non-cash and cash arrangements to promote the sale of Fund shares as well as sponsor various educational programs, sales contests and/or promotions. RBC and its affiliates may also pay for the travel expenses, meals, lodging and entertainment of intermediaries and their salespersons and guests in connection with educational, sales and promotional programs, subject to applicable regulations. Other compensation may also be offered from time to time to the extent not prohibited by applicable laws or regulations. Such arrangements may give rise to potential conflicts of interest.

•

To the extent permitted by applicable regulations, RBC may recommend that the Fund engage in securities transactions for which an affiliate of RBC serves as an underwriter, remarketing agent or liquidity provider.

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RBC’s directors, executive officers and employees may also serve as directors, officers, employees or registered persons of one or more affiliates of RBC. RBC’s Codes and related policies are designed to mitigate the conflicts of interest that exist between the allocation of resources and time between entities and the obligations to RBC’s clients and the incentive to take actions that benefit one or more affiliates of RBC.

RBC and Fund have adopted policies and procedures designed to identify and mitigate the types of potential conflicts of interest discussed above, although they may be ineffective in doing so.

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Potential Restrictions and Issues Related to Material Non-Public Information: The Adviser and its affiliates may acquire confidential or material non-public information, and as a result, the Adviser may be restricted from trading in certain securities and instruments. The Adviser will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, the Adviser may be unable to initiate a transaction for the Fund’s account that it otherwise might have initiated. As a result, the Fund may be frozen in an investment position that it otherwise might have liquidated or closed out or may not be able to acquire a position that it might otherwise have acquired.

The Fund is required to show the dollar amount ranges of the portfolio managers’ beneficial ownership of shares of the Fund as of April 24, 2026:

Portfolio Manager	Dollar Range of Equity Securities in the Fund
Sid Chhabra	$0
Mark Shohet	$0
Ajeet Atwal	$0

REPURCHASE OF SHARES

To provide some liquidity to shareholders, the Fund makes quarterly offers to repurchase between 5% and 25% of its outstanding shares at NAV. Notices of each quarterly repurchase offer are sent to shareholders at least 21 days before the “Repurchase Request Deadline” (i.e., the date by which shareholders can tender their common shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than 14 calendar days after the Repurchase Request Deadline (or the next business day, if the 14th calendar day is not a business day) (such calculation date, the “Repurchase Pricing Date”). The Fund expects to distribute payment to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. The Fund’s shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its shares. Accordingly, you may not be able to sell shares when and/or in the amount that you desire. Thus, shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks.

The section entitled “Share Repurchase Program” in the Prospectus discusses the type and timing of notice for repurchase offers, the effects of oversubscribed repurchase offers, the determination of the repurchase price, payment by the Fund for shares tendered in a repurchase offer, the effect of repurchase policies on the liquidity of the Fund, the consequences of repurchase offers and other details regarding the repurchase offers, including associated risks. The Fund’s fundamental policies with respect to repurchase offers are discussed in “Investment Restrictions” in this SAI.

See “Types of Investments and Related Risks – Repurchase Offers Risks” in the Prospectus for a description of the risks associated with the Fund’s repurchase offers. In addition, the repurchase of shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “Taxation” below.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income and gains. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the 1940 Act and the rules and regulations thereunder and other applicable law.

PORTFOLIO TRANSACTIONS

Pursuant to the Investment Advisory Agreement and Sub-Advisory Agreement, the Adviser or Sub-Adviser places orders for the purchase and sale of portfolio investments for the Fund’s accounts with brokers or dealers it selects in its discretion.

Purchases and sales of securities can be principal transactions in the case of debt securities and equity securities traded other than on an exchange. The purchase or sale of equity securities will frequently involve the payment of a commission to a broker-dealer who effects the transaction on behalf of the Fund. Debt securities normally will be purchased or sold from or to issuers directly or to dealers serving as market makers for the securities at a net price. Generally, money market securities are traded on a net basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with the Fund, the Adviser, Sub-Adviser or the Distributor are prohibited from dealing with the Fund as a principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the SEC or the transaction complies with requirements of certain SEC rules applicable to affiliated transactions.

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Trade Allocation and Aggregation

Investment decisions for the Fund, and for the other investment advisory clients of the Adviser and Sub-Adviser, are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. At times, two or more clients may also simultaneously purchase or sell the same security. In these cases, the Sub-Adviser may combine or aggregate purchase

Fixed Income Aggregation & Allocation

Certain types of securities may be better suited for particular accounts given each account’s benchmarks and/or investment restrictions. In allocating orders to fixed income clients, RBC GAM-US will determine that securities are consistent with guidelines and a particular style of account. Specific account needs such as portfolio duration, sector allocation, security characteristics, cash positions and typical size of positions may also influence allocation. In most instances, bonds will be allocated on a pro-rata basis to those accounts with the best fit and need. Not all eligible accounts will participate in every available opportunity but the Adviser or Sub-Adviser will seek to treat them fairly over time.

For certain types of fixed income securities, the Adviser will aggregate purchase or sale orders across client accounts.

Trading Costs

Trading involves transaction costs. Transactions with dealers serving as primary market makers reflect the spread between the bid and asked prices. The Fund may purchase securities during an underwriting, which will include an underwriting fee paid to the underwriter. Purchases and sales of common stocks are generally placed by the Adviser or Sub-Adviser, as applicable, with broker-dealers which, in the judgment of the Adviser or Sub-Adviser, provide prompt and reliable execution at favorable security prices and reasonable commission rates.

The Adviser and Sub-Adviser are obligated to exercise their fiduciary obligations to seek best execution of the Fund’s transactions under the circumstances of the particular transaction. The Adviser and Sub-Adviser seek to satisfy their best execution obligations by creating the conditions under which best execution is most likely to occur, i.e., by following policies and procedures designed to achieve it. In effecting purchases and sales of portfolio securities for the account of the Fund, the Adviser and Sub-Adviser, as applicable, will seek the best execution of the Fund’s orders.

The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Board, the Adviser and Sub-Adviser, as applicable, are primarily responsible for portfolio decisions and the placing of portfolio transactions. In placing orders, it is the policy of the Adviser and Sub-Adviser, as applicable, to obtain the best results taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the dealer’s risk in positioning the securities. While the Adviser and Sub-Adviser generally seek reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available.

Broker-Dealer Selection

The Adviser’s or Sub-Adviser’s objective for each transaction is to seek the broker most capable of providing the brokerage services necessary in obtaining the best execution, while taking into consideration factors such as: ability to minimize trading costs, level of trading expertise, infrastructure, financial condition and counterparty risk, confidentiality provided by the broker-dealer, ability to facilitate liquidity, overall responsiveness, willingness to commit capital, regulatory history, competitiveness, execution quality, promptness of execution and ability to source securities. These considerations (and others as relevant) guide the selection of the appropriate venue (e.g., an electronic communication network or alternative trading system, a traditional broker, algorithm, or a crossing network) in which to place an order and the proper strategy with which to trade.

The Adviser or Sub-Adviser may not consider sales of RBC Fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the RBC Funds.

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund is the beneficial owner of its portfolio securities, and therefore, the Board, acting on the Fund’s behalf, is responsible for voting proxies. The Adviser has been delegated the authority by the Board of Trustees to vote proxies with respect to the investments held by the Fund.

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The Fund seeks to assure that proxies received by the Fund or its delegate are voted in the best interests of the Fund’s shareholders, and has accordingly adopted proxy voting policies and procedures on behalf of the Fund.

The Board fulfills its oversight responsibilities in a number of ways, including review and approval of the Fund’s Proxy Voting Policies and Procedures, annual review of the adequacy and effectiveness of implementation of the Fund’s Proxy Voting Policies and Procedures in connection with the Rule 38a-1 annual report and annual review and adoption of the Proxy Voting Guidelines.

The Board, after reviewing and concluding that such policies are reasonably designed to vote proxies in the best interests of the Fund’s shareholders, has approved and adopted the custom proxy voting guidelines of the Adviser. The Adviser reviews and updates these guidelines on an ongoing basis as corporate governance best practices evolve. While proxies will generally be voted in accordance with the guidelines, there may be circumstances where the Adviser believes it is in the best interests of the Fund’s shareholders to vote differently than as contemplated by the guidelines, or to withhold a vote or abstain from voting. If a portfolio manager or other personnel of the Adviser or Sub-Adviser would like to recommend that a particular proxy be voted in a manner different from the guidelines, such request shall be reviewed by the Adviser’s Proxy Voting Committee.

Institutional Shareholder Services Inc. (“ISS”) has been engaged by the Adviser and Fund for proxy research and voting services. The Adviser has satisfied itself that ISS has implemented adequate policies and procedures, including information barriers, to reasonably guard against and to resolve any conflicts of interest which may arise in connection with its provision of research analyses, vote recommendations and proxy voting services. Representatives of the Adviser’s Proxy Voting Committee conduct an annual review of ISS’s policies regarding the management of ISS conflicts of interest and present the results of such review to the Proxy Voting Committee.

The Adviser has no affiliation or material business, professional or other relationship with ISS.

Each year the Fund files its proxy voting record for the twelve-month period ended June 30 with the SEC on Form N-PX no later than August 31. The records can be obtained on the SEC’s website at www.sec.gov, without charge by calling the Fund at 1-800-422-2766 or on the Fund’s website at www.dfinview.com/usrbcgam.

TAXATION

The tax information set forth in the Prospectus and the information in this section relates solely to U.S. federal income tax law and assumes that the Fund qualifies as a regulated investment company (“RIC,” as discussed below). Such information is only a summary of certain key federal income tax considerations affecting the Fund and its shareholders and is in addition to the information provided in the Prospectus. No attempt has been made to present a complete explanation of the U.S. federal tax treatment of the Fund or the tax implications to shareholders. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning.

This “Taxation” section is based on the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations in effect on the date of the Prospectus. Future legislative or administrative changes or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.

All investors should consult their own tax advisors as to the federal, state, local and foreign tax consequences of an investment in the Fund.

Qualification as a Regulated Investment Company

The Fund intends, for each tax year, to qualify as a RIC under the Code.

Federal Income Tax Consequences of Qualification

As a RIC, the Fund will not be subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, net short-term capital gains and other taxable ordinary income, net of expenses) and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. To be subject to tax as a RIC, generally the Fund must satisfy the following requirements:

•  The Fund must distribute an amount at least equal to the sum of 90% of its investment company taxable income, determined without regard to any deduction for dividends paid, and 90% of its net tax-exempt interest, if any, each tax year (certain distributions made by the Fund after the close of its tax year are considered distributions attributable to the previous tax year for purposes of satisfying this requirement (“Distribution Requirement”)).

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•   The Fund must derive at least 90% of its gross income each tax year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities, or other income (including gains from options and futures contracts) derived from its business of investing in securities and net income derived from interests in qualified publicly traded partnerships (“QPTPs”).

•   The Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash, cash items, U.S. Government securities, securities of other RICs, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other RICs), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or in the securities of one or more QPTPs.

While the Fund presently intends to make cash distributions (including distributions reinvested in Fund shares) for each tax year in an aggregate amount sufficient to satisfy the Distribution Requirement and eliminate federal income tax, the Fund may use “equalization accounting” (in lieu of making some or all cash distributions) for those purposes. To the extent that the Fund uses equalization accounting it will allocate a portion of its undistributed investment company taxable income and net capital gain to repurchases of Fund shares and will correspondingly reduce the amount of such income and gain that it distributes in cash. If the IRS determines that the Fund’s allocation is improper and that the Fund has under-distributed its income and gain for any tax year, the Fund may be liable for federal income and/or excise tax, and, if the Distribution Requirement has not been met, it may also be unable to continue to qualify for treatment as a RIC (see discussion below on what happens if the Fund fails to qualify for RIC treatment).

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to shareholders. If the Fund makes such an election, each shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.

The Fund is permitted to carry forward a net capital loss to offset its capital gain indefinitely. The excess of the Fund’s net short-term capital loss over its net long-term capital gain is treated as a short-term capital loss arising on the first day of the Fund’s next taxable year and the excess of the Fund’s net long-term capital loss over its net short-term capital gain is treated as a long-term capital loss arising on the first day of the Fund’s next taxable year. If future capital gain is offset by carried-forward capital losses, such future capital gain is not subject to Fund-level U.S. federal income tax, regardless of whether it is distributed to shareholders. Accordingly, the Fund does not expect to distribute any such offsetting capital gain. If the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation. The Fund cannot carry back or carry forward any net operating losses.

Failure to Qualify

If for any tax year the Fund does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for dividends paid to shareholders, and the dividends will generally be taxable to the shareholders as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

Failure to qualify as a RIC would thus have a negative impact on the Fund’s income and performance. It is possible that the Fund will not qualify as a RIC in any given tax year.

Fund Distributions

The Fund anticipates distributing substantially all of its investment company taxable income and net tax-exempt interest (if any) for each tax year. Distributions paid to shareholders generally would be characterized as ordinary income. A portion of these distributions may qualify for the dividends-received deduction when paid to certain corporate shareholders.

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A portion of the Fund’s distributions paid to individual shareholders may be treated as “qualified dividend income,” and may be subject to a maximum federal income tax rate of either 15% or 20% (depending on whether the individual’s income exceeds certain threshold amounts). A distribution is treated as qualified dividend income to the extent that the Fund receives dividend income from taxable domestic corporations and certain qualified foreign corporations, provided that holding period and other requirements are met by the Fund and the shareholder. To the extent the Fund’s distributions are attributable to other sources, such as interest or capital gains, such distributions are not treated as qualified dividend income.

Given the Fund’s investment strategies, it is not expected that a significant portion of the Fund’s dividends will be eligible to be reported as qualified dividend income or as eligible for the dividends-received deduction.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund anticipates distributing substantially all of its net capital gain for each tax year. These distributions generally are made only once a year, usually in November or December, but the Fund may make additional distributions of net capital gain at any time during the year. These distributions to shareholders generally would be characterized as long-term capital gain, regardless of how long such shareholders have held the shares. These distributions do not qualify for the dividends-received deduction.

The Fund intends to operate, each year, using a fiscal and taxable year ending  September 30.

Distributions by the Fund that exceed its earnings and profits will be treated as a return of capital. Return of capital distributions reduce a shareholder’s tax basis in the shares and are treated as gain from the sale of the shares to the extent such shareholder’s basis would otherwise be reduced below zero.

All distributions by the Fund will be treated in the manner described above regardless of whether the distribution is paid in cash or reinvested in additional shares of the Fund. If a shareholder receives distributions in the form of additional shares, such shareholder will be treated as receiving a distribution in an amount equal to the amount of cash that could have been received instead of shares.

A shareholder may purchase shares with a NAV at the time of purchase that reflects undistributed net investment income or recognized capital gain, or unrealized appreciation in the value of the assets of the Fund. Distributions of these amounts are taxable to shareholders in the manner described above, although the distribution economically constitutes a return of capital to the shareholder.

Ordinarily, shareholders are required to take distributions by the Fund into account in the year in which they are made. A distribution declared in October, November or December of any calendar year and payable to shareholders of record on a specified date in those months, however, is deemed to be paid by the Fund and received by such shareholders on December 31 of that calendar year if the distribution is actually paid in January of the following year.

The Fund will send shareholders information annually as to the federal income tax consequences of distributions made (or deemed made) during the year.

The Fund will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) if either (i) shares of the Fund are held by at least 500 persons at all times during a taxable year, (ii) shares of the Fund are treated as regularly traded on an established securities market or (iii) shares of the Fund are continuously offered pursuant to a public offering (within the meaning of section 4 of the Securities Act of 1933, as amended). If the Fund is not treated as a publicly offered regulated investment company for any calendar year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Fund’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees paid to the Fund’s investment adviser and certain of the Fund’s other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Fund in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s

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allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate and are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Certain Tax Rules Applicable to Fund Transactions

For federal income tax purposes, when put and call options purchased by the Fund expire unexercised, the premiums paid by the Fund give rise to short- or long-term capital losses at the time of expiration (depending on the length of the respective exercise periods for the options). When put and call options written by the Fund expire unexercised, the premiums received by the Fund give rise to short-term capital gains at the time of expiration. When the Fund exercises a call, the purchase price of the underlying security is increased by the amount of the premium paid by the Fund. When the Fund exercises a put, the proceeds from the sale of the underlying security are decreased by the premium paid. When a put or call written by the Fund is exercised, the purchase price (selling price in the case of a call) of the underlying security is decreased (increased in the case of a call) for tax purposes by the premium received.

Some of the debt securities that may be acquired by the Fund may be treated as debt securities that are issued with original issue discount (“OID”). Generally, the amount of the OID is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. Additionally, some of the debt securities that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The Fund generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Fund. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Fund.

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease accruing interest, OID or market discount; when and to what extent deductions may be taken for bad debts or worthless instruments; how payments received on obligations in default should be allocated between principal and income; and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary to seek to ensure that it distributes sufficient income so that it does not become subject to U.S. federal income or excise tax.

Certain listed options, regulated futures contracts and forward currency contracts are considered “Section 1256 contracts” for Federal income tax purposes. Section 1256 contracts held by the Fund at the end of each tax year are “marked to market” and treated for federal income tax purposes as though sold for fair market value on the last business day of the tax year. Gains or losses realized by the Fund on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses. The Fund can elect to exempt its Section 1256 contracts that are part of a “mixed straddle” (as described below) from the application of Section 1256 of the Code.

Any option, futures contract or other position entered into or held by the Fund in conjunction with any other position held by the Fund may constitute a “straddle” for federal income tax purposes. A straddle of which at least one, but not all, the positions are Section 1256 contracts, may constitute a “mixed straddle.” In general, straddles are subject to certain rules that may affect the character and timing of the Fund’s gains and losses with respect to straddle positions by requiring, among other things, that: (1) the loss realized on disposition of one position of a straddle may not be recognized to the extent that the Fund has unrealized gains with respect to the other position in such straddle; (2) the Fund’s holding period in straddle positions be suspended while the straddle exists (possibly resulting in a gain being treated as short-term capital gain rather than long-term capital gain); (3) the losses recognized with respect to certain straddle positions which are part of a mixed straddle and which are non-Section 1256 contracts be treated as 60% long-term and 40% short-term capital loss; (4) losses recognized with respect to certain straddle positions which would otherwise constitute short-term capital losses be treated as long-term capital losses; and (5) the deduction of interest and carrying charges attributable to certain straddle positions may be deferred. Various elections are available to the Fund, which may mitigate the effects of the straddle rules, particularly with respect to mixed straddles. In general, the straddle rules described above do not apply to any straddles held by the Fund if all of the offsetting positions consist of Section 1256 contracts.

Under the Code, gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or ordinary loss. Similarly, gains or losses from the disposition of foreign currencies, from the disposition of debt securities denominated in a foreign currency, or from the disposition of a forward contract, futures contract or similar financial instrument denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the asset and the date of disposition also are treated as ordinary

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income or loss. These gains or losses, referred to under the Code as “Section 988” gains or losses, increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund’s net capital gain.

The Fund may invest in shares of foreign corporations (including equity interests in certain CLOs) that may be treated as passive foreign investment companies (“PFICs”) under the Code. In general, a foreign corporation is treated as a PFIC if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Fund receives a so-called “excess distribution” with respect to PFIC stock, the Fund itself may be subject to a tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Fund to shareholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior Fund tax years and an interest factor will be added to the tax as if the tax had been payable in such prior tax years. Certain distributions from a PFIC as well as gain from the sale of PFIC shares are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been characterized as capital gain.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under an election that currently is available in some circumstances (a qualified electing fund, or “QEF”, election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given tax year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply.

Alternatively, the Fund may elect to mark to market its PFIC shares at the end of each taxable year, with the result that unrealized gains would be treated as though they were realized and reported as ordinary income. Any mark-to-market losses would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. The Fund’s income inclusion with respect to a PFIC with respect to which the Fund has made a QEF election, is generally treated as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC if (A) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (B) such inclusion is derived with respect to the Fund’s business of investing in stock, securities or currencies.

If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to the Fund’s pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not such foreign corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of such foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in the Fund’s investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the distribution requirements applicable to RICs. The Fund’s income inclusion with respect to a CFC is generally treated as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC either if (A) there is a current distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (B) such inclusion is derived with respect to the Fund’s business of investing in stock, securities or currencies.

The Fund might invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued (but may apply with retroactive effect), a portion of the Fund’s income from a real estate investment trust (“REIT”) that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC, such as the Fund, will generally be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders with the same consequences as if the shareholders held the related REMIC or TMP residual interest directly.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions) and (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI,

35

thereby potentially requiring such an entity that is allocated excess inclusion income and otherwise might not be required to file a tax return to file a tax return and pay tax on such income. In addition, because the Code provides that excess inclusion income is ineligible for treaty benefits, a RIC must withhold tax on excess inclusions attributable to its foreign shareholders at a 30% rate of withholding, regardless of any treaty benefits for which a shareholder is otherwise eligible.

Any investment in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax problems, especially if the Fund has state or local governments or other tax-exempt organizations as shareholders. Under current law, the Fund serves to block UBTI from being realized by its tax-exempt shareholders. Notwithstanding the foregoing, a tax-exempt shareholder will recognize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code. Furthermore, a tax-exempt shareholder may recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in REMIC residual interests or TMPs if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in RICs that invest directly or indirectly in residual interests in REMICs or in TMPs. Under legislation enacted in December 2006, a CRT, as defined in Section 664 of the Code, that realizes UBTI for a tax year is subject to an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in the Fund that recognizes “excess inclusion income.” Rather, if at any time during any tax year a CRT (or one of certain other tax-exempt shareholders, such as the U.S., a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in the Fund that recognizes “excess inclusion income,” then the Fund will be subject to a tax on that portion of its “excess inclusion income” for the tax year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the tax year by the amount of the tax that relates to such shareholder’s interest in the Fund. The Fund has not yet determined whether such an election will be made. CRTs are urged to consult their tax advisors concerning the consequences of investing in the Fund.

Federal Excise Tax

A 4% nondeductible excise tax is imposed on a RIC that fails to distribute in each calendar year an amount at least equal to the sum of: (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year; (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ended on October 31 of the calendar year; and (3) all ordinary taxable income and capital gains for previous years that were not distributed or taxed during such years and on which the RIC did not incur any federal income tax. The balance of the Fund’s income must be distributed during the next calendar year. The Fund will be treated as having distributed any amount on which it is subject to income tax for any tax year ending in the calendar year.

For purposes of calculating the excise tax, the Fund is generally required to: (1) reduce its capital gain net income (but not below its net capital gain) by the amount of any net ordinary loss for the calendar year; and (2) exclude foreign currency gains and losses (and certain other ordinary gains and losses) incurred after October 31 of any tax year in determining the amount of ordinary taxable income for the current calendar year. The Fund will include such gains and losses incurred after October 31 in determining ordinary taxable income for the succeeding calendar year.

The Fund intends to make sufficient distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. Investors should note, however, that the Fund might in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid the imposition of any excise tax liability.

Sale, Exchange or Repurchase of Shares

In general, shareholders will recognize gain or loss on the sale, exchange or repurchase of Fund shares in an amount equal to the difference between the proceeds of the sale, exchange or repurchase and your adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if a shareholder purchases (for example, by reinvesting dividends) shares of the same Fund within 30 days before or after the sale, exchange or repurchase (a “wash sale”). If disallowed, the loss will be reflected in an upward adjustment to the basis of the shares purchased. In general, any gain or loss arising from the sale, exchange or repurchase of Fund shares will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for longer than one year. Any capital loss arising from the sale, exchange or repurchase of shares held for six months or less, however, will be treated as a long-term capital loss to the extent of the amount of distributions of net capital gain received on such shares. In determining the holding period of such shares for this purpose, any period during which a shareholder’s risk of loss is offset by means of options, short sales or similar transactions is not counted. Capital losses in any tax year are deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, $3,000 of ordinary income.

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The repurchase or transfer of shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply for tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and may result in deemed distributions to a non-tendering shareholder. On the other hand, shareholders holding shares as capital assets who tender all of their shares (including shares deemed owned by shareholders under constructive ownership rules) will be treated as having sold their shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the shares and the shareholders’ adjusted tax basis in the relevant shares. Such gain or loss generally will be a long-term capital gain or loss if the shareholder has held such shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

The Fund (or its administrative agent) is required to report to the IRS and furnish to shareholders the cost basis information for sale transactions of shares. Shareholders may elect to have one of several cost basis methods applied to their account when calculating the cost basis of shares sold, including average cost, FIFO (“first-in, first-out”) or some other specific identification method. Unless a shareholder instructs otherwise, the Fund will use average cost as its default cost basis method. The cost basis method a shareholder elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best cost basis method for their tax situation. Shareholders that hold their shares through a financial intermediary should contact such financial intermediary with respect to reporting of cost basis and available elections for their accounts.

Backup Withholding

The Fund will be required in certain cases to withhold and remit to the U.S. Treasury at a rate under current law of 24% of taxable distributions and the proceeds of repurchases of shares paid to a shareholder if such shareholder: (1) has failed to provide his, her or its correct taxpayer identification number; (2) is otherwise subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly; or (3) has failed to certify to the Fund that he, she or it is not subject to backup withholding or that it is a C corporation or other “exempt recipient.” Backup withholding is not an additional tax; rather, any amounts so withheld may be credited against a shareholder’s federal income tax liability or refunded if proper documentation is provided.

State and Local Taxes

The tax rules of the various states of the U.S. and their local jurisdictions with respect to an investment in the Fund can differ from the federal income taxation rules described above. These state and local rules are not discussed herein. Shareholders are urged to consult their own tax advisors as to the consequences of state and local tax rules with respect to an investment in the Fund.

Foreign Income Tax

Investment income received by the Fund from sources within foreign countries as well as gains or the proceeds from the sale or other disposition of foreign securities may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle the Fund to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to know the effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested within various countries cannot be determined. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of stocks or securities of foreign corporations, the Fund will be eligible and intends to file an election with the IRS to pass through to its shareholders the amount of foreign taxes paid by the Fund subject to certain exceptions. However, there can be no assurance that the Fund will be able to do so. Pursuant to this election, a shareholder will be required to: (1) include in gross income (in addition to taxable dividends actually received) his, her or its pro rata share of foreign taxes paid by the Fund; (2) treat his, her or its pro rata share of such foreign taxes as having been paid by him, her or it; and (3) either deduct such pro rata share of foreign taxes in computing his, her or its taxable income or treat such foreign taxes as a credit against federal income taxes. A shareholder may be subject to rules that limit or reduce his, her or its ability to fully deduct, or claim a credit for, his, her or its pro rata share of the foreign taxes paid by the Fund.

Foreign Shareholders

The foregoing discussion relates only to Federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and residents and U.S. corporations, partnerships, trusts and estates).

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, or foreign corporation (“foreign shareholder”) depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder. If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends (including distributions of any net short-term capital gains) will generally be subject to U.S. federal withholding tax at the rate of 30% (or lower treaty rate) upon the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of shares of the Fund and on

37

distributions of net long-term capital gains (including amounts retained by the Fund which are reported as undistributed capital gains) that are reported as capital gain dividends unless such a foreign shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations. Foreign shareholders may also be subject to U.S. federal withholding tax on deemed income resulting from any election by the Fund to treated qualified foreign taxes as passed through to shareholders (as described above) but may not be able to claim a U.S. tax credit or deduction with respect to such taxes.

Properly reported dividends received by a foreign shareholder are generally exempt from U.S. federal withholding tax when they (a) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, reduced by expenses that are allocable to such income), or (b) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and a portion of the Fund’s distributions (e.g. interest from non-U.S. sources or any foreign currency gains) may be ineligible for this potential exemption from withholding.

A foreign shareholder who fails to furnish the proper IRS Form W-8, or an acceptable substitute, may be subject to backup withholding on dividends (including capital gain dividends) and on the proceeds of redemptions and exchanges of shares of the Fund.

Payments of income dividends to a shareholder that is either a foreign financial institution (“FFI”) or a non- financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the IRS to, among other requirements, report required information about certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. The Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

Shareholders who are not U.S. persons should consult their tax advisors regarding U.S. and foreign tax consequences of ownership of shares of the Fund including the application of U.S. estate tax.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A “principal shareholder” is any person who owns of record or beneficially 5% or more of any class of the Fund. Shareholders holding greater than 25% interest in the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act. As of the date of this SAI, other than the initial shareholder, there were no principal shareholders or control persons of the Fund, and all Trustees and officers as a group owned beneficially less than 1% of the Fund’s shares.

OTHER SERVICE PROVIDERS

Administrator and Transfer Agent

The Bank of New York Mellon (“BNY” or the “Administrator”, 103 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809, provides certain administrative and fund accounting services to the Fund pursuant to Fund Administration and Accounting Agreement.

U.S. Bank Global Fund Services (the “Transfer Agent”), 615 E. Michigan Street, Milwaukee, WI 53202, serves as the transfer agent for the Fund.

Pursuant to the Fund’s agreements with the Administrator and the Transfer Agent, the Administrator and the Transfer Agent each receive fees from the Fund for services performed as administrator and fund accountant, and transfer agent.

Custodian

U.S. Bank, N.A., 1555 N. Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212, serves as custodian for the Fund.

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Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC” or the “Auditor”) has been selected as the independent registered public accounting firm for the Fund. The Auditor’s address is 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402. The Auditor will perform an annual audit of the Fund’s financial statements and will provide financial, tax and accounting services as requested.

Legal Counsel

Dechert LLP, located at 1900 K Street, NW, Washington, D.C. 20006, serves as legal counsel to the Fund.

Distributor

Quasar Distributors, LLC (the “Distributor” or “Quasar”), located at 190 Middle Street, Suite 301, Portland ME 04101, serves as the Fund’s principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between the Fund and Quasar (the “Distribution Agreement”), Quasar acts as the Fund’s principal underwriter and distributor, provides certain administration services and arranges for the sale of the Fund’s shares. Quasar is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Distribution Agreement between the Fund and Quasar had an initial term of two years and subsequently will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of a majority of the Fund’s outstanding voting securities and, in either case, by a majority of the Independent Trustees. The Distribution Agreement is terminable without penalty by the Fund upon a 60-day written notice when authorized either by a majority vote of the Fund’s shareholders or by vote of a majority of the Board, including a majority of the Independent Trustees, or by Quasar upon a 60-day written notice, and will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).

Pursuant to the Fund’s agreement with the Distributor, the Distributor receives fees from the Fund for services performed as the distributor of Shares.

DISTRIBUTION PLAN

The Fund has adopted a Master Distribution Plan (the “Plan”) in accordance with rule 12b-1 under the 1940 Act. Under the Plan, Class T is authorized to pay expenses directly or reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of Fund shares subject to an annual limit of up to 0.50% of the average daily net assets attributable to Class T shares of the Fund. Currently, the Board has approved an annual limit of 0.50% for Class T shares. Class I shares and Class  A shares of the Fund are not subject to fees under the Plan.

Plan fees are based on average annual daily net assets of Class T Shares. Up to 0.25% of each Plan fee may be designated as a Service Fee, as defined in applicable rules of FINRA. A Plan fee may be waived voluntarily, in whole or in part, by the Distributor, subject to applicable legal requirements.

Covered costs and expenses include: (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising; (ii) expenses of sales employees or agents of the Distributor, including salary, commissions, travel and related expenses; (iii) payments to broker-dealers and financial institutions for services in connection with the distribution of shares, including fees calculated with reference to the average daily NAV of shares held by shareholders who have a brokerage or other service relationship with the broker-dealer or institution receiving such fees; (iv) costs of printing prospectuses and other materials to be given or sent to prospective investors; and (v) such other similar services as an executive officer of the Trust determines to be reasonably calculated to result in the sale of shares of the Fund.

The Plan contains standard provisions conforming to the requirements of rule 12b-1, requiring quarterly reports to the Board regarding expenses under the Plan, and provisions regarding the commencement, continuation, amendment and termination of the Plan. Any agreement related to the Plan shall be in writing and contain standard provisions conforming to the requirements of rule 12b-1 regarding commencement, continuation, amendment and termination.

The Plan provides that it may not be amended to increase materially the costs that the Fund or a class of shares of the Fund may bear pursuant to the Plan without shareholder approval and that other material amendments of the Plan must be approved by the Board, and by the Independent Trustees who have no direct or indirect financial interest in the operation of the Plan or any related agreement (the “Plan Trustees”), by vote cast in person at a meeting called for the purpose of considering such amendments. The selection and nomination of the Trustees of the Fund have been committed to the discretion of the Trustees who are not “interested persons” of the Fund. The Plan was approved by the Board and by the Plan Trustees. The continuance of the Plan is subject to annual approval by the Trustees and the Plan Trustees. The Plan is terminable with respect to a class of shares of the Fund at any time by a vote

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of a majority of the Plan Trustees or by vote of the holders of a majority of the shares of the class. The Board has concluded that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

The Plan is designed to enhance distribution and sales of the Fund and increase assets in the Fund, benefiting Fund shareholders by permitting potential economies of scale in service provider fees.

Additional Payments. The Adviser may make additional payments, out of its own resources and at no additional cost to the Fund or its shareholders, to certain broker-dealers or other financial institutions, including affiliates of the Adviser (“Intermediaries”) in connection with: the provision of administrative services; the distribution of the Fund’s shares; and/or reimbursement of ticket or operational charges (fees that an institution charges its representatives for effecting transactions in the Fund’s shares). No one factor is determinative of the type or amount of such additional payments to be provided, and all factors are weighed in the assessment of such determination. Generally, no Intermediary is precluded from considering any of these factors in negotiating such additional payments on its behalf and, unless otherwise disclosed as a special arrangement, no Intermediary is precluded from negotiating the same or similar additional payments arrangement on the same terms as another Intermediary. The Adviser also may make inter-company payments out of its own resources, and at no additional cost to the Fund or shareholders, to RBC Capital Markets, LLC, in recognition of administrative and distribution-related services provided by RBC Capital Markets, LLC to shareholders. In addition, certain Intermediaries may receive fees from the Fund for providing recordkeeping and other services for individual shareholders and/or retirement plan participants. Financial consultants and other registered representatives of Intermediaries may receive compensation payments from their firms in connection with the distribution or servicing of Fund shares.

Shareholder Servicing Plan. The Fund has adopted a Shareholder Servicing Plan under which Class A shares and Class T shares pay to certain Financial Intermediaries a shareholder servicing fee for activities or expenses primarily intended to assist, support or service their clients who beneficially own or are record holders of Class A and Class T shares. Under the Shareholder Servicing Plan, Class A and Class T shares of the Fund pay a shareholder servicing fee that accrues at an annual rate up to 0.25%, which reduces the NAV of Class A and Class T shares. Because these fees are paid out of the Fund’s assets attributable to Class A and Class T Shares on an ongoing basis, over time, they will increase the cost of an investment in Class A and Class T shares, including causing the Class A and Class T shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I Shares. Class I Shares are not subject to any shareholder servicing fees.

OTHER MATTERS

Code of Ethics

The Fund, the Adviser and the Sub-Adviser have each adopted a code of ethics under Rule 17j-1 of the 1940 Act, each of which is designed to eliminate conflicts of interest between the Fund and personnel of the Fund, the Adviser, and the Sub-Adviser, respectively. The codes permit such personnel to invest in securities, including securities that may be purchased or held by the Fund, subject to certain limitations.

Registration Statement

This SAI and the Prospectus do not contain all the information included in the Fund’s registration statement filed with the SEC under the Securities Act with respect to the securities offered hereby. The registration statement, including the exhibits filed therewith, are available on the SEC’s website at www.sec.gov or may be examined at the office of the SEC in Washington, D.C.

Statements contained herein and in the Prospectus as to the contents of any contract or other documents are not necessarily complete, and, in each instance, are qualified by, reference to the copy of such contract or other documents filed as exhibits to the registration statement.

FINANCIAL STATEMENTS

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Financial Statement

RBC BlueBay Enhanced Income Fund

Statement of Assets and Liabilities

April 1, 2026

Assets:
Cash Deferred offering costs (Note 2)	$100,000 113,794
Total Assets	$213,794

Liabilities:
Payable to Adviser (Note 2)	113,794
Total Liabilities	$113,794

Net Assets	$100,000

Net assets are comprised of:
Paid in capital, Class I shares	$100,000
Shares outstanding (unlimited number of shares authorized, no par value)	4,000
Net asset value per share	$25.00

See accompanying Notes to Financial Statement

RBC BlueBay Enhanced Income Fund

Notes to Financial Statement

April 1, 2026

Note 1. Organization

RBC BlueBay Enhanced Income Fund (the “Fund”) is a non-diversified, closed-end management investment company that operates as an “interval fund” and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund was organized as a Delaware statutory trust on September 23, 2025. The Fund has been inactive since that date except for matters relating to its organization and registration, including on April 1, 2026, the sale to RBC Global Asset Management (U.S.) Inc., the Fund’s investment adviser (“RBC GAM-US” or “Adviser”), a wholly owned subsidiary of Royal Bank of Canada (“RBC”), of 4,000 shares of Class I at a cost of $100,000.

The Fund’s investment objective is to provide total return primarily consisting of income.

Fund shares

The Declaration of Trust authorizes the issuance of an unlimited number of shares. The Fund intends to continuously offer three classes of shares: Class A shares, Class I shares and Class T shares under exemptive order relief obtained from the Securities and Exchange Commission (“SEC”) that permits the Fund to offer more than one class of shares.

Periodic repurchase offers

The Fund is an “interval fund”, which is designed to provide some liquidity to shareholders by making quarterly offers to repurchase between 5% and 25% of its outstanding shares at net asset value (“NAV”), pursuant to Rule 23c-3 under the 1940 Act. The Fund’s shares are not, and are not expected to be, listed for trading on a securities exchange and there is not expected to be a secondary trading market in the Fund’s shares.

Note 2. Summary of significant accounting policies

Basis of preparation

The Fund is an investment company that follows accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services – Investment Companies (ASC 946). The financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Fund Management may also be required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

Segment reporting

The Adviser’s Executive Committee and Fund Management collectively act as the chief operating decision maker (CODM) assessing performance and making decisions about resource allocation. The CODM has determined that the Fund has a single operating segment based on the fact that the CODM monitors the operating results of the Fund as a whole and its long-term strategic asset allocation is pre-determined in accordance with the terms of its prospectus, based on a defined investment strategy which is executed by the Fund’s portfolio managers as a team. The financial information provided to and reviewed by the CODM is consistent with that presented within the Fund’s financial statements.

Federal income tax status

The Fund intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code, as amended. As a RIC, the Fund generally will not be subject to federal income taxes on any ordinary income or capital gains that it distributes as dividends to shareholders. In addition, the Fund intends to distribute substantially all of its ordinary income and net capital gains, if any, in each calendar year such that Fund should not be subject to federal excise tax.

Organizational and offering costs

Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs were paid by the Adviser and it does not currently intend to recoup these expenses from the Fund. The Fund’s initial offering costs included the preparation, review and filing with the Securities and Exchange Commission of the Fund’s registration statement (including the prospectus and Statement of Additional Information) and other fees associated with the Fund’s launch. These costs were paid by the Adviser on behalf of the Fund and the Adviser may seek recoupment of those costs under the terms of the Expense Limitation Agreement. The Fund treats offering costs as deferred charges until the Fund commences operations and thereafter will amortize such costs into expense over a 12-month period on a straight-line basis.

Indemnifications

Under the Fund’s organizational documents, each Trustee, officer, employee or other agent of the Fund is indemnified against certain liabilities that may arise out of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into contracts, including the Fund’s servicing agreements, that contain a variety of indemnification clauses. The Fund’s maximum exposure under the arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

Note 3. Agreements and other transactions with affiliates

Investment advisory fee

The Fund has entered into an investment advisory agreement with RBC GAM-US under with RBC GAM-US manages each Fund’s assets and furnishes related office facilities, equipment, research and personnel. Pursuant to the agreement, RBC GAM-US is entitled to a fee consisting of two components – the Management Fee and the Incentive Fee. Effective upon the Fund’s commencement of operations, the Management Fee is calculated and payable monthly in arrears at the annual rate of 1.35% of average daily value of the Fund’s net assets.

The Incentive Fee will be calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets equal to 1.875% per quarter (or an annualized hurdle rate of 7.50%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income earned or accrued during the calendar quarter minus the Fund’s operating expenses (which, for this purpose shall not include the Incentive Fee) for the quarter. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month divided by the number of days in the applicable calendar quarter.

Expense limitation

The Adviser and the Fund have entered into an expense limitation agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed to waive its Management Fee and/or make payments to keep total operating expenses (excluding certain fees such as investment-related costs, interest, taxes and acquired fund fees and expenses) at annual rates of 2.60% for Class A, 2.35% for Class I and 3.10% for Class T. The Expense Limitation Agreement is in place until January 31, 2027, and may not be terminated by the Adviser prior to that date. The agreement shall continue for additional one-year terms unless terminated or revised by the Fund’s Board of Trustees at any time or by the Adviser at the expiration of any one-year period. The Adviser is entitled to recoup from the Fund or class the fees and/or operating expenses waived or reimbursed during any of the previous three years, provided the Fund is able to do so and remain in compliance with the expense limitation in place at the time the fees were waived or expenses paid.

Investment sub-advisory fee

RBC Global Asset Management (UK) Limited (the “Sub-Adviser”), a wholly owned subsidiary of RBC, serves as the Fund’s investment sub-adviser. Pursuant to the investment sub-advisory agreement, the Sub-Adviser is entitled to a sub-advisory fee of 20% of the total advisory fee (consisting of the management fee and any incentive fee) paid to the Adviser by the Fund after deducting the amounts of any fees waived or Fund expenses paid by the Adviser for the Fund pursuant to the Expense Limitation Agreement then in place.

Note 4. Other service providers

The Bank of New York Mellon serves as the Fund’s administrator and accounting agent. U.S. Bank Global Fund Services serves as the Fund’s transfer agent. U.S. Bank N.A. serves as the custodian of the Fund’s assets.

Note 5. Subsequent events

Management has evaluated the impact of all subsequent events that have occurred through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of RBC BlueBay Enhanced Income Fund

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of RBC BlueBay Enhanced Income Fund (the “Fund”) as of April 1, 2026, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of April 1, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 28, 2026

We have served as the auditor of one or more investment companies in RBC Funds since 2016.

PricewaterhouseCoopers LLP, 45 South Seventh Street, Suite 3400, Minneapolis, MN 55402 T: (612) 596 6000, www.pwc.com/us